Exhibit 4.1


                              GREYHOUND FUNDING LLC,
                                    as Issuer



                                       and



                            THE CHASE MANHATTAN BANK,
                               as Indenture Trustee







                           SUPPLEMENTAL INDENTURE No. 1

                           Dated as of October 28, 1999


                                        to


                                  BASE INDENTURE



                            Dated as of June 30, 1999







                                Asset Backed Notes
                               (Issuable in Series)

                             TABLE OF CONTENTS

                                                                          Page


        SECTION 1:  CERTAIN DEFINED TERMS; AMENDMENT OF SCHEDULE 1  . .   1
                    SECTION 1.1   Certain Defined Terms . . . . . . . .   1
                    SECTION 1.2   Amendment of Schedule 1 . . . . . . .   1

        SECTION 2:  AMENDMENTS OF BASE INDENTURE  . . . . . . . . . . .   2
                    SECTION 2.1   Amendment to Section 1.4.   . . . . .   2
                    SECTION 2.2   Amendment to Section 2.4.   . . . . .   2
                    SECTION 2.7   Amendment to Section 6.1. . . . . . .   4
                    SECTION 2.8   Amendment to Section 7.13.  . . . . .   5
                    SECTION 2.9   Amendment to Section 8.7. . . . . . .   5
                    SECTION 2.11  Amendment to Section 8.18.  . . . . .   5
                    SECTION 2.12  Amendment to Section 9.1. . . . . . .   5
                    SECTION 2.13  Amendment to Article 9. . . . . . . .   6
                    SECTION 2.15  Amendments to Section 12.2. . . . . .   6

        SECTION 3:  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . .   6
                    SECTION 3.1   Affirmation of Representations
                                  and Warranties. . . . . . . . . . . .   7
                    SECTION 3.2   LLC Agreement and Governmental
                                  Authorization.  . . . . . . . . . . .   7
                    SECTION 3.3   Binding Effect. . . . . . . . . . . .   7
                    SECTION 3.4   No Consent. . . . . . . . . . . . . .   7

        SECTION 4:  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . .   8

        SECTION 5:  MISCELLANEOUS . . . . . . . . . . . . . . . . . . .   9
                    SECTION 5.1    Duplicate Originals.  . . . . . . . .  9
                    SECTION 5.3    Ratification and Effect.  . . . . . . 10
                    SECTION 5.4    Severability of Provisions.   . . . . 10
                    SECTION 5.5    Counterparts. . . . . . . . . . . . . 10
                    SECTION 5.6    Table of Contents, Headings, etc. . . 10
                    SECTION 5.7    Choice of Law . . . . . . . . . . . . 10

          SUPPLEMENTAL INDENTURE No. 1, dated as of October 28, 1999 ("Supplemental Indenture"), to BASE INDENTURE, dated as of June 30, 1999, between GREYHOUND FUNDING LLC, a special purpose, limited liability company established under the laws of Delaware (the "Issuer"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as trustee (in such capacity, the "Indentue Trustee").


                             W I T N E S S E T H:


          WHEREAS, the Issuer and Chase are parties to a Base Indenture, dated as of June 30, 1999 (the "Base Indenture");

          WHEREAS, the Issuer desires to amend certain terms of the Base Indenture;

          WHEREAS, the Issuer desires to amend and supplement certain terms defined in the Definitions List attached as Schedule 1 to the Indenture;

          WHEREAS, the Isser has duly authorized the execution and delivery of this Supplemental Indenture; and

          WHEREAS, Chase, as Indenture Trustee, is willing to enter into this Supplemental Indenture;

          NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, it is mutually covenanted and agreed, that the Base Indenture be amended and supplemented as follows:

          SECTION 1:  CERTAIN DEFINED TERMS; AMENDMENT OF SCHEDULE 1

          SECTION 1.1   Certain Defined Terms

          Certain capitalized terms used herein shall have the meanings assigned to such terms in the amended Definitions List attached hereto as
Schedule 1 (the "Definitions List"), as such Definitions List may be hereafter further amended or modified from time to time in accordance with the provisions of the Base Indenture.

          SECTION 1.2   Amendment of Schedule 1

          From and after the date of this Supplemental Indenture, which shall not be a date prior to the satisfaction of each of the conditions to effectiveness of this Supplemental Indenture set forth in Section 3 hereof, any reference in the Indenture or any other Transaction Document to the "Definitions List" or "Schedule 1 to the Indenture" shall mean Schedule 1 to this Supplemental Indenture, and any reference to a capitalized term shall have the meanings assigned to such term therein, unless the context otherwise requires.

                    SECTION 2:  AMENDMENTS OF BASE INDENTURE


          Section 2.1  Amendment to Section 1.4.

          Section 1.4 of the Base Indenture is hereby amended by deleting the word "and" from the end of Clause (v) thereof, deleting the period at the end of Clause (v) thereof and substituting in lieu thereof "; and" and adding the following new Clause (vii):

          "(vii) any references herein to Notes or Noteholders means Investor Notes or Investor Noteholders."


          Section 2.2  Amendment to Section 2.4.

          The third sentence of Section 2.4(a) of the Base Indenture is hereby amended and restated in its entirety as follows:

     "If any form of Investor Note is issued as a Global Note, the Indenture Trustee may, or if and so long as any Series of Investor Notes is listed on the Luxembourg Stock Exchange and the rules of such exchange shall so require, the Indenture Trustee shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city."

          Section 2.3  Amendment to Section 2.6.

          The sixth sentence of Section 2.6(a) of the Base Indenture is hereby amended and restated in its entirety as follows:

     "If any form of Investor Note is issued as a Global Note, or if and so long as any Series of Investor Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange shall so require, the Indenture Trustee shall appoint a co-paying agent in Luxembourg or another European city."

          Section 2.4  Amendment to Section 3.2.





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

          Section 3.2 of the Base Indenture is hereby amended and restated in its entirety as follows:

               "Section 3.2 Transaction Documents.

               (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by SPV, the Servicer, the Administrator, VMS or PHH Consumer Lease or any other party to any of the Transaction Documents, as applicable, of each of their respective obligations under the Transaction Documents, in each case in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by SPV, the Servicer, the Administrator, VMS or PHH Consumer Lease or any other party to any of the Transaction Documents, as applicable, of each of their respective obligations under the Transaction Documents. If (i) the Issuer shall have failed, within 30 days of receiving the direction of the Indenture Trustee, to take commercially reasonable action to accomplish such directions of the Indenture, (ii) the Issuer refuses to take any such action, or (iii) the Indenture Trustee reasonably determines that such action must be taken immediately, the Indenture Trustee may take such previously directed action and any related action permitted under this Indenture which the Indenture Trustee thereafter determines is appropriate (without the need under this provision or any other provision under the Indenture to direct the Issuer to take such action), on behalf of the Issuer and the Investor Noteholders.

               (b) If an Event of Default has occurred and is continuing with respect to any Series of Outstanding Investor Notes, the Indenture Trustee may, and, at the direction (which direction shall be in writing) of the Holders of a Majority in Interest of such Series of Outstanding Investor Notes (or, if an Event of Default with respect to more than one Series of Investor Notes has occurred, a Majority in Interest of each Series of Investor Notes with respect to which an Event of Default shall have occurred) shall exercise all rights, remedies, powers, privileges and claims of the Issuer against SPV, the Origination Trust or the Servicer under or in connection with the Transfer Agreement and the Origination Trust Documents, including the right or power to take any action to compel or secure performance or observance by SPV, the Origination Trust or the Servicer of each of their respective obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transfer Agreement and the Origination Trust Documents, and any right of the Issuer to take such action shall be suspended; provided that, if an Event of Default has occurred and is continuing with respect to less than all Series of Outstanding Investor Notes, the Indenture Trustee may not take any action hereunder that is detrimental to the rights of the Holders of the Investor Notes with respect to which no Event of Default shall have occurred.

               (c) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not, without the consent of the Holders of a Majority in Interest of each Series of Outstanding Investor Notes, (i) amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Issuer Assets, including any of the Transaction Documents or (ii) waive timely observance by SPV under the Transfer Agreement or the Origination Trust, VMS or the Servicer under the Origination Trust Documents. Upon the occurrence of a Servicer Termination Event, the Issuer will not, without the prior written consent of the Indenture Trustee or the Holders of a Majority in Interest of each Series of Outstanding Notes, terminate the Servicer and appoint a successor Servicer in accordance with the Servicing Agreement and will terminate the Servicer and appoint a successor Servicer in accordance with the Servicing Agreement if so directed by the Indenture Trustee or the Holders of a Majority in Interest of each Series of Outstanding Notes."

          Section 2.5  Amendment to Section 3.3.

          Section 3.3 of the Base Indenture is hereby amended by (a) deleting the reference to "this Section 3.2" in paragraph (a) and inserting in lieu thereof a reference to "this Section 3.3" and (a) deleting the reference to "this Section 3.2(b)" in paragraph (b) and inserting in lieu thereof a reference to "this Section 3.3(b)."


          Section 2.6  Amendment to Section 3.4.

          Section 3.4 of the Base Indenture is hereby amended by deleting the reference to "Section 3.2(a)" and inserting in lieu thereof a reference to "Section 3.3(a)."

          Section 2.7  Amendment to Section 6.1.

          Clause (a) of Section 6.1 of the Base Indenture is hereby amended by adding the following sentence to the end of said Clause:

     "The final payment of any Definitive Note, however, will be made only upon presentation and surrender of such Definitive Note at the offices or agencies specified in the notice of final distribution with respect to such Definitive Note on a Payment Date which is a business day in the place of presentation."

          Section 2.8  Amendment to Section 7.13.

          Section 7.13 of the Base Indenture is hereby amended by (a) deleting Clause (a) thereof in its entirety and inserting in lieu thereof the following new Clause (a):

          "(a) Each of the SUBI Certificates has been duly registered in the name of the Issuer, endorsed in blank, and delivered to the Indenture Trustee and all other action necessary (including the filing of UCC-1 financing statements) to protect and perfect the Indenture Trustee's security interest in the Collateral now in existence and hereafter acquired or created has been duly and effectively taken."

          Section 2.9  Amendment to Section 8.7.

          Section 8.7 of the Base Indenture is hereby amended by deleting clause (d) in its entirety and changing paragraph "(e)" to paragraph "(d)".

          Section 2.10 Amendment to Section 8.2.

          Section 8.2 of the Base Indenture is hereby amended by adding the following sentence after the second sentence in such Section as follows:

     "In addition, Definitive Notes will be transferable or exchangeable at the offices of any co-transfer agent and co-registrar in Luxembourg appointed in accordance with the terms hereof."

          Section 2.11 Amendment to Section 8.18.

          Section 8.18 of the Base Indenture is hereby amended by adding the following sentence to the end of said Section:

     "The Issuer shall not issue any series of Preferred Membership Interests unless, prior to such issuance, each Rating Agency confirms that after such issuance the Rating Agency Condition will be met."

          Section 2.12 Amendment to Section 9.1.

          Section 9.1 of the Base Indenture is hereby amended by deleting Clause (b) thereof and inserting in lieu thereof the following new Clause
(b):

          "(b) default in the payment of the principal of any Investor Note of any Series when the same becomes due and payable;"

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

          Section 2.13 Amendment to Article 9.

          Article 9 of the Base Indenture is hereby amended by deleting
Section 9.6 in its entirety and changing Section 9.7 through Section 9.14 to
Section 9.6 through Section 9.13, respectively.

          Section 2.14 Amendment to Section 10.1.

          Section 10.1(c) of the Base Indenture is hereby amended by deleting the reference to "Section 9.12" and inserting in lieu thereof a reference to "Section 9.11."

          Section 2.15 Amendments to Section 12.2.

     Section 12.2 of the Base Indenture is hereby amended by (a) deleting the proviso to the first sentence of said Section and inserting in lieu thereof the following new proviso:

     "provided that, (a) if such amendment, modification or waiver of or to this Indenture, the Indenture Supplement with respect to a Series of Investor Notes or any Transaction Document does not affect the Noteholders of a particular Series of Investor Notes (as substantiated by an Opinion of Counsel to such effect), then the consent of the Investor Noteholders of such Series shall not be required to such amendment, modification or waiver, (b) if such amendment, modification or waiver of or to any Transaction Document does not adversely affect in any material respect the Noteholders of any Series of Investor Notes (as substantiated by an Opinion of Counsel to such effect), then no consent of Investor Noteholders shall be required to such amendment, modification or waiver and (c) if such amendment or modification of the LLC Agreement relates to the issuance of any series of Junior Preferred Membership Interests, then no consent of Investor Noteholders shall be required to such amendment or modification so long as the Rating Agency Condition is satisfied with respect to such amendment or modification; provided further that the Rating Agency Condition is satisfied with respect to any such amendment, modification or waiver"; and

     (b) deleting the reference to "this Section 11.2" in clause (i) of the second sentence thereof and inserting in lieu thereof a reference to "this
Section 12.2."


                 SECTION 3:  REPRESENTATIONS AND WARRANTIES

          In order to induce the Indenture Trustee to agree to this Supplemental Indenture, the Issuer hereby represents and warrants, as follows, for the benefit of the Indenture Trustee and the Investor Noteholders, as of the date hereof.

          Section 3.1  Affirmation of Representations and Warranties.

          Each representation and warranty of the Issuer set forth in the Base Indenture and in each other Transaction Document to which it is a party, is true and correct as of the date of this Supplemental Indenture as though such representation or warranty were being made on and as of the date hereof and is hereby deemed repeated as though fully set forth herein.

          Section 3.2  LLC Agreement and Governmental Authorization.

          The execution, delivery and performance by the Issuer of this Supplemental Indenture (a) is within the Issuer's power, has been duly authorized by all necessary action, (b) requires no action by or in respect of, or filing with, any governmental body, agency or official which has not been obtained and (c) does not contravene, or constitute a default under, any Requirement of Law or any provision of applicable law, its certificate of formation or the LLC Agreement or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument bindng upon the Issuer or any of the Issuer Assets or result in the creation or imposition of any Lien on any Issuer Asset except for Liens created by the Indenture or the other Transaction Documents. This Supplemental Indenture has been executed and delivered by a duly authorized officer of the Issuer.

          Section 3.3  Binding Effect.

          This Supplemental Indenture is a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

          Section 3.4  No Consent.

          No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Supplemental Indenture or for the performance of any of the Issuer's obligations hereunder other than such consents, approvals, authorizations, registrations, declarations or filings as were obtained by the Issuer prior to the date hereof.

                       SECTION 4:  CONDITIONS PRECEDENT

          This Supplemental Indenture shall become effective and shall be binding on each of the parties hereto upon the satisfaction or due waiver of each of the following conditions precedent:

     1. The consent of the Holders of a Majority in Interest of each Series of Outstanding Investor Notes shall have been given in respect of this Supplemental Indenture and a copy thereof provided to the Indenture Trustee.

     2. The Series 1999-1 Investor Notes shall have been repaid in full and the Series 1999-1 Preferred Membership Interests shall have been redeemed in full.

     3. The Indenture Trustee shall have received evidence satisfactory to it that each Manager of the Issuer has approved this Supplemental Indenture.

     4. The Indenture Trustee shall have received an Officer's Certificate of the Issuer dated as of the date hereof to the effect that (i) no Amortization Event, Potential Amortization Event, Event of Default or Potential Event of Default is continuing or will occur as a result of the execution and delivery of this Supplemental Indenture and (ii) the execution and delivery of this Supplemental Indenture will not result in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument, including, without limitation, any Transaction Document, to which the Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any suit, action or other judicial or administrative proceeding to which the Issuer is party or by which it or its property may be bound or to which it or its property may be subject.

     5. The Indenture Trustee shall have received an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Indenture Trustee, dated the date hereof, substantially to the effect that:

          i. all conditions precedent provided for in the Base Indenture with respect to the execution and delivery of this Supplemental Indenture have been complied with in all material respects;

          ii. the Issuer is duly organized under the jurisdiction of its formation and has the power and authority to execute and deliver this Supplemental Indenture, and SPV is duly organized under the jurisdiction of its formation and has the power and authority to execute and deliver the Amendment to the Transfer Agreement (as defined in Clause 6 below);

          iii. this Supplemental Indenture has been duly authorized, executed and delivered by the Issuer; and the Amendment to the Transfer Agreement has been duly authorized, executed and delivered by the Issuer and SPV;

          iv. the Supplemental Indenture is a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity;

          v. the Amendment to the Transfer Agreement is a legal, valid and binding obligation of the Issuer and SPV, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity; and

          vi. such other matters as the Indenture Trustee may reasonably require;

     6. The Indenture Trustee shall have received duly executed counterparts of the Amendment to the Transfer Agreement, dated as of October 28, 1999, between the Issuer and SPV (the "Amendment to the Transfer Agreement"), duly executed by the Issuer and SPV; and

     7. The Indenture Trustee shall have received such other documents, instruments, certifications, agreements or other items as the Indenture Trustee may reasonably require.

                         SECTION 5:  MISCELLANEOUS

          Section 5.1  Duplicate Originals.

          The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture.

          Section 5.2  Indenture Trustee Consent.

          By its execution hereof, the Indenture Trustee consents to the execution and delivery by the Issuer of the Amendment to the Transfer Agreement.

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

          Section 5.3  Ratification and Effect.

          The Base Indenture, as amended and supplemented by this Supplemental Indenture No. 1, is in all respects ratified and confirmed, shall continue to be in full force and effect, and shall be read, taken and construed as one and the same instrument.

          Section 5.4  Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Supplemental Indenture shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Supplemental Indenture and shall in no way affect the validity of enforceability of the other provisions of this Supplemental Indenture.

          Section 5.5  Counterparts.

          This Supplemental Indenture may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 5.6  Table of Contents, Headings, etc..

          The table of contents and headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 5.7  Choice of Law.

          THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.














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

          IN WITNESS WHEREOF, the Indenture Trustee and the Issuer have caused this Supplemental Indenture No. 1 to be duly executed by their respective duly authorized officers as of the day and year first written above.

                              GREYHOUND FUNDING LLC,
                                as Issuer



                              By: /s/ Tony Wong
                                 ________________________
                              Name:  Tony Wong
                              Title: Manager


                              THE CHASE MANHATTAN BANK,
                                as Indenture Trustee



                              By: /s/ Jennifer Cupo
                                 ________________________
                              Name:  Jennifer Cupo
                              Title: Vice President


                                                          AMENDED AND RESTATED
                                                                    SCHEDULE 1
                                                                        TO THE
                                                                BASE INDENTURE

                               DEFINITIONS LIST


          "Accrual Period" means the period from and including a Settlement Date (or, in the case of the initial Accrual Period, October 28, 1999) to but excluding the succeeding Settlement Date.

          "Additional Assignment" is defined in Section 2.2 of the Transfer Agreement.

          "Additional Closing Date" is defined in Section 2.3 of the Transfer Agreement.

          "Additional Equipment Assets" means the Master Lease Agreements, the Leases arising thereunder and the Leased Vehicles subject to such Leases and the Related Rights associated therewith transferred to the Origination Trust pursuant to the Additional Equipment Assets Contribution Agreement and allocated to the Lease SUBI.

          "Additional Equipment Assets Contribution Agreement" means that certain Assignment and Assumption Agreement dated as of October 28, 1999, between SPV and the Origination Trust.

          "Additional Units" means any Unit allocated to the Lease SUBI Portfolio after the Initial Closing Date.

          "Additional Equipment Assets Assignment and Assumption Agreement" means that certain Assignment and Assumption Agreement dated as of October 28, 1999, between VMS and SPV.

          "Adjusted Aggregate Unit Balance" means, as of any date of determination, an amount equal to the sum of (a) the excess of (i) the Aggregate Lease Balance over (ii) the Aggregate Lease Adjustment Amount as of such date, (b) 90% of the excess of (i) the Aggregate Residual Value Amount over (ii) the Excess Residual Value Amount as of such date and (c) 90% of the excess of (i) the Aggregate Paid-In Advance Balance over (ii) the Excess Paid-In Advance Amount as of such date.

          "Administration Agreement" means the Administration Agreement, dated as of the Initial Closing Date, by and among the Administrator, the Issuer, SPV and the Indenture Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

          "Administrator" means VMS or a successor Administrator under the Administration Agreement.

          "Administrator Fee" is defined in the Administration Agreement.

          "Affiliate" means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and "controlled" and "controlling" have meanings correlative to the foregoing.

          "Aggregate Invested Amount" means the sum of the Invested Amounts with respect to all Series of Outstanding Investor Notes.

          "Aggregate Invested Percentage" means, with respect to Collections for any Monthly Period, the sum of the Invested Percentages for all Series of Outstanding Notes for such Monthly Period.

          "Aggregate Lease Adjustment Amount" means, as of any date of determination, an amount equal to the sum of (a) the Overconcentration Amount as of such date, (b) the Excess Longer-Term Lease Amount as of such date, (c) the Excess State Obligor Risk Amount as of such date, (d) the Excess Consumer Lease Amount as of such date and (e) the Excess High Lease Balance Amount as of such date.

          "Aggregate Lease Balance" means, as of any date of determination during an Accrual Period, an amount equal to the sum of the Lease Balances of each Eligible Lease allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period.

          "Aggregate Net Lease Losses" means, for any Monthly Period, an amount equal to the excess of the aggregate Lease Balances of all Unit Leases that became Charged-Off Leases during such Monthly Period over the aggregate amount of Recoveries received during such Monthly Period.

          "Aggregate Paid-In Advance Balance" means, as of any date of determination during an Accrual Period, an amount equal to the Cost of each Eligible Paid-In Advance Vehicle allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period (or, if any such Eligible Paid-In Advance Vehicle was allocated to the Lease SUBI Portfolio after the last day of such Monthly Period, the Cost thereof as of the date such Eligible Paid-In Advance Vehicle was allocated to the Lease SUBI Portfolio).


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

          "Aggregate Residual Value Amount" means, as of any date of determination during an Accrual Period, an amount equal to the aggregate for each Unit Vehicle subject to a Closed-End Lease allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period of the lesser of (a) the Stated Residual Value of such Unit Vehicle and (b) the Net Book Value of such Unit Vehicle as of such day.

          "Aggregate Unit Balance" means, as of any date of determination, an amount equal to the sum of (a) the Aggregate Lease Balance, (b) the Aggregate Paid-In Advance Balance and (c) the Aggregate Residual Value Amount as of such date.

          "ALG Residual Value" means, with respect to a Leased Vehicle subject to a Closed-End Lease, an amount equal to the residual percentage of the manufacturer's suggested retail price of such Leased Vehicle specified in the ALG Residual Percentage Guide published by Automotive Lease Guide for the make and model of such Leased Vehicle and the lease term of such Closed-End Lease.

          "Amortization Commencement Date" means, with respect to a Series of Investor Notes, the date on which an Amortization Event with respect to such Series is deemed to have occurred pursuant to the related Indenture Supplement.

          "Amortization Event" with respect to each Series of Investor Notes, is defined in the related Indenture Supplement.

          "Amortization Period" means, with respect to any Series of Investor Notes or any Class within a Series of Investor Notes, the period following the Revolving Period during which principal is distributed to Investor Noteholders, which shall be the controlled amortization period, the principal amortization period, the rapid amortization period, or other amortization period, in each case as defined with respect to such Series in the related Indenture Supplement.

          "Annual Investor Noteholders' Tax Statement" is defined in Section 4.4(c) of the Base Indenture.

          "Annual Servicing Report" is defined in Section 4.1(a) of the Base Indenture.

          "Applicable Gain on Sale Account Percentage" means, on any date of determination, the highest Series Gain on Sale Account Percentage with respect to any Series of Investor Notes Outstanding.

          "Applicable Law" means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders, interpretations, licenses and permits of any Governmental Authority from time to time in effect, and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including laws specifically mandating compliance by property owners).

          "Applicants" is defined in Section 2.8 of the Base Indenture.

          "ARAC" means Avis Rent A Car, Inc., a Delaware corporation.

          "ARAC Guaranty" means the Guaranty, dated as of October 28, 1999, from ARAC pursuant to which ARAC has guaranteed certain of VMS's obligations under the Origination Trust Servicing Agreement, as the same may be amended, supplemented or modified from time to time.

          "Asset Deficiency" means, as of any date of determination, the amount, if any, by which the Required Aggregate Asset Amount as of such date exceeds the Adjusted Aggregate Unit Balance as of such date.

          "Asset Purchase Agreement" means the Asset Sale Agreement, dated as of the Initial Closing Date, among VMS, PHH Consumer Lease and SPV, as amended, modified or supplemented from time to time in accordance with its terms.

          "Authorized Officer" means (a) as to the Administrator or the Servicer, any of the President, any Executive Vice President or any Vice President of the Administrator or the Servicer, as the case may be, (b) as to the Issuer, any officer (or agent acting pursuant to a power of attorney) of the Issuer or of any Manager acting on behalf of the Issuer and who is identified on the list of Authorized Officers delivered by the Manager to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter) and (c) as to SPV, any officer (or agent acting pursuant to a power of attorney) of SPV or of any manager of SPV acting on behalf of SPV and who is identified on the list of Authorized Officers delivered by SPV to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter).

          "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

          "Base Indenture" means the Base Indenture, dated as of the Initial Closing Date, between the Issuer and the Indenture Trustee, as amended, modified or supplemented from time to time, exclusive of Indenture Supplements creating new Series of Investor Notes.

          "Bearer Notes" is defined in Section 2.1 of the Base Indenture.

          "Bearer Rules" means the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series of Notes, Proposed or Temporary Regulations.

          "Beneficial Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

          "Book-Entry Notes" means beneficial interests in the Investor Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.10 of the Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Beneficial Owners, such Definitive Notes shall replace Book-Entry Notes.

          "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York, Maryland or Delaware.

          "Capitalized Cost" means, with respect to any Leased Vehicle, the amount identified by the Servicer as the "Capitalized Cost" of such Leased Vehicle, including, to the extent provided therein, delivery charges, taxes and any registration or titling fees.

          "Cedel" means Cedel Bank, societe anonyme.

          "Certificated Security" means a "certificated security" within the meaning of the applicable UCC.

          "Certificate of Title" means, with respect to any Leased Vehicle, the certificate of title or other evidence of ownership of such Leased Vehicle duly issued by the government department or agency in the jurisdiction in which such Leased Vehicle is registered in accordance with the certificate of title act or statute of the jurisdiction applicable to such Leased Vehicle or, to the extent that a certificate of title or other evidence of ownership has not been issued, the application (or copy thereof) for the foregoing.

          "Charged-Off Lease" means a Lease or Consumer Lease that was or should have been charged off by the Servicer as uncollectible in accordance with the Policies or as to which a scheduled lease payment thereon is 270 or more days past due.

          "Charged-Off Receivable" means a Fleet Receivable that was or should have been charged off by the Servicer as uncollectible in accordance with the Policies or which is 270 or more days past due.

          "Charge-Off Ratio" means, for any specified Settlement Date, twelve times the quotient, expressed as a percentage, of (a) Aggregate Net Lease Losses for the preceding Monthly Period, divided by (b) the Aggregate Lease Balance as of the last day of the second preceding Monthly Period.

          "Chase" means The Chase Manhattan Bank, a New York banking corporation.

          "Class" means, with respect to any Series of Notes, any one of the classes of Notes of that Series as specified in the related Indenture Supplement.

          "Class X 1999-1B Invested Amount" is defined in the Fleet Receivable SUBI Supplement.

          "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

          "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or a Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or the Foreign Clearing Agency.

          "Closed-End Lease" means a lease obligation in respect of a single vehicle which may arise pursuant to a master lease agreement providing for the lease of a fleet of vehicles or pursuant to a lease agreement providing for the lease of a single vehicle that, in each case, allows the lessee thereunder to return the vehicle subject thereto to the lessor at or prior to lease termination and obligates the lessee thereunder to pay to the lessor at lease termination only Incidental Lease Termination Charges.

          "Closing Date" means the Initial Closing Date or any Series Closing Date.

          "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

          "Collateral" is defined in Section 3.1 of the Base Indenture.

          "Collection Account" is defined in Section 5.1 of the Base
Indenture.

          "Collections" means (a) all payments on the Collateral, including, without limitation, (i) all monthly lease payments and other lease payments on the Unit Leases, (ii) all proceeds from the sale or other disposition of Unit Vehicles, including Recoveries, (iii) all insurance proceeds and warranty payments with respect to Unit Vehicles, (iv) all termination payments and Incidental Lease Termination Payments received in respect of the Unit Leases, (v) all other payments in respect of the Unit Leases, (vi) all payments in respect of the Fleet Receivables and payments by VMS under the Receivable Purchase Agreement, (vii) all payments by VMS or PHH Consumer Lease under the Asset Purchase Agreement, (viii) all payments by SPV under the Transfer Agreement and (ix) all payments in respect of any Hedging Instruments in the Collateral, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and (b) all amounts earned on Permitted Investments of funds in the Collection Account and, to the extent so specified in an Indenture Supplement, in a Series Account.

          "Common Member" means SPV, as the holder of the Common Membership Interest.

          "Common Membership Interest" means the Common Membership Interest issued pursuant to the LLC Agreement.

          "Consumer Lease" means an Open-End Lease or a Closed-End Lease originated by PHH Consumer Lease, individually or on behalf of the Origination Trust, that is in all material respects in a form attached to the Series 1999-1 SUBI Servicing Supplement.

          "Contingent Obligation" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obli-gation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement

(contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

          "Contractual Obligation" means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Control" means (a) with respect to a Security Entitlement, the Indenture Trustee (i) is identified in the records of the Securities Intermediary for such Security Entitlement as the person having such Security Entitlement against such Security Intermediary or (ii) has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Indenture Trustee regarding the transfer or redemption of such Security Entitlement without further consent of any other person; or (b) with respect to a United States Security Entitlement, (i) the Indenture Trustee is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as a fiscal agent for the issuer of such United States Security Entitlement and such Federal Reserve Bank has indicated by book entry that such United States Securities Entitlement has been credited to the Indenture Trustee's securities account in such book entry system or (ii) (A) the Indenture Trustee (x) is identified in the records of the Securities Intermediary for such United States Security Entitlement as the person having such Security Entitlement against such Securities Intermediary or (y) has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Indenture Trustee regarding the transfer or redemption of such Security Entitlement without further consent of any other person, (B) the Securities Intermediary for such United States Securities Entitlement is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such United States Securities Entitlement and (C) such Federal Reserve Bank has indicated by book entry that such United States Securities Entitlement has been credited to such Securities Intermediary's securities account in such book entry system.

          "Contribution Agreement" means the Contribution Agreement, dated as of the Initial Closing Date, between SPV and the Origination Trust, as amended, modified or supplemented from time to time in accordance with its terms.

          "Controlled Group" means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and
(c), respectively of the Code.

          "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located at 450 West 33rd Street, 14th Floor, New York, NY 10001-2597, Att: Capital Markets Fiduciary Services - VMS Auto Lease Backed Securitization.

          "Cost" means, with respect to any Paid-In Advance Vehicle, the price paid for such Vehicle to the dealer, the manufacturer or a vendor, plus delivery charges and taxes and any registration or titling fees.

          "Coupon" is defined in Section 2.1 of the Base Indenture.

          "CP Rate" means the rate on commercial paper for each day set forth in Statistical Release H.15(519), "Selected Interest Rates" published by the Board Of Governors of the Federal Reserve System.

          "Credit Enhancement" means, with respect to any Series of Investor Notes, the subordination, cash collateral account, collateral interest, letter of credit, surety bond, insurance policy, spread account, reserve account, cross-support feature, interest rate swap, currency swap or any other contract or agreement for the benefit of the holder of the Investor Notes of such Series as designated in the related Indenture Supplement.

          "Custodian Agreement" means the Custodian Agreement, dated as of the Initial Closing Date, by and among the Custodian, the Servicer and the Origination Trust, as amended, modified or supplemented from time to time in accordance with its terms, and any other Custodian Agreement entered into in accordance with the terms and conditions of the Origination Trust Servicing Agreement.

          "Custodian" means the party named as such in the Custodian Agreement until a successor replaces it in accordance with the applicable provisions of the Custodian Agreement and thereafter means the successor serving thereunder.

          "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

          "Definitions List" means this Definitions List, as amended or modified from time to time.

          "Definitive Notes" is defined in Section 2.10 of the Base
Indenture.

          "Delinquency Ratio" means, for any specified Settlement Date, the quotient, expressed as a percentage, of (a) the aggregate billings with respect to all Leases and all Fleet Receivables which were unpaid for 60 days or more from the original due date thereof as of the last day of the immediately preceding Monthly Period divided by (b) the sum of (i) the aggregate billings with respect to all Leases and all Fleet Receivables which were unpaid as of the last day of the second preceding Monthly Period and
(ii) the aggregate amount billed with respect to all Leases and all Fleet Receivables during the immediately preceding Monthly Period.

          "Delivery" means (a) with respect to any Physical Property (that is not either a United States Security Entitlement or a Security Entitlement), physical delivery thereof to the Indenture Trustee or its nominee or custodian by an effective endorsement, or registered in the name of, the Indenture Trustee or its nominee or custodian endorsed in blank and (b) with respect to any Uncertificated Security, the issuer thereof registers the Indenture Trustee as the registered owner thereof or the Indenture Trustee otherwise satisfies the requirements of Revised Article 8.

          "Depository" is defined in Section 2.10 of the Base Indenture.

          "Depository Agreement" means, with respect to a Series having Book-Entry Notes, the agreement among the Issuer, the Indenture Trustee and the Clearing Agency or the Foreign Clearing Agency, or as otherwise provided in the related Indenture Supplement.

          "Deposit Date" means each Business Day on which Collections are deposited into the Collection Account.

          "Deposit Report" is defined in Section 4.1 of the Base Indenture.

          "Determination Date" means the second Business Day prior to each Settlement Date.

          "Dividend Rate" means, with respect to each series of Preferred Membership Interests, the rate at which distributions of interest with respect to such Preferred Membership Interests are made.

          "Dollar" and the symbol "$" mean the lawful currency of the United States.

          "Eligible Consumer Lease" means a Consumer Lease that as of the date allocated to the Lease SUBI Portfolio satisfied the following eligibility criteria (or, in the case of clause (xxiii) below, satisfied the criteria set therein as of the later of the date allocated to the Lease SUBI Portfolio and October 28, 1999):

            (i)  it was not a Charged-Off Lease;

           (ii)  it was not an Ineligible Delinquent Lease;

          (iii)  it was an obligation of an Eligible Obligor;

           (iv)  it had an initial term of 60 months or less;

            (v) it was denominated and payable only in Dollars in the United States;

           (vi) it was originated and has been administered since origination in accordance with Applicable Law;

          (vii)  it was originated in accordance with the Policies;

         (viii) it did not contravene in any material respect any Applicable Law and VMS or PHH Consumer Lease is not in violation in any material respect of any Applicable Law in connection with it;

           (ix) it was not subject to any dispute in whole or in part or to any offset, counterclaim, defense, rescission, recoupment or subordination;

            (x) it was the legal, valid and binding obligation of the Obligor thereunder, enforceable against such Obligor to pay the full amount thereof in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law);

           (xi) the Origination Trust has only one "original" counterpart of such Consumer Lease and such original is held by the Custodian;

          (xii)  it is either an Open-End Lease or a Closed-End Lease;

         (xiii) it is a "hell or high water" net lease under which the Obligor's payment obligations thereunder are absolute, unconditional and noncancellable and not subject to abatement or adjustment;

          (xiv) the Obligor thereunder is required to maintain casualty insurance with respect to the related Leased Vehicle in accordance with the Policies;

           (xv) any consents, approvals or authorizations necessary for the assignment and sale thereof by PHH Consumer Lease to SPV and by SPV to the Origination Trust have been obtained;

          (xvi) if not originated by the Origination Trust, all right, title and interest in it has been validly sold by PHH Consumer Lease to SPV pursuant to the Asset Purchase Agreement and validly assigned by SPV to the Origination Trust pursuant to the Contribution Agreement;

         (xvii)  the Obligor of which has accepted the related Leased Vehicle;

        (xviii) it provides for equal monthly depreciation payments and accrues a finance or other lease charge on the Net Book Value of the related Leased Vehicle at a floating rate at least equal to the CP Rate from time to time or at a fixed rate;

          (xix) if a Closed-End Lease, the Stated Residual Value of the related Leased Vehicle was no greater than the ALG Residual Value thereof at origination;

           (xx) if a Fixed Rate Lease, on or before the date on which such Fixed Rate Lease was allocated to the Lease SUBI Portfolio, the Issuer held any Lease Rate Cap with respect to such Fixed Rate Lease required to be held by the Issuer by the terms of any Indenture Supplement;

          (xxi) if a Floating Rate Lease, the Obligor thereunder has no right to convert the floating rate at which the finance charges accrue thereunder to a fixed rate;

         (xxii) the Leased Vehicle leased thereunder (x) is free and clear of all Liens (other than Permitted Liens) and (y) the Certificate of Title for such Leased Vehicle is registered in the name of the Origination Trust; and

        (xxiii) the Certificate of Title for the Leased Vehicle leased thereunder indicates only a Lien in the name of (1) PHH Consumer Lease, in the case of a Consumer Lease originated by PHH Consumer Lease and assigned to the Origination Trust or a Consumer Lease originated by the Origination Trust prior to September 30, 1999 or (2) SPV, in the case of all other Consumer Leases (or, such a Certificate of Title has been applied for).

          "Eligible Deposit Account" means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution.

          "Eligible Lease" means either (a) a Lease that as of the date allocated to the Lease SUBI Portfolio was an Eligible Consumer Lease or (b) a Lease that as of the date allocated to the Lease SUBI Portfolio was under an Eligible Master Lease and satisfied the following eligibility criteria (or, in the case of clause (j) below satisfied the criteria set forth therein as of the later of the date allocated to the Lease SUBI Portfolio and October 28,1999):

          (a) it had an initial term of 144 months or less and a remaining term of 120 months or less;

          (b)  the Obligor of which has accepted the related Leased Vehicle;

          (c) except for any Lease that is an Additional Equipment Asset, if an Open-End Lease, it provides for equal monthly depreciation payments and, if a Closed-End Lease, it provides for monthly depreciation payments that over the term of the Lease reduce the Capitalized Cost of the related Leased Vehicle to the Stated Residual Value thereof;

          (d) if an Open-End Lease that is an Additional Equipment Asset, it provides for at least quarterly depreciation payments and, if a Closed-End Lease that is an Additional Equipment Asset, it provides for at least quarterly depreciation payments that over the term of the Lease reduce the Capitalized Cost of the related Leased Vehicle to the Stated Residual Value thereof;

          (e) it accrues a finance or other lease charge on the Net Book Value of the related Leased Vehicle at a floating rate at least equal to the CP Rate from time to time or at a fixed rate;

          (f) if a Closed-End Lease, the Stated Residual Value of the related Leased Vehicle was no greater than the ALG Residual Value thereof at origination or, in the case of any Leased Vehicle the residual value of which is not specified in the ALG Residual Percentage Guide published by the Automotive Lease Guide, the estimated residual value of the related Leased Vehicle contained in a comparable industry source of equipment residual values or if such a source is not available, contained in a source VMS believes is reasonable;

          (g) on or before the date on which such Lease was allocated to the Lease SUBI Portfolio, the Issuer held any Lease Rate Cap with respect to such Lease required to be held by the terms of the Indenture or any Indenture Supplement;

          (h) if a Floating Rate Lease and the Obligor thereunder has the right to convert the floating rate at which the finance charges accrue thereunder to a fixed rate, upon conversion the fixed rate will be at least equal to the sum of the PHH Treasury Note Rate on the conversion date and 0.50%;

          (i) the Leased Vehicle leased thereunder (x) is free and clear of all Liens (other than Permitted Liens) and (y) if such Leased Vehicle is subject to a certificate of title act or statute, the Certificate of Title for such Leased Vehicle is registered in the name of the Origination Trust; and

          (j) (x) if the Leased Vehicle leased thereunder is subject to a certificate of title act or statute, the Certificate of Title for such Leased Vehicle indicates only a Lien in the name of (1) VMS, in the case of a Lease originated by VMS and assigned to the Origination Trust or a Lease originated by the Origination Trust prior to September 30, 1999 or
     (2) SPV, in the case of all other Leases (or, such a Certificate of Title has been applied for) or (y) if such Leased Vehicle is not subject to a certificate of title act or statute, all filings necessary to evidence the security interest of (1) VMS, in the case of a Lease originated by VMS and assigned to the Origination Trust or (2) SPV, in the case of all other Leases, in such Leased Vehicle have been made in all appropriate jurisdictions.

          "Eligible Master Lease" will mean each Master Lease Agreement that as of the date a Lease thereunder or Paid-In Advance Vehicle relating thereto is allocated to the Lease SUBI satisfied the following eligibility criteria:

          (a)  it was not a Charged-Off Lease;

          (b)  it was not an Ineligible Delinquent Lease;

          (c)  it was an obligation of an Eligible Obligor;

          (d)  it was denominated and payable only in Dollars in the United
     States;

          (e) it was originated and has been administered since origination in accordance with Applicable Law;

          (f)  it was originated in accordance with the Policies;

          (g) it did not contravene in any material respect any Applicable Law and VMS is not in violation in any material respect of any Applicable Law in connection with it;

          (h) it was not subject to any dispute in whole or in part or to any offset, counterclaim, defense, rescission, recoupment or subordination;

          (i) it was the legal, valid and binding obligation of the Obligor thereunder, enforceable against such Obligor to pay the full amount thereof in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law);

          (j) the Origination Trust has only one "original" counterpart of such Master Lease Agreement and such original is held by the Custodian;

          (k)  it is either an Open-End Lease or a Closed-End Lease;

          (l) it is a "hell or high water" net lease under which the Obligor's payment obligations thereunder are absolute, unconditional and noncancellable and not subject to abatement or adjustment;

          (m) the Obligor thereunder is required to maintain casualty insurance or to self-insure with respect to the related Leased Vehicles in accordance with the Policies;

          (n) any consents, approvals or authorizations necessary for the assignment and sale thereof by VMS to the Origination Trust have been obtained; and

          (o) if not originated by the Origination Trust, all right, title and interest in it has been (i) validly sold to the Origination Trust by VMS pursuant to that certain Assignment and Assumption Agreement dated December 17, 1998, (ii) validly assigned to the Origination Trust by SPV pursuant to the Contribution Agreement or (iii), in the case of any Master Lease Agreement that is an Additional Equipment Asset, validly assigned to the Origination Trust by SPV pursuant to the Additional Equipment Assets Contribution Agreement and, if assigned by SPV to the Origination Trust, was validly sold by VMS to SPV pursuant to the Asset Purchase Agreement or, in the case of any Master Lease Agreement that is an Additional Equipment Asset, validly sold by VMS to SPV pursuant to the Additional Equipment Assets Assignment and Assumption Agreement.

          "Eligible Obligor" means each Obligor in respect of a Master Lease Agreement, a Consumer Lease or a Fleet Receivable that satisfies the following eligibility criteria:

          (a)  its billing address is located in the United States;

          (b) it is not the United States federal government, or any subdivision thereof, or any agency, department or instrumentality thereof;

          (c)  it is not an Affiliate of ARAC; and

          (d) it is not the subject of any voluntary or involuntary bankruptcy proceeding, unless, in the case of a Master Lease Agreement, a bankruptcy court shall have entered an order reaffirming such Obligor's obligations under such Master Lease Agreement.

          "Eligible Paid-In Advance Vehicle" means a Unit Paid-In Advance Vehicle acquired at the request of an Obligor who as of the date such Paid-In Advance Vehicle is allocated to the Lease SUBI Portfolio is party to an Eligible Master Lease or has agreed to be bound by a Master Lease Agreement.

          "Eligible Receivables" means, as of any date of determination, each Fleet Receivable that satisfies the following eligibility criteria:

          (a)  it is an obligation of an Eligible Obligor;

          (b) it is not a Charged-Off Receivable;

          (c) it is denominated and payable only in Dollars in the United
     States;

          (d) it and the related Fleet Service Contract do not contravene in any material respect any Applicable Law and VMS is not in violation in any material respect of any Applicable Law in connection with it or the related Fleet Service Contract;

          (e) the related Fleet Service Contract was originated in accordance with the Policies;

          (f) it has been billed, the goods or services giving rise to it have been provided and it is payable within 45 days of the billing date;

          (g) it is an "eligible asset" within the meaning of Rule 3a-7 promulgated under the Investment Company Act;

          (h) it is not subject to the laws of any jurisdiction whose laws would prohibit the assignment and sale thereof by VMS to SPV pursuant to the Receivable Purchase Agreement and the contribution thereof by SPV to the Origination Trust pursuant to the Contribution Agreement;

          (i) any consents, approvals or authorizations necessary for the assignment and sale thereof by VMS to SPV pursuant to the Receivable Purchase Agreement and the contribution thereof by SPV to the Origination Trust pursuant to the Contribution Agreement have been obtained with respect to such Fleet Receivable;

          (j) all right, title and interest in it has been validly sold by VMS to SPV pursuant to the Receivable Purchase Agreement and validly assigned by SPV to the Origination Trust pursuant to the Contribution Agreement;

          (k) the Origination Trust has legal and beneficial ownership therein free and clear of all Liens other than Permitted Liens;

          (l) it is not subject to any dispute in whole or in part or to any offset, counterclaim, defense, rescission, recoupment or subordination;

          (m) it is at all times the legal, valid and binding obligation of the Obligor thereon, enforceable against such Obligor to pay the full amount thereof in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law); and

          (n) it constitutes an "account" or a "general intangible" under the applicable UCC.

          "Enhancement Provider" means, with respect to any Series, the Person, if any, designated as such in the related Indenture Supplement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

          "Euroclear" means Euroclear System.

          "Event of Default" is defined in Section 9.1 of the Base Indenture.

          "Excess Consumer Lease Amount" means, as of any date of determination during an Accrual Period, an amount equal to the excess, if any, of (a) the aggregate Lease Balance of all Eligible Leases that are Consumer Leases allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (b) an amount equal to 1.0% of the Aggregate Lease Balance as of such date.

          "Excess Damage Charges" means the charges under a Lease due to damage to the related Leased Vehicle over a prescribed limit.

          "Excess Fleet Receivable Amount" means, with respect to any Settlement Date, an amount equal to the excess, if any, of (a) the aggregate amount of Collections in respect of the Fleet Receivables received by the Issuer during the immediately preceding Monthly Period over (b) the Class X 1999-1B Invested Amount as of the immediately preceding Settlement Date.

          "Excess High Lease Balance Amount" means, as of any date of determination during an Accrual Period, an amount equal to the excess, if any, of (a) the aggregate Lease Balance of all Eligible Leases having a Lease Balance in excess of $1,000,000 allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (b) an amount equal to 0.50% of the Aggregate Lease Balance as of such date.

          "Excess Longer-Term Lease Amount" means, as of any date of determination during an Accrual Period, an amount equal to the greater of (a) the excess, if any, of (i) the aggregate Lease Balance of all Eligible Leases having remaining terms of longer than five years allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (ii) an amount equal to 15% of the Aggregate Lease Balance as of such date and (b) the excess, if any, of (i) the aggregate Lease Balance of all Eligible Leases having remaining terms of longer than seven years allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual

Period over (ii) an amount equal to 5% of the Aggregate Lease Balance as of such date.

          "Excess Mileage Charges" means the charges under a Lease due to mileage on the related Leased Vehicle over a prescribed limit.

          "Excess Paid-In-Advance Amount" means, as of any date of determination during an Accrual Period, an amount equal to the greatest of
(a) the excess, if any, of (i) the aggregate Cost of each Eligible Paid-In Advance Vehicle allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period (or, if any such Eligible Paid-In Advance Vehicle was allocated to the Lease SUBI after the last day of such Monthly Period, the Cost thereof as of the date such Eligible Paid-In Advance Vehicle was allocated to the Lease SUBI Portfolio) over (ii) an amount equal to 10% of the Aggregate Unit Balance as of such date, (b) the excess, if any, of (i) the aggregate Cost of each Eligible Paid-In Advance Vehicle allocated to the Lease SUBI Portfolio for more than 60 days as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (ii) an amount equal to 2.5% of the Aggregate Unit Balance as of such date and (c) the aggregate Cost of each Eligible Paid-In Advance Vehicle allocated to the Lease SUBI Portfolio for more than 120 days as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period.

          "Excess Residual Value Amount" means, as of any date of determination during an Accrual Period, an amount equal to the excess, if any, of (i) the Aggregate Residual Value Amount as of such date over (ii) an amount equal to 10% of the Aggregate Unit Balance as of such date.

          "Excess State Obligor Risk Amount" means, as of any date of determination during an Accrual Period, an amount equal to the excess, if any, of (a) the aggregate Lease Balance of all Eligible Leases the Obligor of which is a state or local government or any subdivision thereof, or any agency, department or instrumentality thereof allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (b) an amount equal to 3.0% of the Aggregate Lease Balance as of such date.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Liens" means a claim for $914,160,108.23 owing to The Chase Manhattan Bank.

          "Expected Final Distribution Date" means, with respect to any applicable Series of Investor Notes, the date, if any, stated in the related

Indenture Supplement as the date on which such Series of Investor Notes is expected to be paid in full.

          "FDIC" means the Federal Deposit Insurance Corporation.

           "Fixed Rate Lease" means a Lease accruing finance charges at a fixed rate per annum.

          "Fleet Receivables" means all amounts payable under the Fleet Service Contracts, a beneficial interest in a portion of which is represented by the Fleet Receivable SUBI Certificate.

          "Fleet Receivable SUBI" means that special unit of beneficial interest in the Origination Trust created by the Fleet Receivable SUBI Supplement in a pool of Fleet Receivables acquired by SPV from VMS pursuant to the Receivable Purchase Agreement and contributed by SPV to the Origination Trust pursuant to the Contribution Agreement and all Origination Trust Assets associated with the Fleet Receivables, including all right, title and interest of SPV under the Receivables Purchase Agreement.

          "Fleet Receivable SUBI Certificate" means the Class X 1999-1B Sold SUBI Certificate, a certificate of beneficial ownership, representing a portion of the Fleet Receivable SUBI issued pursuant to the Fleet Receivable SUBI Supplement.

          "Fleet Receivable SUBI Supplement" means the Sold SUBI Supplement 1999-1B to the Origination Trust Agreement, dated as of the Initial Closing Date, among SPV, as settlor and initial beneficiary, VMS, as UTI Trustee and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee.

          "Fleet Service Contract" means a fleet maintenance contract, fleet management contract, fuel card contract or any other service contract the fees for which are billed or would be billed by VMS, together with the Leases.

          "Floating Rate Lease" means a Lease accruing finance charges at a floating rate per annum.

          "Foreign Clearing Agency" means Cedel and Euroclear.

          "GAAP" means the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

          "Gain on Sale Account" is defined in Section 5.2 of the Base
Indenture.

          "Global Note" is defined in Section 2.12 of the Base Indenture.

          "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hedging Instrument" means one or more Lease Rate Caps or other interest rate swap contracts or similar contracts entered into by, or assigned to, the Issuer, as specified in the Base Indenture or any Indenture Supplement, providing limited protection against interest rate risks.

          "Incidental Lease Termination Charges" means all Excess Damage Charges, Excess Mileage Charges and any charges imposed upon the early termination of a Lease.

          "Indebtedness", as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and
(f) without duplicating any of the foregoing, all Contingent Obligations of such Person in respect of any of the foregoing.

          "Indenture" means the Base Indenture and all amendments thereof and supplements thereto, including any Indenture Supplement.

          "Indenture Supplement" means, with respect to any Series of Investor Notes, a supplement to the Base Indenture complying with the terms of Section 2.2 of the Base Indenture, executed in conjunction with any issuance of any Series of Investor Notes (or, in the case of the issuance of Investor Notes on the Initial Closing Date, the supplement executed in connection with the issuance of such Notes).

          "Indenture Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

          "Independent" means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Investor Notes, VMS and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, VMS or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, VMS or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

          "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 13.1, of the Base Indenture made by an Independent engineer, appraiser or other expert appointed by the Issuer and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" herein and that the signer is Independent within the meaning thereof.
the Base Indenture.

          "Independent Manager" is defined in the LLC Agreement.

          "Ineligible Delinquent Lease" means (a) a Master Lease Agreement as to which 50% or greater of the billings to the Obligor thereof remain unpaid for more than 60 days from the original due date or which has been declared in default under the Policies or (b) a Consumer Lease as to which any amounts remain unpaid for more than 60 days from the original due date or which has been declared in default under the Policies.

          "Initial Aggregate Lease Balance" means $2,504,471,579.

          "Initial Assignment" is defined in Section 2.1 of the Transfer Agreement.

          "Initial Closing Date" means June 30, 1999.

          "Initial Cut-off Date" means June 18, 1999.

          "Initial Invested Amount" means, with respect to any Series of Investor Notes, the aggregate initial principal amount specified in the related Indenture Supplement.

          "Initial Units" means, as of the Initial Closing Date, all Units allocated to the Lease SUBI Portfolio as of the Initial Closing Date.

          "Insolvency Event" means, as to any Person:

          (a)(i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law, (ii) an involuntary case is commenced against such Person under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect which remains undismissed, undischarged or unbonded for a period of 60 days or (iii) such Person shall have a decree or an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

          (b) such Person shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Person; or such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

          "Interest Period" means, with respect to any Series of Investor Notes, the period specified in the related Indenture Supplement.

          "Invested Amount" means, with respect to each Series of Investor Notes, the amount specified in the related Indenture Supplement.

          "Invested Percentage" means, with respect to any Series of Investor Notes, the percentage specified in the related Indenture Supplement.

          "Investment Company Act" means the Investment Company Act of 1940, as amended.

          "Investor Noteholder" and "Holder" means the Person in whose name an Investor Note is registered in the Note Register.

          "Investor Notes" means any one of the promissory notes (including, without limitation, the Bearer Notes, the Registered Notes or the Global Notes) issued by the Issuer, executed by the Issuer and authenticated by the Indenture Trustee substantially in the form (or forms in the case of a Series of Notes with multiple Classes) of the investor note attached to the related Indenture Supplement.

          "Issuer" means Greyhound Funding LLC, a Delaware limited liability company.

          "Issuer Accounts" means the Collection Account and each Series
Account.

          "Issuer Assets" means all assets of the Issuer, including, among other things, the SUBIs, the SUBI Certificates (including all rights of the holder thereof under the Origination Trust Documents), the Units, any Hedging Instruments, the Transfer Agreement, the Administration Agreement, the Management Agreement and all proceeds of the foregoing.

          "Issuer General Account" is defined in the LLC Agreement.

          "Issuer Obligations" means all principal and interest, at any time and from time to time, owing by the Issuer on the Investor Notes and all costs, fees and expenses payable by, or obligations of, the Issuer under the Indenture.

          "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

          "Junior Preferred Member" means a Person in whose name a Junior Preferred Membership Interest is registered in the Register.

          "Junior Preferred Membership Interests" means the Junior Preferred Membership Interests issued pursuant to the LLC Agreement.

          "Lease Balance" means, as of any date of determination, with respect to (a) any Open-End Lease, an amount equal to the Net Book Value of the Leased Vehicle subject to such Lease and (b) any Closed-End Lease, an amount equal to the sum of all remaining monthly lease payments (other than payments of finance charges and other incidental fees) due in respect of such Leased Vehicle on or after such date; provided, however that the Lease Balance of a Charged-Off Lease shall be zero.

          "Lease Balance Decline" means, for any Lease for any Settlement Date, an amount equal to the sum of (a) the Lease Balance of such Lease as of the last day of the Monthly Period preceding the Monthly Period immediately preceding such Settlement Date less the Lease Balance of such Lease as of the last day of the Monthly Period immediately preceding such Settlement Date plus (b), in the case of a Closed-End Lease, the Net Book Value of the related Unit Vehicle if such Unit Vehicle shall have become a Residual Value Vehicle during the Monthly Period immediately preceding such Settlement Date.

          "Lease" means an Open-End Lease or a Closed-End Lease originated by or on behalf of VMS, PHH Financial Services or the Origination Trust pursuant to a Master Lease Agreement or a Consumer Lease originated by or on behalf of VMS or the Origination Trust.

          "Leased Vehicle" means the Vehicle subject to a Lease.

          "Lease Rate Cap" means any interest rate caps that are required to be maintained by the Issuer pursuant to the Indenture or any Indenture Supplement.

          "Lease SUBI" means that special unit of beneficial interest in the Origination Trust created by the Lease SUBI Supplement.

          "Lease SUBI Certificate" means the certificate of beneficial ownership, representing beneficial ownership in the Sold Units allocated to the Lease SUBI Portfolio issued pursuant to the Lease SUBI Supplement.

          "Lease SUBI Portfolio" or "1999-1A Sold SUBI Portfolio" means the Origination Trust Assets that are from time to time allocated to the Lease SUBI in accordance with the terms of the Origination Trust Documents.

          "Lease SUBI Supplement" means the Sold SUBI Supplement 1999-1A to the Origination Trust Agreement, dated as of the Initial Closing Date, as amended as of October 28, 1999, among SPV, as settlor and initial beneficiary, VMS, as UTI Trustee and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee.

          "Lien" means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

          "LLC Agreement" means the Amended and Restated Limited Liability Agreement of the Issuer, dated as of October 28, 1999, as amended, modified or supplemented from time to time in accordance with its terms.

          "Lockout Period" means the period from and including the date on which each Outstanding Series of Investor Notes shall have been declared to be immediately due and payable as a result of the occurrence of an Event of Default defined in clause (a) or (b) of Section 9.1 of the Base Indenture to and including the date on which the principal of and interest on all Series of Investor Notes shall have been paid in full.

          "Luxembourg Agent" is defined in Section 2.3(c) of the Base
Indenture.

          "Majority in Interest" of each Series of Investor Notes means Noteholders of such Series holding Investor Notes evidencing more than 50% by outstanding principal amount of each Class of Investor Notes of such Series.

          "Management Agreement" means the Management Agreement, dated as of the Initial Closing Date, by and among the Managing Agent, the Issuer and the Administrator, as amended, modified or supplemented from time to time in accordance with its terms.

          "Manager" is defined in the LLC Agreement.

          "Managing Agent" means Global Securitization Services LLC or a successor Managing Agent under the Management Agreement.

          "Master Lease Agreement" means each master lease agreement between an Obligor and (a) VMS and assigned by VMS to the Origination Trust or assigned by VMS to SPV and by SPV to the Origination Trust, (b) PHH Financial Services and assigned by PHH Financial Services to VMS, by VMS to SPV and by SPV to the Origination Trust or (c) the Origination Trust, in each case, in all material respects in a form attached to the Series 1999-1 SUBI Servicing Supplement.

          "Material Adverse Effect" means, with respect to any occurrence, event or condition:

            (i) a material adverse effect on the Issuer's title to the SUBI Certificates or the beneficial interest in the Sold Units or Fleet Receivables represented thereby;

           (ii) a material adverse effect on the validity, status, perfection or priority of the Lien of the Indenture Trustee in the Collateral;

          (iii) a material adverse effect on the business, properties, financial condition or results of operations of the Issuer or the ability of the Issuer to perform its obligations under the Indenture;

           (iv) a material adverse effect on the business, properties, financial condition or results of operations of ARAC and its subsidiaries as a whole; or

            (v) a material adverse effect on the validity or enforceability of the Indenture or any of the other Transaction Documents.

          "Maximum Invested Amount" means, with respect to each Series of Investor Notes, the amount, if any, specified in the related Indenture Supplement.

          "Member" means a Preferred Member or the Common Member.

          "Membership Interest" means a Preferred Membership Interest or the Common Membership Interest.

          "Minimum Adjusted Aggregate Unit Balance" means the sum of the numerators used on such date to calculate the Invested Percentage with respect to Collections for all Series of Outstanding Investor Notes on such date.

          "Monthly Period" means, unless otherwise defined in any Indenture Supplement, the period from and including a Period End Date (or, in the case of the initial Monthly Period, from the Initial Cutoff Date) to but excluding the succeeding Period End Date.

          "Monthly Residual Value Gain" means, for any Monthly Period, an amount equal to the excess, if any, of (a) all Termination Proceeds for such Monthly Period for all Unit Vehicles that became Residual Value Vehicles during such Monthly Period and all prior Monthly Periods over (b) the aggregate Net Book Values of all Unit Vehicles that became Residual Value Vehicles during such Monthly Period.

          "Monthly Residual Value Loss" means, for any Monthly Period, an amount equal to the excess, if any, of (a) the aggregate Net Book Values of all Unit Vehicles that became Residual Value Vehicles during such Monthly Period over (b) all Termination Proceeds for such Monthly Period for all Unit Vehicles that became Residual Value Vehicles during such Monthly Period and all prior Monthly Periods.

          "Monthly Servicer Advance" means the aggregate amount of funds advanced by the Servicer to the Issuer on any Settlement Date for deposit in the Collection Account in respect of monthly lease payments due but not received during the immediately preceding Monthly Period on the Sold Units and in respect of Fleet Receivables due but not received during the immediately preceding Monthly Period in accordance with the Series 1999-1 SUBI Servicing Supplement.

          "Monthly Servicer Advance Reimbursement Amount" means, on any Settlement Date, the aggregate amount payable to the Servicer in reimbursement of amounts previously advanced by the Servicer in respect of delinquent monthly lease payments and delinquent Fleet Receivables pursuant to Section 7.4 of the Series 1999-1 SUBI Servicing Supplement on such Settlement Date.

          "Monthly Settlement Statement" means, with respect to each Series of Outstanding Investor Notes, the settlement statement in the form attached to the related Indenture Supplement delivered by the Issuer to the Indenture Trustee pursuant to Section 4.4(a) of the Base Indenture.

          "Moody's" means Moody's Investors Service, Inc.

          "Net Book Value" means, as of any date of determination during an Accrual Period with respect to each Leased Vehicle, such Leased Vehicle's Capitalized Cost minus the sum of (a) all monthly lease payments billed thereunder (other than payments of finance charges and other incidental fees) in respect of such Leased Vehicle through such date and (b) in the case of a Leased Vehicle subject to an Open-End Lease, all proceeds from the sale or disposition of such Leased Vehicle received during the Monthly Period immediately preceding the first day of such Accrual Period.

          "1999-1B Sold SUBI Portfolio" means the Origination Trust Assets that are from time to time allocated to the Fleet Receivable SUBI in accordance with the terms of the Origination Trust Documents.

          "Note Rate" means, with respect to any Series of Investor Notes, the annual rate at which interest accrues on the Investor Notes of such Series of Investor Notes (or formula on the basis of which such rate shall be determined) as stated in the related Indenture Supplement.

          "Note Register" means the register maintained pursuant to Section 2.4(a) of the Base Indenture, providing for the registration of the Investor Notes and transfers and exchanges thereof.

          "Obligor" means, with respect to any Lease or Fleet Receivable, the Person or Persons obligated to make payment with respect to such Lease or Fleet Receivable, including any guarantor thereof.

          "Officer's Certificate" means a certificate signed by an Authorized Officer of the Issuer, SPV, the Origination Trust, the Servicer or the Administrator, as the case may be.

          "Open-End Lease" means a lease obligation in respect of a single vehicle which may arise pursuant to a master lease agreement providing for the lease of a fleet of vehicles or pursuant to a lease agreement providing for the lease of a single vehicle that, in each case, obligates the lessee thereunder to pay the lessor at lease termination any deficit between the sales proceeds from the sale of the vehicle subject thereto and the book value thereof (other than the portion of any deficit resulting from the sales proceeds being less than 16% of the fair market value thereof determined in accordance with such lease).

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Indenture Trustee. The counsel may be an employee of or counsel to the Issuer, SPV, VMS, the Origination Trust, the Administrator or the Servicer, as the case may be.

          "Origination Trust" means D.L. Peterson Trust, a statutory business trust organized under the laws of the State of Delaware.

          "Origination Trust Agreement" means the Amended and Restated Origination Trust Agreement, dated as of the Initial Closing Date, among SPV, as settlor and initial beneficiary, VMS, as UTI Trustee, and Wilmington Trust Company, as Delaware Trustee, as amended, supplemented and modified by the Lease SUBI Supplement and the Fleet Receivable SUBI Supplement and as the same may be further amended, supplemented or modified from time to time.

          "Origination Trust Assets" means all assets, at any time, owned by the Origination Trust at such time.

          "Origination Trust Documents" means the Origination Trust Agreement, including the Lease SUBI Supplement and the Fleet Receivable SUBI Supplement, the Origination Trust Servicing Agreement, including the Series 1999-1 SUBI Servicing Supplement, the ARAC Guaranty, the Custodian Agreement, the SUBI Certificates, the Receivable Purchase Agreement, the Asset Purchase Agreement, the Contribution Agreement, the Additional Equipment Assets Assignment and Assumption Agreement and the Additional Equipment Assets Contribution Agreement.

          "Origination Trust Servicing Agreement" means the Origination Trust Servicing Agreement, dated as of the Initial Closing Date, between the Origination Trust and the Servicer as amended, supplemented and modified by the Series 1999-1 SUBI Servicing Supplement and as the same may be further amended, supplemented or modified from time to time.

          "Outstanding" has the meaning, with respect to any Series of Investor Notes, set forth in the related Indenture Supplement.

          "Overconcentration Amount" means, as of any date of determination during an Accrual Period, an amount equal to the greatest of (a) the aggregate Lease Balance of the Eligible Leases to which the Obligors having the five largest aggregate Lease Balances of Eligible Leases allocated to the Lease SUBI Portfolio are a party as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (ii) an amount equal to 15% of the Aggregate Lease Balance as of such date, (b) the aggregate Lease Balance of the Eligible Leases to which the Obligors having the ten largest aggregate Lease Balances of Eligible Leases allocated to the Lease SUBI Portfolio are a party as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (ii) an amount equal to 25% of the Aggregate Lease Balance as of such date and (c) the excess, if any, of (i) the aggregate Lease Balance of the Eligible Leases to which the Obligor having the largest aggregate Lease Balance of Eligible Leases allocated to the Lease SUBI Portfolio is a party as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (ii) an amount equal to 4% of the Aggregate Lease Balance as of such date; provided, however that if the long-term debt obligations of such Obligor are not rated at least Baa3 by Moody's as of such date, the amount in this clause (ii) shall equal 3% of the Aggregate Lease Balance as of such date.

          "Paid-In Advance Loss Ratio" means, for any specified Settlement Date, the quotient, expressed as a percentage, of (a) the excess, if any, of
(i) the aggregate Cost of all Unit Paid-In Advance Vehicles that became Rejected Paid-In Advance Vehicles during the immediately preceding Monthly Period over (ii) all Paid-In Advance Proceeds received by the Servicer during the preceding Monthly Period for all Unit Paid-In Advance Vehicles that became Rejected Paid-In Advance Vehicles during such Monthly Period and all prior Monthly Periods divided by (b) the aggregate Cost of all Unit Paid-In Advance Vehicles that became Rejected Paid-In Advance Vehicles during the immediately preceding Monthly Period.

          "Paid-In Advance Proceeds" means for any Rejected Paid-In Advance Vehicle the sum of all amounts received by the Servicer upon, after or in connection with the sale or other disposition of such Rejected Paid-In Advance Vehicle, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, and any and all amounts received from the related Obligor in connection with such Rejected Paid-In Advance Vehicle.

          "Paid-In Advance Vehicle" means a Vehicle acquired at the request of an Obligor who is either a party to a Master Lease Agreement or who has agreed to be bound by a Master Lease Agreement but not yet accepted by such Obligor.

          "Paying Agent" means any paying agent appointed pursuant to Section
2.6 of the Base Indenture.

          "Payment Date" means, with respect to each Series of Investor Notes, the dates set forth in the related Indenture Supplement.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Pension Plan" means any "employee pension benefit plan", as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a "multiemployer plan", as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

          "Period End Date" means each date set forth in Schedule X to the Series 1999-1 SUBI Servicing Supplement, as such schedule is amended and supplemented from time to time in accordance with the terms of the Series 1999-1 SUBI Servicing Supplement.

          "Permitted Investments" means negotiable instruments or securities, payable in Dollars, issued by an entity organized under the laws of the United States of America and represented by instruments in bearer or registered or in book-entry form which evidence (excluding any security with the "r" symbol attached to its rating):

            (i) obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;

           (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated P-1 or higher by Moody's and "A-1+" or higher by Standard & Poor's and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of not lower than "AA";

          (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from Moody's of "P-1" and Standard & Poor's of "A-1+";


           (iv) bankers' acceptances issued by any depositary institution or trust company described in clause (ii) above;

            (v) investments in money market funds rated "AAAm" by Standard & Poor's and "Aaa" by Moody's or otherwise approved in writing by the Rating Agencies;

           (vi) Eurodollar time deposits having a credit rating from Moody's of "P-1" and Standard & Poor's of "A-1+";

          (vii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of "A-1+" by Standard & Poor's and P-1 by Moody's or which otherwise is approved as to collateralization by the Rating Agencies; and

         (viii) any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Investor Notes.

          "Permitted Liens" means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics', materialmen's, landlords', warehousemen's and carrier's Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) on the Initial Closing Date only, the Existing Liens, (iv) Liens in favor of the Origination Trust in the Leased Vehicles, (v) Liens in favor of the Issuer pursuant to the Transfer Agreement, (vi) Liens in favor of the Indenture Trustee pursuant to the Indenture, and (vii) Liens in favor of an Enhancement Provider, provided, however, that such Liens are subordinate to the Liens in favor of the Indenture Trustee and have been consented to by the Indenture Trustee.

          "Person" means any natural person, corporation, business trust, joint venture, association, limited liability company, partnership, joint stock company, corporation, trust, unincorporated organization or Government Authority.

          "PHH Consumer Lease" means PHH PersonaLease Corporation, a Maryland corporation.

          "PHH Financial Services" means PHH Financial Services Corporation, a Maryland corporation.

          "PHH Treasury Note Rate" means, on any day between the 16th day of the month through the 15th day of the following month, the interest rate that is quoted in the Federal Reserve Statistical Release (H.15 Report) for two year treasury constant maturities on the fifteenth day of that month, or the first business day thereafter if the fifteenth day of the month falls on a non-business day.

          "Physical Property" means banker's acceptances, commercial paper, negotiable certificates of deposits and other obligations that constitute "instruments" within the meaning of Section 9-105(l)(i) of the applicable UCC and are susceptible to physical delivery and Certificated Securities.

          "Policies" means the standards, policies and procedures, including but not limited to the credit and residual accrual policies applied by the Servicer in originating Leases and those applied by the Servicer in its collection and repossession activities.

          "Pool Factor" means, except with respect to any Series of Notes issued in more than one Class, a number carried out to seven decimals representing the ratio of the applicable Invested Amount as of such Record Date (determined after taking into account any reduction in the Invested Amount which will occur on the following Payment Date) to the applicable Initial Invested Amount, and with respect to a Series of Notes having more than one Class, as specified in the Indenture Supplement relating to such Series.

          "Potential Amortization Event" means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Amortization Event.

          "Potential Termination Event" means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Termination Event.

          "Preferred Member" means a Person in whose name a Junior Preferred Membership Interest or a Senior Preferred Membership Interest is registered in the Register.

          "Preferred Membership Interests" means the Junior Preferred Membership Interests or the Senior Preferred Membership Interests.

          "Principal Payment Amount" means, for any Settlement Date, the sum of (a) the Lease Balance Declines for each Unit Lease for such Settlement Date and (b) the aggregate Cost of all Eligible Paid-In Advance Vehicles that became Rejected Paid-In Advance Vehicles during the immediately preceding Monthly Period.

          "Principal Terms" is defined in Section 2.2 of the Base Indenture.

          "Proceeding" means any suit in equity, action or law or other judicial or administrative proceeding.

          "Qualified Institution" means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

          "Qualified Trust Institution" means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times
(i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has not less than one billion dollars in assets under fiduciary management, and (iii) has a long term deposits rating of not less than "BBB-" by Standard & Poor's and Baa3 by Moody's.

          "Quarterly Compliance Certificate" is defined in Section 4.1(a) of the Base Indenture.

          "Rating Agency" means, with respect to each Series of Notes, the rating agency or agencies, if any, specified in the related Indenture Supplement.

          "Rating Agency Condition" means, the notification in writing by the Rating Agencies that a proposed action will not result in a reduction or withdrawal by each such Rating Agency of the rating or credit risk assessment of any Class of any Series of Outstanding Investor Notes rated or evaluated by such Rating Agency or the rating or credit risk assessment of any series of Preferred Membership Interests rated or evaluated by such Rating Agency.

          "Receivable Purchase Agreement" means the Receivable Purchase Agreement, dated as of the Initial Closing Date, by and between SPV and VMS, as amended, modified or supplemented from time to time in accordance with its terms.

          "Receivable Purchase Termination Event" is defined in the Receivable Purchase Agreement.

          "Record Date" means, with respect to each Series of Notes, the dates specified in the related Indenture Supplement.

          "Recoveries" means any amounts received by the Servicer with respect to Charged-Off Leases, including Collections received from Obligors and liquidation proceeds of the related Leased Vehicles, net of (i) any applicable rental receipts tax, sales and use tax, personal property tax, ad valorem tax or any other tax or any governmental fees or charges, (ii) any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such recovery and (iii) any amounts remitted to the related Obligor as required by applicable law or the related Lease.

          "Register" means the register mentioned in Section 11.3 of the LLC Agreement.

          "Registered Notes" is defined in Section 2.1 of the Base Indenture.

          "Rejected Paid-In Advance Vehicles" means, for any Monthly Period, all Unit Paid-In Advance Vehicles which were sold or otherwise disposed of after rejection thereof by the related Obligor during such Monthly Period.

          "Related Rights" means, with respect to any Unit, all Origination Trust Assets to the extent such assets are associated with such Unit.

          "Repurchase Amount" means, with respect to any Series of Investor Notes, the amount specified in the related Indenture Supplement.

          "Required Aggregate Asset Amount" means the sum of the Required Asset Amounts with respect to all Series of Outstanding Investor Notes.

          "Required Asset Amount" means, with respect to any Series of Investor Notes, the amount specified in the related Indenture Supplement.

          "Required Overcollateralization Amount" means, with respect to any Series of Investor Notes, the amount specified in the related Indenture Supplement.

          "Required Rating" means a short-term certificate of deposit rating from Moody's of P-1 and from Standard & Poor's of "A-1" and a long-term unsecured debt rating of not less than Aa3 by Moody's and "AA-" by Standard & Poor's.

          "Requirements of Law" means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

          "Residual Value Loss" means, for any Unit Vehicle which became a Residual Value Vehicle during a Monthly Period, an amount equal to (a) the Stated Residual Value of such Unit Vehicle minus (b) all Termination Proceeds with respect to such Unit Vehicle for such Monthly Period.

          "Residual Value Loss Ratio" means, for any specified Settlement Date, the quotient, expressed as a percentage, of (a) the sum of the Residual Value Losses for all Unit Vehicles that became Residual Value Vehicles during the preceding Monthly Period minus all Termination Proceeds included in clauses (i) and (ii) of the definition thereof for the preceding Monthly Period for all Unit Vehicles that became Residual Value Vehicles during prior Monthly Periods divided by (b) the sum of the Stated Residual Values for all Unit Vehicles that became Residual Value Vehicles during the preceding Monthly Period.

          "Residual Value Vehicles" means, for any Monthly Period, all Unit Vehicles subject to Closed-End Leases (other than Unit Vehicles subject to Charged-off Leases) which were sold or otherwise disposed of after termination or expiration of the related Closed-End Lease during such Monthly Period.

          "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office, including any Assistant Vice President, Vice President, any Secretary or Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any Person who at the time shall be an above-designated officer and having direct responsibility for administration of the Indenture and the applicable Series Supplement and also any particular officer to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Revised Article 8" means Revised Article 8 (1994 Version) (and corresponding amendments to Article 9) as promulgated by the National Conference of Commissioners on Uniform State Laws.

          "Revolving Period" means, with respect to any Series of Investor Notes, the period specified in the related Indenture Supplement.

          "S&P" or "Standard & Poor's" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Intermediary" means a "securities intermediary" within the meaning of Section 8-102(a)(14) of Revised Article 8.

          "Securitization" is defined in the Origination Trust Agreement.

          "Security Entitlement" means a "security entitlement" within the meaning of Section 8-102(a)(17) of Revised Article 8.

          "Senior Preferred Member" means a Person in whose name a Senior Preferred Membership Interest is registered in the Register.

          "Senior Preferred Membership Interests" means the Senior Preferred Membership Interests issued pursuant to the LLC Agreement.

          "Series" means any Series of Investor Notes, which may include within any such Series a Class or Classes of Investor Notes subordinate to another such Class or Classes of Investor Notes.

          "Series Gain on Sale Account Percentage" means, with respect to any Series of Investor Notes, the percentage specified in the related Indenture Supplement.

          "Series Account" means any account or accounts established pursuant to an Indenture Supplement for the benefit of a Series of Notes.

          "Series Administrator Fee," with respect to any Series of Notes, that portion of the Administrator Fee payable from Collections allocable to such Series pursuant to the related Indenture Supplement.

          "Series Closing Date" means, with respect to any Series of Investor Notes, the date of issuance of such Series of Investor Notes, as specified in the related Indenture Supplement.

          "Series 1999-1 SUBI Servicing Supplement" means the Series 1999-1 Servicing Supplement to the Origination Trust Servicing Agreement, dated as of the Initial Closing Date, between the Origination Trust, Wilmington Trust Company, as SUBI Trustee, SPV and the Servicer, as amended from time to time.

          "Series Note Termination Date" means, with respect to any Series of Investor Notes, the date stated in the related Indenture Supplement.

          "Series Servicing Fee," with respect to any Series of Notes, that portion of the Servicing Fee payable from Collections allocable to such Series pursuant to the related Indenture Supplement.

          "Series Servicing Fee Percentage" means, with respect to any Series of Notes, the amount specified in the related Indenture Supplement.

          "Series Termination Date" means, with respect to any Series of Investor Notes, the date stated in the related Indenture Supplement as the termination date.

          "Servicer" means VMS in its capacity as servicer under the Origination Trust Servicing Agreement.

          "Servicer Termination Event" is defined in the Origination Trust Servicing Agreement.

          "Servicing Fee" is defined in the Origination Trust Servicing
Agreement.

          "Settlement Date" means the 7th day of each month, or if such date is not a Business Day, the next succeeding Business Day, commencing August 9, 1999.

          "Settlement Statement" is defined in Section 4.1 of the Base
Indenture.

          "Sold Units" means, collectively, the Initial Units and the Additional Units.

          "Special Purpose Entity" is defined in the Origination Trust
Agreement.

          "SPV" means Raven Funding LLC, a Delaware limited liability company.

          "Stated Residual Value" means, for any Unit Vehicle subject to a Closed-End Lease, the lesser of (a) the stated residual value of such Unit Vehicle established at the time of origination of such Closed-End Lease in accordance with the Policies and (b) the Net Book Value of such Unit Vehicle as of such day.

          "SUBI Assets" is defined in the Origination Trust Agreement.

          "SUBIs" means the Fleet Receivable SUBI and the Lease SUBI.

          "SUBI Certificates" means the Fleet Receivable SUBI Certificate and the Lease SUBI Certificate.

          "SUBI Portfolio" is defined in the Origination Trust Agreement.

          "Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Tax Opinion" means an opinion of counsel to be delivered in connection with the issuance of a new Series of Investor Notes to the effect that, for United States federal income tax purposes, (i) the issuance of such new Series of Notes will not affect adversely the United States federal income tax characterization of any Series of Outstanding Notes or Class thereof that was (based upon an opinion of counsel) characterized as debt at the time of their issuance and (ii) the Issuer will not be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

          "Termination Event" means any of a Receivable Purchase Termination Event or a Transfer Termination Event.

          "Termination Proceeds" means for any Residual Value Vehicle for any Monthly Period (a) all amounts received by the Servicer during such Monthly Period upon, after or in connection with the termination of the related Lease including, without limitation, (i) sales proceeds with respect to such Residual Value Vehicle, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition and any amounts remitted to the related Obligor as required by applicable law or the related Lease and (ii) any and all insurance proceeds received in connection with the occurrence of a casualty event in respect of such Residual Value Vehicle and (b) any and all amounts billed to the related Obligor in connection with the termination of such Lease, including any Incidental Lease Termination Payments.

          "Three Month Average Charge-Off Ratio" means, with respect to any Settlement Date, the average of the Charge-Off Ratios for such Settlement Date and the two immediately preceding Settlement Dates.

          "Three Month Average Delinquency Ratio" means, with respect to any Settlement Date, the average of the Delinquency Ratios for such Settlement Date and the two immediately preceding Settlement Dates.

          "Three Month Average Paid-In Advance Loss Ratio" means, with respect to any Settlement Date, the average of the Paid-In Advance Loss

Ratios for such Settlement Date and the two immediately preceding Settlement Dates.

          "Three Month Average Residual Value Loss Ratio" means, with respect to any Settlement Date, the average of the Residual Value Loss Ratios for such Settlement Date and the two immediately preceding Settlement Dates.

          "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

          "Transaction Documents" means, collectively, the Indenture, the Investor Notes, any agreements relating to the issuance or the purchase of any of the Investor Notes, any agreements relating to any Credit Enhancement for any Investor Notes, the LLC Agreement, the Transfer Agreement, the Administration Agreement, the Management Agreement and the Origination Trust Documents.

          "Transfer Agent and Registrar" is defined in Section 2.4 of the Base Indenture.

          "Transfer Agreement" means the Transfer Agreement, dated as of the Initial Closing Date, as amended as of October 28, 1999, between SPV and the Issuer, as amended, modified or supplemented from time to time in accordance with its terms.

          "Transfer Date" means, unless otherwise specified in the related Indenture Supplement, with respect to any Series of Notes, the Business Day immediately prior to each Payment Date.

          "Transferred Asset Payment" is defined in Section 2.3 of the Transfer Agreement.

          "Transferred Assets" is defined in the Transfer Agreement.

          "Transfer Termination Event" is defined in the Transfer Agreement.

          "Twelve Month Average Charge-Off Ratio" means, with respect to any Settlement Date, the average of the Charge-Off Ratios for such Settlement Date and the eleven immediately preceding Settlement Dates.

          "Twelve Month Average Paid-In Advance Loss Ratio" means, with respect to any Settlement Date, the average of the Paid-In Advance Loss Ratios for such Settlement Date and the eleven immediately preceding Settlement Dates.

          "Twelve Month Average Residual Value Loss Ratio" means, with respect to any Settlement Date, the average of the Residual Value Loss Ratios for such Settlement Date and the eleven immediately preceding Settlement Dates.

          "UCC" means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

          "Uncertificated Security" means an "uncertificated security" within the meaning of the applicable UCC.

          "Unit" means a Vehicle, the related Lease and the Related Rights associated therewith or a Paid-In Advance Vehicle and the Related Rights associated therewith.

          "Unit Leases" means the Leases allocated to the Lease SUBI
Portfolio.

          "Unit Paid-In Advance Vehicles" means the Paid-In Advance Vehicles allocated to the Lease SUBI Portfolio.

          "Unit Repurchase Payments" means, for any Settlement Date, the sum of (a) the aggregate amount payable by the Servicer pursuant to Section 7.15 of the Series 1999-1 SUBI Servicing Supplement on such Settlement Date and
(b) the aggregate amount payable by SPV pursuant to Section 7.4 of the Transfer Agreement on such Settlement Date.

          "Unit Vehicle" means the Leased Vehicles and Paid-In Advance Vehicles allocated to the Lease SUBI Portfolio.

          "United States Security Entitlement" means a "Security Entitlement" as defined in 31 C.F.R. Section 357.2, 24 C.F.R. Section 1.2, 12 C.F.R.
Section 912.1, 12 C.F.R. Section 1511.1, 12 C.F.R. Section 615.5450 or 31
C.F.R. Section 354.1.

          "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

          "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.

          "UTI" is defined in the Origination Trust Agreement.

          "UTI Assets" is defined in the Origination Trust Agreement.

          "Vehicle" means an automobile, a truck, a truck chassis, a truck body, a truck tractor, a truck trailer or another type of motorized vehicle or equipment, together with any and all accessories, additions and parts from time to time in or to any of the foregoing and all accessions thereto.

          "VMS" means PHH Vehicle Management Services LLC or any predecessor in interest thereto (including, without limitation, PHH Fleet America Corporation and Peterson, Howell & Heather, Inc.).

          "written" or "in writing" means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.






































                                     -42-
                                                              Exhibit 4.1




                          GREYHOUND FUNDING LLC,
                                as Issuer


                                   and


                        THE CHASE MANHATTAN BANK,
                           as Indenture Trustee




                      ______________________________



                              BASE INDENTURE

                        Dated as of June 30, 1999


                      ______________________________



                            Asset Backed Notes
                        (Each Issuable in Series)

                            TABLE OF CONTENTS

                                                                      Page

ARTICLE 1.

         DEFINITIONS AND INCORPORATION BY REFERENCE  . . . . . . . . .   1
         Section 1.1.  Definitions   . . . . . . . . . . . . . . . . .   1
         Section 1.2.  Cross-References  . . . . . . . . . . . . . . .   1
         Section 1.3.  Accounting and Financial Determinations;
                         No Duplication  . . . . . . . . . . . . . . .   1
         Section 1.4.  Rules of Construction   . . . . . . . . . . . .   2

ARTICLE 2.

         THE INVESTOR NOTES  . . . . . . . . . . . . . . . . . . . . .   2
         Section 2.1.  Designation and Terms of Investor Notes   . . .   2
         Section 2.2.  Investor Notes Issuable in Series   . . . . . .   3
         Section 2.3.  Execution and Authentication  . . . . . . . . .   5
         Section 2.4.  Registration of Transfer and Exchange of
                         Notes   . . . . . . . . . . . . . . . . . . .   7
         Section 2.5.  Mutilated, Destroyed, Lost or Stolen Notes  . .   9
         Section 2.6.  Appointment of Paying Agent   . . . . . . . . .  10
         Section 2.7.  Persons Deemed Owners   . . . . . . . . . . . .  12
         Section 2.8.  Investor Noteholder List  . . . . . . . . . . .  12
         Section 2.9.  Treasury Notes  . . . . . . . . . . . . . . . .  13
         Section 2.10. Book-Entry Notes  . . . . . . . . . . . . . . .  13
         Section 2.11. Definitive Notes  . . . . . . . . . . . . . . .  15
         Section 2.12. Global Note . . . . . . . . . . . . . . . . . .  15
         Section 2.13. Principal and Interest  . . . . . . . . . . . .  16
         Section 2.14. Tax Treatment . . . . . . . . . . . . . . . . .  16

ARTICLE 3.

         SECURITY . . . . . . . .. . . . . . . . . . . . . . . . . . .  17
         Section 3.1.  Grant of Security Interest  . . . . . . . . . .  17
         Section 3.2.  Transaction Documents   . . . . . . . . . . . .  19
         Section 3.3.  Release of Issuer Assets  . . . . . . . . . . .  19
         Section 3.4.  Opinions of Counsel   . . . . . . . . . . . . .  20
         Section 3.5.  Stamp, Other Similar Taxes and Filing Fees  . .  20

ARTICLE 4.

         REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.1.  Servicer Reports  . . . . . . . . . . . . . . .  20
         Section 4.2.  Communication to Investor Noteholders   . . . .  22
         Section 4.3.  Rule 144A Information   . . . . . . . . . . . .  22
         Section 4.4.  Reports by the Issuer   . . . . . . . . . . . .  22
         Section 4.5.  Reports by the Indenture Trustee  . . . . . . .  23

ARTICLE 5.

         ALLOCATION AND APPLICATION OF COLLECTIONS  . . . . . . . . . .  23
         Section 5.1.   Collection Account  . . . . . . . . . . . . . .  23
         Section 5.2.   Gain on Sale Account  . . . . . . . . . . . . .  24
         Section 5.3.   Collection of Money   . . . . . . . . . . . . .  26
         Section 5.4.   Collections and Allocations   . . . . . . . . .  26

ARTICLE 6.

         DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 6.1.   Distributions in General  . . . . . . . . . . .  27
         Section 6.2.   Optional Repurchase of Investor Notes   . . . .  28

ARTICLE 7.

         REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . .  28
         Section 7.1.   Existence and Power   . . . . . . . . . . . . .  29
         Section 7.2.   Governmental Authorization  . . . . . . . . . .  29
         Section 7.3.   Binding Effect  . . . . . . . . . . . . . . . .  29
         Section 7.4.   Financial Information; Financial Condition  . .  29
         Section 7.5.   Litigation  . . . . . . . . . . . . . . . . . .  30
         Section 7.6.   No ERISA Plan   . . . . . . . . . . . . . . . .  30
         Section 7.7.   Tax Filings and Expenses  . . . . . . . . . . .  30
         Section 7.8.   Disclosure  . . . . . . . . . . . . . . . . . .  30
         Section 7.9.   Investment Company Act  . . . . . . . . . . . .  30
         Section 7.10.  Regulations T, U and X. . . . . . . . . . . . .  31
         Section 7.11.  No Consent. . . . . . . . . . . . . . . . . . .  31
         Section 7.12.  Solvency. . . . . . . . . . . . . . . . . . . .  31
         Section 7.13.  Security Interests. . . . . . . . . . . . . . .  31
         Section 7.14.  Binding Effect of Certain Agreements. . . . . .  32
         Section 7.15.  Non-Existence of Other Agreements . . . . . . .  32
         Section 7.16.  Compliance with Contractual Obligations
                         and Laws . . . . . . . . . . . . . . . . . . .  32
         Section 7.17.  Other Representations . . . . . . . . . . . . .  33

ARTICLE 8.

         COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.1.   Payment of Investor Notes   . . . . . . . . . .  33
         Section 8.2.   Maintenance of Office or Agency   . . . . . . .  33
         Section 8.3.   Payment of Obligations  . . . . . . . . . . . .  33
         Section 8.4.   Conduct of Business and Maintenance of
                         Existence. . . . . . . . . . . . . . . . . . .  34
         Section 8.5.   Compliance with Laws  . . . . . . . . . . . . .  34
         Section 8.6.   Inspection of Property, Books and Records   . .  34
         Section 8.7.   Compliance with Transaction Documents;
                         Issuer Assets. . . . . . . . . . . . . . . . .  34
         Section 8.8.   Notice of Defaults  . . . . . . . . . . . . . .  35
         Section 8.9.   Notice of Material Proceedings  . . . . . . . .  36
         Section 8.10.  Further Requests  . . . . . . . . . . . . . . .  36
         Section 8.11.  Protection of Issuer Assets . . . . . . . . . .  36
         Section 8.12.  Annual Opinion of Counsel . . . . . . . . . . .  36
         Section 8.13.  Liens . . . . . . . . . . . . . . . . . . . . .  37
         Section 8.14.  Other Indebtedness  . . . . . . . . . . . . . .  37
         Section 8.15.  Mergers . . . . . . . . . . . . . . . . . . . .  37

         Section 8.16.  Sales of Issuer Assets  . . . . . . . . . . .  37
         Section 8.17.  Acquisition of Assets . . . . . . . . . . . .  37
         Section 8.18.  Distributions.  . . . . . . . . . . . . . . .  37
         Section 8.19.  Name; Principal Office  . . . . . . . . . . .  38
         Section 8.20.  Organizational Documents  . . . . . . . . . .  38
         Section 8.21.  Investments . . . . . . . . . . . . . . . . .  38
         Section 8.22.  No Other Agreements . . . . . . . . . . . . .  38
         Section 8.23.  Other Business  . . . . . . . . . . . . . . .  38
         Section 8.24.  Maintenance of Separate Existence . . . . . .  39
         Section 8.25.  Use of Proceeds of Investor Notes . . . . . .  41
         Section 8.26.  No ERISA Plan . . . . . . . . . . . . . . . .  41

ARTICLE 9.

         REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 9.1.   Events of Default   . . . . . . . . . . . . .  41
         Section 9.2.   Acceleration of Maturity; Rescission and
                         Annulment  . . . . . . . . . . . . . . . . .  42
         Section 9.3.   Collection of Indebtedness and Suits for
                         Enforcement by the Indenture Trustee . . . .  43
         Section 9.4.   Remedies; Priorities  . . . . . . . . . . . .  45
         Section 9.5.   Optional Preservation of the Issuer Assets  .  47
         Section 9.6.   Performance and Enforcement of Certain
                         Obligations  . . . . . . . . . . . . . . . .  47
         Section 9.7.   Limitation on Suits   . . . . . . . . . . . .  48
         Section 9.8.   Unconditional Rights of Investor Noteholders
                         to Receive Principal and Interest  . . . . .  49
         Section 9.9.   Restoration of Rights and Remedies  . . . . .  49
         Section 9.10.  Rights and Remedies Cumulative  . . . . . . .  49
         Section 9.11.  Delay or Omission Not a Waiver  . . . . . . .  49
         Section 9.12.  Control by Investor Noteholders . . . . . . .  50
         Section 9.13.  Waiver of Past Defaults . . . . . . . . . . .  51
         Section 9.14.  Undertaking for Costs . . . . . . . . . . . .  51
         Section 9.15.  Waiver of Stay or Extension Laws  . . . . . .  51
         Section 9.16.  Action on Investor Notes  . . . . . . . . . .  52

ARTICLE 10.

         THE INDENTURE TRUSTEE. . . . . . . . . . . . . . . . . . . .  52
         Section 10.1.  Duties of the Indenture Trustee . . . . . . .  52
         Section 10.2.  Rights of the Indenture Trustee . . . . . . .  54
         Section 10.3.  Indenture Trustee's Disclaimer  . . . . . . .  55
         Section 10.4.  Indenture Trustee May Own Investor Notes  . .  56
         Section 10.5.  Notice of Defaults  . . . . . . . . . . . . .  56
         Section 10.6.  Compensation  . . . . . . . . . . . . . . . .  56
         Section 10.7.  Eligibility Requirements for Indenture
                         Trustee. . . . . . . . . . . . . . . . . . .  57
         Section 10.8.  Resignation or Removal of Indenture
                         Trustee. . . . . . . . . . . . . . . . . . .  57
         Section 10.9.  Successor Indenture Trustee by Merger . . . .  58
         Section 10.10. Appointment of Co-Indenture Trustee or
                         Separate Indenture Trustee . . . . . . . . .  59

         Section 10.11.  Representations and Warranties of
                          Indenture Trustee . . . . . . . . . . . . . .  61
         Section 10.12.  Preferential Collection of Claims
                          Against the Issuer. . . . . . . . . . . . . .  61

ARTICLE 11.

         DISCHARGE OF INDENTURE . . . . . . . . . . . . . . . . . . . .  62
         Section 11.1.  Termination of the Issuer's Obligations . . . .  62
         Section 11.2.  Application of Trust Money. . . . . . . . . . .  63
         Section 11.3.  Repayment to the Issuer . . . . . . . . . . . .  63

ARTICLE 12.

         AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 12.1.  Without Consent of the Investor
                         Noteholders. . . . . . . . . . . . . . . . . .  63
         Section 12.2.  With Consent of the Investor Noteholders. . . .  65
         Section 12.3.  Indenture Supplements . . . . . . . . . . . . .  66
         Section 12.4.  Revocation and Effect of Consents . . . . . . .  66
         Section 12.5.  Notation on or Exchange of Investor Notes . . .  66
         Section 12.6.  The Indenture Trustee to Sign Amendments,
                         etc. . . . . . . . . . . . . . . . . . . . . .  67
         Section 12.7.  Conformity with Trust Indenture Act . . . . . .  67

ARTICLE 13.

         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 13.1.  Compliance Certificates and Opinions. . . . . .  67
         Section 13.2.  Forms of Documents Delivered to Indenture
                         Trustee. . . . . . . . . . . . . . . . . . . .  69
         Section 13.3.  Actions of Noteholders. . . . . . . . . . . . .  70
         Section 13.4.  Notices . . . . . . . . . . . . . . . . . . . .  70
         Section 13.5.  Conflict with TIA . . . . . . . . . . . . . . .  72
         Section 13.6.  Rules by the Indenture Trustee. . . . . . . . .  72
         Section 13.7.  Duplicate Originals . . . . . . . . . . . . . .  73
         Section 13.8.  Benefits of Indenture . . . . . . . . . . . . .  73
         Section 13.9.  Payment on Business Day . . . . . . . . . . . .  73
         Section 13.10.  Governing Law. . . . . . . . . . . . . . . . .  73
         Section 13.11.  Severability of Provisions . . . . . . . . . .  73
         Section 13.12.  Counterparts . . . . . . . . . . . . . . . . .  73
         Section 13.13.  Successors . . . . . . . . . . . . . . . . . .  73
         Section 13.14.  Table of Contents, Headings, etc.  . . . . . .  74
         Section 13.15.  Recording of Indenture . . . . . . . . . . . .  74
         Section 13.16.  No Petition  . . . . . . . . . . . . . . . . .  74
         Section 13.17.  SUBIs  . . . . . . . . . . . . . . . . . . . .  74

                 BASE INDENTURE, dated as of June 30, 1999, between GREYHOUND FUNDING LLC, a special purpose limited liability company established under the laws of Delaware, as issuer (the "Issuer"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (in such capacity, the "Indenture Trustee").

                           W I T N E S S E T H:

                 WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of one or more series of Notes from time to time, issuable as provided in this Indenture;

                 WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of the Issuer, in accordance with its terms, have been done, and the Issuer proposes to do all the things necessary to make the Investor Notes, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the legal, valid and binding obligations of the Issuer as hereinafter provided;

                 NOW, THEREFORE, for and in consideration of the premises and the receipt of the Investor Notes by the Investor Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Investor Noteholders as follows:


                                ARTICLE 1.

                DEFINITIONS AND INCORPORATION BY REFERENCE

                 Section 1.1.  Definitions.

                 Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Schedule 1 (the "Definitions List"), as such Definitions List may be amended or modified from time to time in accordance with the provisions hereof.

                 Section 1.2.  Cross-References.

                 Unless otherwise specified, references in this Indenture and in each other Transaction Document to any Article or Section are references to such Article or Section of this Indenture or such other Transaction Document, as the case may be and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

                 Section 1.3. Accounting and Financial Determinations; No Duplication.

                 Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Indenture, in accordance with GAAP. When used herein, the term "financial statement" shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Transaction Documents shall be made without duplication.

                 Section 1.4.  Rules of Construction.

                 In this Indenture, unless the context otherwise requires:

                               (i)   the singular includes the plural
         and vice versa;

                              (ii)   reference to any Person includes
         such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;

                             (iii)   reference to any gender includes
         the other gender;

                              (iv)   reference to any Requirement of
         Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

                               (v)   "including" (and with correlative
         meaning "include") means including without limiting the generality of any description preceding such term; and

                              (vi)   with respect to the determination
         of any period of time, "from" means "from and including" and "to" means "to but excluding".


                                ARTICLE 2.

                            THE INVESTOR NOTES

                 Section 2.1.  Designation and Terms of Investor Notes.

                 Each Series of Investor Notes and any Class thereof may be issued in bearer form (the "Bearer Notes") with attached interest coupons and a special coupon (collectively, the "Coupons") or in fully registered form (the "Registered Notes"), and, in each case, substantially in the form specified in the applicable Indenture Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the related Indenture Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officers executing such Investor Notes, as evidenced by their execution of the Investor Notes. All Investor Notes of any Series shall, except as specified in the related Indenture Supplement, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture and the applicable Indenture Supplement. The aggregate principal amount of Investor Notes which may be authenticated and delivered under this Indenture is unlimited. The Investor Notes shall be issued in the denominations set forth in the related Indenture Supplement.

                 Section 2.2.  Investor Notes Issuable in Series.

                 (a) The Investor Notes may be issued in one or more Series. Each Series of Investor Notes shall be created by an Indenture Supplement.

                 (b) Investor Notes of a new Series may from time to time be executed by the Issuer and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon the receipt of an Issuer Request at least three (3) Business Days (or such shorter time as is acceptable to the Indenture Trustee) in advance of the related Series Closing Date and upon delivery by the Issuer to the Indenture Trustee, and receipt by the Indenture Trustee, of the following:

                 (i) an Issuer Order authorizing and directing the authentication and delivery of the Investor Notes of such new Series by the Indenture Trustee and specifying the designation of such new Series, the Initial Invested Amount (or the method for calculating such Initial Invested Amount) and the Note Rate (or the method for allocating interest payments or other cash flows to such Series), if any, with respect to such Series;

                 (ii) an Indenture Supplement satisfying the criteria set forth in Section 2.2(c) executed by the Issuer and specifying the Principal Terms of such Series;

                 (iii) a Tax Opinion;

                 (iv) written confirmation from each Rating Agency that the Rating Agency Condition shall have been satisfied with respect to such issuance;

                 (v) an Officer's Certificate of the Issuer, that on the Series Closing Date after giving effect to the issuance of such new Series, (i) neither an Amortization Event nor a Potential Amortization Event with respect to any Series of Investor Notes nor an Asset Deficiency is continuing or will occur, (ii) the issuance of the new Series of Investor Notes will not result in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any suit, action or other judicial or administrative proceeding to which the Issuer is a party or by which it or its property may be bound or to which it or its property may be subject and (iii) all conditions precedent provided in this Base Indenture and the related Indenture Supplement with respect to the authentication and delivery of the new Series of Investor Notes have been complied with; and

                 (vi) such other documents, instruments, certifications, agreements or other items as the Indenture Trustee may reasonably require.

                 (c) In conjunction with the issuance of a new Series of Investor Notes, the parties hereto shall execute an Indenture Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Notes, which may include without limitation:

                 (i)    its name or designation;

                 (ii) an Initial Invested Amount or the method of calculating the Initial Invested Amount;

                 (iii) the Note Rate (or formula for the determination thereof);

                 (iv)   the Series Closing Date;

                 (v)    each Rating Agency rating such Series;

                 (vi) the name of the Clearing Agency or Foreign Clearing Agency, if any;

                 (vii) the interest payment date or dates and the date or dates from which interest shall accrue;

                 (viii) the method of allocating Collections with respect to such Series;

                 (ix) the method by which the principal amount of Investor Notes of such Series shall amortize or accrete;

                 (x) the names of any Series Accounts to be used by such Series and the terms governing the operation of any such accounts and use of moneys therein;

                 (xi) the Series Servicing Fee and the Series Servicing Fee Percentage;

                 (xii) the terms on which the Investor Notes of such Series may be redeemed, repurchased or remarketed to other investors;

                 (xiii) any deposit into any Series Account;

                 (xiv) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class;

                 (xv) the priority of any Series with respect to any other Series;

                 (xvi) the Lease Rate Caps required to be maintained with respect to such Series; and

                 (xvii) any other relevant terms of such Series
         (including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper) (all such terms, the "Principal Terms" of such Series).

The terms of such Indenture Supplement may modify or amend the terms of this Indenture solely as applied to such new Series. If on the date of the issuance of such Series there is issued and outstanding one or more Series of Investor Notes and no Series of Investor Notes is currently rated by a Rating Agency, then as a condition to such issuance a nationally recognized investment banking firm or commercial bank shall also deliver to the Indenture Trustee a certificate of an officer thereof stating, in substance, that, to the best of such officer's knowledge and belief, the issuance of such new Series of Investor Notes will not have a material adverse effect on the timing or distribution of payments to such other Series of Investor Notes then issued and outstanding.

                 (d) The Issuer may direct the Indenture Trustee to deposit all or a portion of the net proceeds from the issuance of any new Series of Investor Notes into a Series Account for another Series of Investor Notes and may specify that the proceeds from the sale of such new Series of Investor Notes may be used to reduce the Invested Amount of another Series of Investor Notes.

                 Section 2.3.  Execution and Authentication.

                 (a) The Investor Notes shall, upon issue pursuant to Section 2.2, be executed on behalf of the Issuer by an Authorized Officer and delivered by the Issuer to the Indenture Trustee for authentication and redelivery as provided herein. If an Authorized Officer whose signature is on an Investor Note no longer holds that office at the time the Investor Note is authenticated, the Investor Note shall nevertheless be valid.

                 (b) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Investor Notes of any particular Series executed by the Issuer to the Indenture

Trustee for authentication, together with one or more Issuer Orders for the authentication and delivery of such Investor Notes, and the Indenture Trustee, in accordance with such Issuer Order and this Indenture, shall authenticate and deliver such Investor Notes. If specified in the related Indenture Supplement for any Series of Investor Notes, the Indenture Trustee shall authenticate and deliver outside the United States the Global Note that is issued upon original issuance thereof, upon receipt of an Issuer Order, to the Depository against payment of the purchase price therefor. If specified in the related Indenture Supplement for any Series of Investor Notes, the Indenture Trustee shall authenticate Book-Entry Notes that are issued upon original issuance thereof, upon receipt of an Issuer Order, to a Clearing Agency, a Foreign Clearing Agency or its nominee as provided in Section 2.10 against payment of the purchase price thereof.

                 (c) No Investor Note shall be entitled to any benefit under this Indenture or be valid for any purpose unless there appears on such Investor Note a certificate of authentication substantially in the form provided for herein, duly executed by the Indenture Trustee by the manual signature of a Responsible Officer (and the Luxembourg agent (the "Luxembourg Agent"), if such Investor Notes are listed on the Luxembourg Stock Exchange). Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Investor Note has been duly authenticated under this Indenture. The Indenture Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Investor Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Investor Notes whenever the Indenture Trustee may do so. Each reference in this Indenture to authentication by the Indenture Trustee includes authentication by such agent. The Indenture Trustee's certificate of authentication shall be in substantially the following form:

                 This is one of the Investor Notes of a series issued under the within mentioned Indenture.

                                           THE CHASE MANHATTAN BANK, as
                                           Indenture Trustee

                                           By:
                                              ----------------------------
                                                 Authorized Signatory

                 (d) Each Investor Note shall be dated and issued as of the date of its authentication by the Indenture Trustee, except Bearer Notes which shall be dated the applicable Series Closing Date as provided in the related Indenture Supplement.

                 (e) Notwithstanding the foregoing, if any Investor Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Investor Note to the Indenture Trustee for cancellation, together with a written statement (which need not comply with Section 13.2 and need not be accompanied by an Opinion of Counsel) stating that such Investor Note has never been issued and sold by the Issuer, for all purposes of this Indenture such Investor Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

                 Section 2.4.  Registration of Transfer and Exchange of
Notes.

                 (a) The Issuer shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and Registrar"), a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Notes of each Series (unless otherwise provided in the related Indenture Supplement) and of transfers and exchanges of the Investor Notes as herein provided. Chase is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Notes and transfers and exchanges of the Investor Notes as herein provided. If any form of Investor Note is issued as a Global Note, the Indenture Trustee may, or if and so long as any Series of Investor Notes is listed on the Luxembourg Stock Exchange and such exchange shall so require, the Indenture Trustee shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city. Any reference in this Indenture to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. Chase shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Indenture Trustee; provided, however, that such resignation shall not be effective and Chase shall continue to perform its duties as Transfer Agent and Registrar until the Indenture Trustee has appointed a successor Transfer Agent and Registrar with the consent of the Issuer.

                 If a Person other than the Indenture Trustee is appointed by the Issuer as the Transfer Agent and Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Transfer Agent and Registrar and of the location, and any change in the location, of the Transfer Agent and Register, and the Indenture Trustee shall have the right to inspect the Transfer Agent and Register at all reasonable times and to obtain copies thereof.

                 An institution succeeding to the corporate agency business of the Transfer Agent and Registrar shall continue to be the Transfer Agent and Registrar without the execution or filing of any paper or any further act on the part of the Indenture Trustee or such Transfer Agent and Registrar.

                 The Transfer Agent and Registrar shall maintain in The City of New York (and, if so specified in the related Indenture Supplement for any Series of Notes, any other city designated in such Indenture Supplement) an office or offices or agency or agencies where Investor Notes may be surrendered for registration of transfer or exchange. The Transfer Agent and Registrar initially designates its corporate trust office located at 450 West 33rd Street, New York, New York 10001-2697 as its office for such purposes. The Transfer Agent and

Registrar shall give prompt written notice to the Indenture Trustee, the Issuer and to the Investor Noteholders of any change in the location of such office or agency.

                 Upon surrender for registration of transfer of any Investor Note at the office or agency of the Transfer Agent and Registrar, if the requirements of Section 2.4(b) and Section 8-401(a) of the UCC are met, the Issuer shall execute and after the Issuer has executed, the Indenture Trustee shall authenticate and (if the Transfer Agent and Registrar is different than the Indenture Trustee, then the Transfer Agent and Registrar shall) deliver to the Investor Noteholder, in the name of the designated transferee or transferees, one or more new Investor Notes, in any authorized denominations, of the same Class and a like aggregate principal amount; provided, however that the provisions of this paragraph shall not apply to Bearer Notes.

                 At the option of any Holder of Registered Notes, Registered Notes may be exchanged for other Registered Notes of the same Series in authorized denominations of like aggregate principal amount, upon surrender of the Registered Notes to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of any holder of Bearer Notes, subject to applicable laws and regulations (including without limitation, the Bearer Rules), Bearer Notes may be exchanged for other Bearer Notes or Registered Notes of the same Series in authorized denominations of like aggregate principal amount, in the manner specified in the Indenture Supplement for such Series, upon surrender of the Bearer Notes to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Note surrendered pursuant to this Section 2.4 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Note so surrendered after the close of business on the Record Date preceding the relevant Payment Date need not have attached the Coupons relating to such Payment Date.

                 Whenever any Investor Notes of any Series are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute and after the Issuer has executed, the Indenture Trustee shall authenticate and (if the Transfer Agent and Registrar is different than the Indenture Trustee, then the Transfer Agent and Registrar shall) deliver to the Investor Noteholder, the Investor Notes which the Investor Noteholder making the exchange is entitled to receive.

                 All Investor Notes issued upon any registration of transfer or exchange of the Investor Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Investor Notes surrendered upon such registration of transfer or exchange.

                 Every Investor Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such

Holder's attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city in which the Corporate Trust Office is located, or by a member firm of a national securities exchange, and (ii) accompanied by such other documents as the Indenture Trustee may require.

                 The preceding provisions of this Section 2.4 notwithstanding, the Indenture Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Note of any Series for a period of 15 days preceding the due date for any payment in full of the Investor Notes of such Series.

                 Unless otherwise provided in the related Indenture Supplement, no service charge shall be made for any registration of transfer or exchange of Investor Notes, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Notes.

                 All Investor Notes (together with any Coupons attached to Bearer Notes) surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Indenture Trustee. The Indenture Trustee shall cancel and destroy any Global Notes upon its exchange in full for Definitive Notes and shall deliver a certificate of destruction to the Issuer. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency was received with respect to each portion of such Global Note exchanged for Definitive Notes in accordance with the related Indenture Supplement.

                 The Issuer shall execute and deliver to the Indenture Trustee or the Transfer Agent and Registrar, as applicable, Bearer Notes and Registered Notes in such amounts and at such times as are necessary to enable the Indenture Trustee to fulfill its responsibilities under this Indenture and the Investor Notes.

                 (b) Unless otherwise provided in the related Indenture Supplement, registration of transfer of Registered Notes containing a legend relating to the restrictions on transfer of such Registered Notes (which legend shall be set forth in the Indenture Supplement relating to such Investor Notes) shall be effected only if the conditions set forth in such related Indenture Supplement are satisfied.

                 Section 2.5.  Mutilated, Destroyed, Lost or Stolen
Notes.

                 If (a) any mutilated Investor Note (together, in the case of Bearer Notes, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Investor Note and (b) there is delivered to the Transfer Agent and Registrar and the Indenture Trustee such security or indemnity as may be reasonably required by them to save each of them harmless, then provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and after the Issuer has executed, the Indenture Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Indenture Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Investor Note, a new Investor Note of like tenor and aggregate principal amount; provided, however, that if any such destroyed, lost or stolen Investor Note, but not a mutilated Investor Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Investor Note, the Issuer may pay such destroyed, lost or stolen Investor Note when so due or payable without surrender thereof. If, after the delivery of such replacement Investor Note or payment of a destroyed, lost or stolen Investor Note pursuant to the proviso to the preceding sentence, a purchaser for value of the original Investor Note in lieu of which such replacement Investor Note was issued presents for payment such original Investor Note, the Issuer, the Transfer Agent and Registrar and the Indenture Trustee shall be entitled to recover such replacement Investor Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Investor Note from such Person to whom such replacement Investor Note was delivered or any assignee of such Person, except a purchaser for value, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Transfer Agent and Registrar or the Indenture Trustee in connection therewith.

                 In connection with the issuance of any new Investor Note under this Section 2.5, the Indenture Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Investor Note issued pursuant to this Section 2.5 shall constitute an original contractual obligation of the Issuer whether or not the lost, stolen or destroyed note shall be found at any time.

                 Section 2.6.  Appointment of Paying Agent.

                 (a) The Indenture Trustee may appoint a Paying Agent with respect to the Investor Notes. The Indenture Trustee hereby appoints Chase as the initial Paying Agent. The Paying Agent shall have the revocable power to withdraw funds and make distributions to Investor Noteholders from the appropriate account or accounts maintained for the benefit of Noteholders as specified in this Indenture or the related Indenture Supplement for any Series pursuant to Article 5. The Indenture Trustee may revoke such power and remove the Paying Agent, if the Indenture Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Indenture in any material respect or for other good cause. The Indenture Trustee shall notify the Rating Agency of the removal of any Paying Agent. If any form of Investor Note is issued as a Global Note, or if and so long as any Series of Investor Notes are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Indenture Trustee shall appoint a co-paying agent in Luxembourg or another European city. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Indenture Trustee. In the event that any Paying Agent shall no longer be the Paying Agent, the Indenture Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company and may be the Indenture Trustee) with the consent of the Issuer. The provisions of Sections 10.01, 10.02, 10.03 and 10.06 shall apply to the Indenture Trustee also in the capacity of Paying Agent, for so long as the Indenture Trustee shall act as Paying Agent. Any reference in this Indenture to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                 (b) The Indenture Trustee shall cause each Paying Agent (other than itself) to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee that such Paying Agent will:

                 (i) hold all sums held by it for the payment of amounts due with respect to the Investor Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                 (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Investor Notes;

                 (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

                  (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of the Investor Notes if at any time it ceases to meet the standards required to be met by the Paying Agent at the time of its appointment; and

                 (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Investor Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

An institution succeeding to the corporate agency business of the Paying Agent shall continue to be the Paying Agent without the execution or filing of any paper or any further act on the part of the Indenture Trustee or such Paying Agent.

                 (c) Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent or a Clearing Agency or a Foreign Clearing Agency in trust for the payment of any amount due with respect to any Investor Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Investor Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and London and Luxembourg (if the related Series of Investor Notes has been listed on the Luxembourg Stock Exchange), if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment.

                 Section 2.7.  Persons Deemed Owners.

                 Prior to due presentation of an Investor Note for registration of transfer, the Indenture Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Investor Note is registered as the owner of such Investor Note for the purpose of receiving distributions pursuant to
Article 5 (as described in any Indenture Supplement) and for all other purposes whatsoever, and neither the Indenture Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary.

                 In the case of a Bearer Note, the Indenture Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the holder of a Bearer Note or Coupon as the owner of such Bearer Note or Coupon for the purpose of receiving distributions pursuant to Article 5 and for all other purposes whatsoever, and neither the Indenture Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary.

                 Section 2.8.  Investor Noteholder List.

                 The Indenture Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Issuer or the Paying Agent, within five Business Days after receipt by the Indenture Trustee of a request therefor from the Issuer or the Paying Agent, respectively, in writing, a list in such form as the Issuer or the Paying Agent may reasonably require, of the names and addresses of the Investor Noteholders of each Series as of the most recent Record Date for payments to such Investor Noteholders. Unless otherwise provided in the related Indenture Supplement, holders of Investor Notes of any Series in a principal amount aggregating not less than 10% of the Investor Interest of such Series (the "Applicants") may apply in writing to the Indenture Trustee, and if such application states that the Applicants desire to communicate with other Investor Noteholders of any Series with respect to their rights under this Indenture or under the Investor Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Indenture Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Investor Noteholders held by the Indenture Trustee and shall give the Issuer notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request. Every Investor Noteholder, by receiving and holding an Investor Note, agrees with the Indenture Trustee that neither the Indenture Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Investor Noteholders hereunder, regardless of the source from which such information was obtained.

                 The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Investor Noteholders of each Series of Investor Notes. If the Indenture Trustee is not the Registrar, the Issuer shall furnish to the Indenture Trustee at least seven Business Days before each Payment Date and at such other time as the Indenture Trustee may request in writing, a list in such form and as of such date as the Indenture Trustee may reasonably require of the names and addresses of Investor Noteholders of each Series of Investor Notes.

                 Section 2.9.  Treasury Notes.

                 In determining whether the Investor Noteholders of the required principal amount of Investor Notes have concurred in any direction, waiver or consent, Investor Notes owned by the Issuer or any Affiliate of the Issuer shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Investor Notes of which the Indenture Trustee has received written notice of such ownership shall be so disregarded.
Absent written notice to the Indenture Trustee of such ownership, the Indenture Trustee shall not be deemed to have knowledge of the identity of the individual beneficial owners of the Investor Notes.

                 Section 2.10.  Book-Entry Notes.

                 Unless otherwise provided in any related Indenture Supplement, the Investor Notes, upon original issuance, shall be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the depository specified in such Indenture Supplement (the

"Depository") which shall be the Clearing Agency or the Foreign Clearing Agency, by or on behalf of such Series. The Investor Notes of each Series shall, unless otherwise provided in the related Indenture Supplement, initially be registered on the Note Register in the name of the nominee of the Clearing Agency or the Foreign Clearing Agency. No Beneficial Owner will receive a definitive note representing such Beneficial Owner's interest in the related Series of Investor Notes, except as provided in Section 2.11. Unless and until definitive, fully registered Investor Notes of any Series ("Definitive Notes") have been issued to Beneficial Owners pursuant to Section 2.11:

                 (a) the provisions of this Section 2.10 shall be in full force and effect with respect to each such Series;

                 (b) the Issuer, the Paying Agent, the Transfer Agent and Registrar and the Indenture Trustee may deal with the Clearing Agency or the Foreign Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of and interest on the Investor Notes and the giving of instructions or directions hereunder) as the sole Holder of the Investor Notes, and shall have no obligation to the Beneficial Owners;

                 (c)      to the extent that the provisions of this
         Section 2.10 conflict with any other provisions of this Indenture, the provisions of this Section 2.10 shall control with respect to each such Series; and

                 (d) the rights of Beneficial Owners of each such Series shall be exercised only through the Clearing Agency or the Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency or the Foreign Clearing Agency and/or the Clearing Agency Participants, and all references in this Indenture to actions by the Noteholders shall refer to actions taken by the Clearing Agency or the Foreign Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Clearing Agency or the Foreign Clearing Agency, as registered holder of the Investor Notes of such Series for distribution to the Beneficial Owners in accordance with the procedures of the Clearing Agency. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Notes to such Clearing Agency Participants.

                 Section 2.11.  Definitive Notes.

                 If (i) (A) the Issuer advises the Indenture Trustee in writing that the Clearing Agency or the Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement, and (B) the Indenture Trustee or the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or the Foreign Clearing Agency with respect to any Series or (iii) after the occurrence of an Event of Default, Beneficial Owners of a Majority in Interest of a Series of Investor Notes advise the Indenture Trustee and the applicable Clearing Agency or the Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of such Beneficial Owners, the Indenture Trustee shall notify all Beneficial Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners of such Series requesting the same. Upon surrender to the Indenture Trustee of the Investor Notes of such Series by the applicable Clearing Agency or the Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or the applicable Foreign Clearing Agency for registration, the Issuer shall execute and the Indenture Trustee shall authenticate and (if the Transfer Agent and Registrar is different than the Indenture Trustee, then the Transfer Agent and Registrar shall) deliver the Definitive Notes in accordance with the instructions of the Clearing Agency. Neither the Issuer nor the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes, and the Indenture Trustee shall recognize the Holders of the Definitive Notes of such Series as Noteholders of such Series hereunder.

                 Section 2.12.  Global Note.

                 If specified in the related Indenture Supplement for any Series, the Investor Notes may be initially issued in the form of a single temporary Global Note (the "Global Note") in bearer form, without interest coupons, in the denomination of the Initial Invested Amount and substantially in the form attached to the related Indenture Supplement. Unless otherwise specified in the related Indenture Supplement, the provisions of this Section 2.12 shall apply to such Global Note. The Global Note will be authenticated by the Indenture Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Notes. The Global Note may be exchanged in the manner described in the related Indenture Supplement for Registered or Bearer Notes in definitive form.

                 Section 2.13.  Principal and Interest.

                 (a) The principal of each Series of Investor Notes shall be payable at the times and in the amount set forth in the related Indenture Supplement and in accordance with Section 6.1.

                 (b) Each Series of Investor Notes shall accrue interest as provided in the related Indenture Supplement and such interest shall be payable on each Payment Date for such Series in accordance with Section 6.1 and the related Indenture Supplement.

                 (c) Except as provided in the following sentence, the Person in whose name any Investor Note is registered at the close of business on any Record Date with respect to a Payment Date for such Investor Note shall be entitled to receive the principal and interest payable on such Payment Date notwithstanding the cancellation of such Investor Note upon any registration of transfer, exchange or substitution of such Investor Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Investor Note is payable.

                 (d) If the Issuer defaults in the payment of interest on the Investor Notes of any Series, such interest, to the extent paid on any date that is more than five (5) Business Days after the applicable due date, shall, at the option of the Issuer, cease to be payable to the Persons who were Investor Noteholders of such Series at the applicable Record Date and the Issuer shall pay the defaulted interest in any lawful manner, plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Investor Noteholders of such Series on a subsequent special record date which date shall be at least five (5) Business Days prior to the payment date, at the rate provided in this Indenture and in the Investor Notes of such Series. The Issuer shall fix or cause to be fixed each such special record date and payment date, and at least 15 days before the special record date, the Issuer (or the Indenture Trustee, in the name of and at the expense of the Issuer) shall mail to Investor Noteholders of such Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                 Section 2.14.  Tax Treatment.

                 The Issuer has structured this Indenture and the Investor Notes have been (or will be) issued with the intention that the Investor Notes will qualify under applicable tax law as indebtedness of the Issuer and any entity acquiring any direct or indirect interest in any Investor Note by acceptance of its Investor Notes (or, in the case of a Beneficial Owner, by virtue of such Beneficial Owner's acquisition of a beneficial interest therein) agrees to treat the Investor Notes (or beneficial interests therein) for purposes of Federal, state and local and income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Issuer. Each Investor Noteholder agrees that it will cause any Beneficial Owner's acquiring an interest in an

Investor Note through it to comply with this Indenture as to treatment as indebtedness for such tax purposes.


                                ARTICLE 3.

                                SECURITY

                 Section 3.1.  Grant of Security Interest.

                 (a) To secure the Issuer Obligations, the Issuer hereby pledges, assigns, conveys, delivers, transfers and sets over to the Indenture Trustee, for the benefit of the Investor Noteholders, and hereby grants to the Indenture Trustee, for the benefit of the Investor Noteholders, a security interest in, all of the Issuer's right, title and interest in and to all of the Issuer's assets, property and interests in property of any kind or nature whatsoever (other than as specified below) whether now or hereafter existing, acquired or created (all of the foregoing being referred to as the "Collateral"), including without limitation, all right, title and interest of the Issuer in the following property and interests in property:

                               (i)    the SUBIs, the SUBI
         Certificates and any related rights, authority, powers and privileges of the holder thereof under the related Origination Trust Documents and all payments and distributions thereunder of whatever kind or character and whether in cash or other property, at any time made or distributable to the Issuer thereunder or in respect thereof, whether due or to become due, including, without limitation, the immediate and continuing right of the Issuer to receive and collect all amounts payable to the holder thereof and all of the Issuer's rights, remedies, powers, interests and privileges under the Origination Trust Documents (whether arising pursuant to the terms thereof or otherwise available to the Issuer), including, without limitation, the right to enforce the Origination Trust Documents, to give or withhold any and all consents, requests, notices, directions, approvals or waivers thereunder and all amounts due and to become due thereunder, whether payable as indemnities or damages for breach thereof;

                              (ii)    a beneficial interest in the
         Initial Units and any Unit Leases, Unit Vehicles and the Related Rights associated therewith, and all Additional Units and any Unit Leases, Unit Vehicles and the Related Rights associated therewith hereafter acquired by the Issuer, including, without limitation, all monies due or to become due with respect thereto and all proceeds thereof;

                             (iii)    the Transfer Agreement,
         including, without limitation, all of the Issuer's rights, remedies, powers, interests and privileges under the Transfer Agreement (whether arising pursuant to the terms thereof or otherwise available to the Issuer), including, without

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         limitation, the right to enforce the Transfer Agreement, to give or withhold any and all consents, requests, notices, directions, approvals or waivers thereunder and all amounts due and to become due thereunder, whether payable as indemnities or damages for breach thereof;

                              (iv)    the Administration Agreement,
         including, without limitation, all of the Issuer's rights, remedies, powers, interests and privileges under the Administration Agreement (whether arising pursuant to the terms thereof or otherwise available to the Issuer), including, without limitation, the right to enforce the Administration Agreement, to give or withhold any and all consents, requests, notices, directions, approvals or waivers thereunder and all amounts due and to become due thereunder, whether payable as indemnities or damages for breach thereof;

                               (v)    the Collection Account and the
         Gain on Sale Account and all monies on deposit from time to time in the Collection Account and the Gain on Sale Account and all proceeds thereof (including any Permitted Investments purchased with monies from any account held for the benefit of the Issuer or the Investor Noteholders and any investment earnings thereon);

                              (vi)    each Series Account and all
         monies on deposit from time to time in such Series Account and all proceeds thereof (including any Permitted Investments purchased with monies from any account held for the benefit of the Issuer or the Investor Noteholders and any investment earnings thereon);

                             (vii)    all additional property that
         may from time to time hereafter (pursuant to the terms of any Indenture Supplement or otherwise) be subjected to the grant and pledge hereof by the Issuer, including, without limitation, any Hedging Instruments; and

                            (viii)    all proceeds of any and all of
         the foregoing including, without limitation, all present and future claims, demands, causes of action and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.


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

                 (b) The foregoing grant is made in trust to secure the Issuer Obligations and to secure compliance with the provisions of this Indenture and any Indenture Supplement, all as provided in this Indenture. The Indenture Trustee, as Indenture Trustee on behalf of the Investor Noteholders, acknowledges such grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and subject to Section 10.1 and 10.2, agrees to perform its duties required in this Indenture to the best of its abilities to the end that the interests of the Investor Noteholders may be adequately and effectively protected. The Collateral shall secure the Investor Notes equally and ratably without prejudice, priority (except, with respect to any Series of Investor Notes, as otherwise stated in the applicable Indenture Supplement) or distinction.

                 Section 3.2.  Transaction Documents.

                 Upon the occurrence of a default or breach by any Person party to a Transaction Document, promptly following a request from the Indenture Trustee to do so and at the Issuer's expense, the Issuer agrees to take all such lawful action as permitted under this Indenture as the Indenture Trustee may request to compel or secure the performance and observance by SPV, the Servicer, the Administrator, VMS or PHH Consumer Lease or any other party to any of the Transaction Documents of its obligations thereunder, in each case in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer to the extent and in the manner directed by the Indenture Trustee, including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by each of SPV, the Servicer, the Administrator, VMS or PHH Consumer Lease (or such other party to any Transaction Document), of their respective obligations thereunder. If (i) the Issuer shall have failed, within 30 days of receiving the direction of the Indenture Trustee, to take commercially reasonable action to accomplish such directions of the Indenture, (ii) the Issuer refuses to take any such action, or (iii) the Indenture Trustee reasonably determines that such action must be taken immediately, the Indenture Trustee may take such previously directed action and any related action permitted under this Indenture which the Indenture Trustee thereafter determines is appropriate (without the need under this provision or any other provision under the Indenture to direct the Issuer to take such action), on behalf of the Issuer and the Investor Noteholders.

                 Section 3.3.  Release of Issuer Assets.

                 (a) The Indenture Trustee shall when required by the provisions of this Indenture execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Section
3.2 shall be bound to ascertain the Indenture Trustee's authority,


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

inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

                 (b) The Indenture Trustee shall, at such time as there are no Investor Notes Outstanding, release any remaining portion of the Issuer Assets that secured the Investor Notes from the lien of this Indenture and release to the Issuer any funds then on deposit in the Issuer Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 3.2(b) only upon receipt of an Issuer Order accompanied by an Officer's Certificate, an Opinion of Counsel and (if this Indenture is qualified under the TIA and the TIA so requires) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 13.1.

                 Section 3.4.  Opinions of Counsel.

                 The Indenture Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to
Section 3.2(a), accompanied by copies of any instruments involved, and the Indenture Trustee may also require as a condition of such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all such action will not materially and adversely impair the security for the Investor Notes or the rights of the Noteholders; provided, however that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Issuer Assets. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                 Section 3.5.  Stamp, Other Similar Taxes and Filing
Fees.

                 The Issuer shall indemnify and hold harmless the Indenture Trustee and each Investor Noteholder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Indenture or any Collateral. The Issuer shall pay, or reimburse the Indenture Trustee for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Indenture.


                                ARTICLE 4.

                                 REPORTS

                 Section 4.1.  Servicer Reports.

                 The Issuer will deliver or cause to be delivered to the Indenture Trustee:

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                 (i)      prior to 1:00 p.m., New York City time, on each
         Deposit Date, a copy of the Deposit Report (a "Deposit Report") prepared and delivered by the Servicer to the Issuer pursuant to the Origination Trust Servicing Agreement, setting forth the aggregate amount of Collections deposited in the Collection Account on such Deposit Date;

                 (ii) on each Determination Date, a copy of the Settlement Statement (a "Settlement Statement") prepared and delivered by the Servicer to the Issuer pursuant to the Origination Trust Servicing Agreement, setting forth the information required to be set forth therein under the Origination Trust Servicing Agreement and each Indenture Supplement and such other information as the Indenture Trustee may reasonably request;

                 (iii) within ten Business Days of the last Business Day of each fiscal quarter of the Issuer, a copy of the Quarterly Compliance Certificate (a "Quarterly Compliance Certificate") prepared and delivered by the Servicer pursuant to the Origination Trust Servicing Agreement, setting forth the information required to be set forth therein under the Origination Trust Servicing Agreement;

                 (iv) on or before March 31 of each year, a copy of the Annual Servicing Report (an "Annual Servicing Report") prepared by the Servicer's independent auditors in accordance with the Origination Trust Servicing Agreement, setting forth the information required to be set forth therein under the Origination Trust Servicing Agreement;

                 (v) within 45 days following the end of each fiscal quarter of the Servicer, a copy of the certificate prepared and delivered by the Servicer pursuant Section 8.3(b) of the Origination Trust Servicing Agreement;

                 (vi) promptly upon the delivery by the Servicer to the Issuer, a copy of any other information, reports or other materials required to be delivered by the Servicer to the Issuer pursuant to the Origination Trust Servicing Agreement;

                 (vii) from time to time such additional information regarding the financial position, results of operations or business of the Origination Trust or VMS as the Indenture Trustee may reasonably request to the extent that the Servicer delivers such information to the Issuer pursuant to the Origination Trust Servicing Agreement; and

                 (viii) at the time of delivery of the item described in clause (iii) above, a certificate of an officer of the Issuer that, except as provided in any certificate delivered in accordance with Section 8.8, no Amortization Event, Potential Amortization Event, Termination Event, Default or Event of

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

         Default under any of the Transaction Documents to which it is a party has occurred or is continuing during such fiscal quarter.

                 Section 4.2.  Communication to Investor Noteholders.

                 (a) If this Indenture is qualified under the TIA, the Investor Noteholders may communicate pursuant to TIA Section 312(b) with other Investor Noteholders with respect to their rights under this Indenture or under the Investor Notes.

                 (b) If this Indenture is qualified under the TIA, the Issuer, the Indenture Trustee and the Transfer Agent and Registrar shall have the protection of TIA Section 312(c).

                 Section 4.3.  Rule 144A Information.

                 For so long as any of the Investor Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer agrees to provide to any Investor Noteholder or Beneficial Owner and to any prospective purchaser of Investor Notes designated by such Investor Noteholder or Beneficial Owner upon the request of such Investor Noteholder or Beneficial Owner or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

                 Section 4.4.  Reports by the Issuer.

                 (a) Unless otherwise specified in the related Indenture Supplement, on each Settlement Date, the Issuer shall deliver to the Indenture Trustee or the Paying Agent and the Indenture Trustee or the Paying Agent, as the case may be, shall forward to each Investor
Noteholder of each Outstanding Series the Monthly Settlement Statement with respect to such Series, with a copy to the Rating Agencies.

                 (b) As soon as available, but in any event within 90 days after the end of each fiscal year of the Issuer, the Issuer shall deliver to the Indenture Trustee or the Paying Agent and the Indenture Trustee or the Paying Agent, as the case may be, shall forward to each Investor Noteholder of each Outstanding Series a copy of the audited financial statements of the Issuer at the end of such year, prepared by independent certified public accountants of nationally recognized standing.

                 (c) Unless otherwise specified in the related Indenture Supplement, on or before January 31 of each calendar year, beginning with calendar year 2000, the Indenture Trustee or the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was an Investor Noteholder of a Series of Investor Notes a statement prepared by or on behalf of the Issuer containing the information which is required to be contained in the Monthly Settlement Statements with respect to such Series of Investor Notes aggregated for such calendar year or the applicable portion thereof during which such Person was an

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

Investor Noteholder, together with such other customary information (consistent with the treatment of the Investor Notes as debt) as the Issuer deems necessary or desirable to enable the Investor Noteholders to prepare their tax returns (each such statement, an "Annual Noteholders' Tax Statement"). Such obligations of the Issuer to prepare and the Indenture Trustee or the Paying Agent to distribute the Annual Noteholders' Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee or the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

                 Section 4.5.  Reports by the Indenture Trustee.

                 If this Indenture is qualified under the TIA, within 60 days after each March 31, beginning on March 31 in the first year after this Indenture is qualified under the TIA, if required by TIA
Section 313(a), the Indenture Trustee shall mail to each Investor Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b). A copy of such each report at the time of its mailing to Investor Noteholders shall be filed by the Indenture Trustee with the Securities and Exchange Commission and each stock exchange, if any, on which the Investor Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Investor Notes are listed on any stock exchange.


                                ARTICLE 5.

                ALLOCATION AND APPLICATION OF COLLECTIONS

                 Section 5.1.  Collection Account.

                 (a) Establishment of Collection Account. The Indenture Trustee shall establish and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders (the "Collection Account"). If at any time the Indenture Trustee obtains knowledge that the Collection Account is no longer an Eligible Deposit Account, the Indenture Trustee shall, within 30 days of obtaining such knowledge, establish a new Collection Account that is an Eligible Deposit Account and transfer into the new Collection Account all cash and investments from the non-qualifying Collection Account. Initially, the Collection Account will be established with Chase. The Indenture Trustee shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Collection Account and the proceeds thereof for the benefit of the Noteholders. The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders.

                 (b) Series Accounts. If so provided in the related Indenture Supplement, the Indenture Trustee, for the benefit of the

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

Investor Noteholders, shall cause to be established and maintained, one or more Series Accounts and/or administrative sub-accounts of the Collection Account to facilitate the proper allocation of Collections in accordance with the terms of such Indenture Supplement. Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Noteholders of such Series. Each such Series Account will be an Eligible Deposit Account, if so provided in the related Indenture Supplement and will have the other features and be applied as set forth in the related Indenture Supplement.

                 (c) Administration of the Collection Account. The Issuer shall instruct the institution maintaining the Collection Account in writing to invest the funds on deposit in the Collection Account in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date related to the Monthly Period in which such funds were processed for collection, or if so specified in the related Indenture Supplement, on the immediately succeeding Payment Date. All such Permitted Investments will be credited to the Collection Account and any such Permitted Investments that constitute (i) Physical Property (and that is not either a United States Security Entitlement or a Security Entitlement) shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held by the Indenture Trustee pending maturity or disposition; (ii) United States Security Entitlements or Security Entitlements shall be Controlled by the Indenture Trustee pending maturity or disposition; and (iii) Uncertificated Securities (and not United States Security Entitlements) shall be delivered to the Indenture Trustee in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee pending maturity or disposition. The Indenture Trustee shall take such action as is required to maintain the Indenture Trustee's security interest in the Permitted Investments credited to the Collection Account. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall remain uninvested. Neither the Issuer nor the Indenture Trustee shall dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of principal of such Permitted Investment.

                 Section 5.2.  Gain on Sale Account.

                 (a) Establishment of Gain on Sale Account. The Indenture Trustee shall establish and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders (the "Gain on Sale Account"). If at any time the Indenture Trustee obtains knowledge that the Gain on Sale Account is no longer an Eligible Deposit Account, the Indenture Trustee shall, within 30 days of obtaining such knowledge, establish a new Gain on Sale Account that is an Eligible Deposit Account and transfer into the new Gain on Sale Account all cash and investments from the non-qualifying Gain on Sale Account.

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

Initially, the Gain on Sale Account will be established with Chase. The Indenture Trustee shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Gain on Sale Account and the proceeds thereof for the benefit of the Noteholders. The Gain on Sale Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders.

                 (b) Investment of Funds in the Gain on Sale Account. The Issuer shall instruct the institution maintaining the Gain on Sale Account in writing to invest the funds on deposit in the Gain on Sale Account in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to each Transfer Date. All such Permitted Investments will be credited to the Gain on Sale Account and any such Permitted Investments that constitute
(i) Physical Property (and that is not either a United States Security Entitlement or a Security Entitlement) shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held by the Indenture Trustee pending maturity or disposition; (ii) United States Security Entitlements or Security Entitlements shall be Controlled by the Indenture Trustee pending maturity or disposition; and (iii) Uncertificated Securities (and not United States Security Entitlements) shall be delivered to the Indenture Trustee in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee pending maturity or disposition. The Indenture Trustee shall take such action as is required to maintain the Indenture Trustee's security interest in the Permitted Investments credited to the Gain on Sale Account. In the absence of written investment instructions hereunder, funds on deposit in the Gain on Sale Account shall remain uninvested. Neither the Issuer nor the Indenture Trustee shall dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of principal of such Permitted Investment.

                 (c) Earnings from Gain on Sale Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Gain on Sale Account shall be deemed to be available and on deposit for distribution.

                 (d) Deposits to Gain on Sale Account. Amounts will be deposited in the Gain on Sale Account in accordance with this Article 5, as modified by any Indenture Supplement.

                 (e) Withdrawals from Gain on Sale Account. No later than 2:00 p.m., New York City time, on each Transfer Date, the Issuer shall direct the Indenture Trustee in writing to withdraw from the Gain on Sale Account an amount equal to the lesser of (x) the Monthly Residual Value Loss for the immediately preceding Monthly Period and (y) the amount then on deposit in the Gain on Sale Account and deposit such amount into the Collection Account for allocation in accordance with
Article 5, as modified by any Indenture Supplement. On any Transfer Date on which the amount on deposit in the Gain on Sale Account (after giving

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

effect to any withdrawals therefrom pursuant to the immediately preceding sentence) is greater than an amount equal to the Applicable Gain on Sale Account Percentage of the sum of the aggregate Lease Balance of each Eligible Lease that is a Closed-End Lease allocated to the Lease SUBI as of last day of the Monthly Period immediately preceding such Transfer Date and the Aggregate Residual Value Amount as of such date, the Issuer shall direct the Indenture Trustee in writing to withdraw such excess from the Gain on Sale Account and deposit it in the Issuer General Account.

                 Section 5.3.  Collection of Money.

                 Except as otherwise provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Issuer Assets, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceeds thereafter as provided in Article 9.

                 Section 5.4.  Collections and Allocations.

                 (a) Collections in General. Until this Indenture is terminated pursuant to Section 11.1, the Issuer shall, and the Indenture Trustee is authorized to, cause all Collections due and to become due to the Issuer or the Indenture Trustee, as the case may be, under or in connection with the Collateral to be paid directly to the Indenture Trustee for deposit into the Collection Account. The Issuer agrees that if any Collections shall be received by the Issuer in an account other than the Collection Account, such monies, instruments, cash and other proceeds will not be commingled by the Issuer with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by the Issuer for, and immediately remitted to, the Indenture Trustee, with any necessary endorsement. All monies, instruments, cash and other proceeds received by the Indenture Trustee pursuant to this Indenture shall be in immediately available funds and shall be immediately deposited in the Collection Account and shall be applied as provided in this Article 5.

                 (b) Allocations for Investor Noteholders. On each Deposit Date, the Issuer shall allocate Collections deposited into the Collection Account in accordance with this Article 5 and shall instruct the Indenture Trustee to withdraw the required amounts from the Collection Account and make the required deposits in any Series Account in accordance with this Article 5, as modified by any Indenture Supplement. The Issuer shall make such deposits or payments on the date

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

indicated therein in immediately available funds or as otherwise provided in the Indenture Supplement for any Series with respect to such Series. The Administrator, on behalf of the Issuer, has agreed to furnish to the Indenture Trustee or the Paying Agent, as applicable, written instructions to make the aforementioned withdrawals and payments from the Collection Account and any Issuer Accounts specified herein or in an Indenture Supplement. The Indenture Trustee and the Paying Agent shall promptly follow any such written instructions.

                 (c) Sharing Collections. In the manner described in the related Indenture Supplement, to the extent that Collections that are allocated to any Series on a Deposit Date are not needed to make payments to Investor Noteholders of such Series or required to be deposited in a Series Account for such Series on such Deposit Date, such Collections may, at the direction of the Issuer, be applied to cover principal payments due to or for the benefit of Investor Noteholders of another Series. Any such reallocation will not result in a reduction in the Invested Amount of the Series to which such Collections were initially allocated.

                 (d) Allocations After Certain Events of Default. After each Outstanding Series of Investor Notes shall have been declared to be immediately due and payable pursuant to Section 9.2 as a result of the occurrence of an Event of Default defined in clause (a) or (b) of
Section 9.1, to the extent that Collections that are allocated to any Series of Investor Notes on a Settlement Date are not needed to make payments of principal of, or interest on, the Investor Notes of such Series, such Collections shall be applied to cover principal payments due on the Investor Notes of all other Series then Outstanding on a pro rata basis based on the Invested Percentages of such other Series of Investor Notes.

[THE REMAINDER OF ARTICLE 5 IS RESERVED AND MAY BE SPECIFIED IN ANY INDENTURE SUPPLEMENT WITH RESPECT TO ANY SERIES.]


                                ARTICLE 6.

                              DISTRIBUTIONS

                 Section 6.1.  Distributions in General.

                 (a) Unless otherwise specified in the applicable Indenture Supplement, amounts payable to an Investor Noteholder hereunder shall be payable by check mailed first-class postage prepaid to such Investor Noteholder at the address for such Investor Noteholder appearing in the Note Register except that with respect to Investor Notes registered in the name of a Clearing Agency or its nominee, such amounts shall be payable by wire transfer of immediately available funds released by the Indenture Trustee or the Paying Agent from the applicable Series Account no later than Noon on the Payment Date (New York City time) for credit to the account designated by such Clearing Agency or its nominee, as applicable.

                 (b) Unless otherwise specified in the applicable Indenture Supplement (i) all distributions to Investor Noteholders of all classes within a Series of Investor Notes will have the same priority and
(ii) in the event that on any date of determination the amount available to make payments to the Investor Noteholders of a Series is not sufficient to pay all sums required to be paid to such Investor Noteholders on such date, then each class of Investor Noteholders will receive its ratable share (based upon the aggregate amount due to such class of Investor Noteholders) of the aggregate amount available to be distributed in respect of the Investor Notes of such Series.

                 Section 6.2.  Optional Repurchase of Investor Notes.

                 On any Payment Date occurring on or after the date on which the Invested Amount of any Series or class of such Series is equal to or less than the Repurchase Amount (if any) for such Series or class set forth in the Indenture Supplement related to such Series, or at such other time otherwise provided for in the Indenture Supplement relating to such Series, the Issuer shall have the option to purchase all Outstanding Investor Notes of such Series, or class of such Series, at a purchase price (determined after giving effect to any payment of principal and interest on such Payment Date) equal to (unless otherwise specified in the related Indenture Supplement) the Invested Amount of such Series on such Payment Date, plus accrued and unpaid interest on the unpaid principal balance of the Investor Notes of such Series (calculated at the Investor Note Rate of such Series) through the day immediately prior to the date of such purchase plus, if provided for in the related Indenture Supplement, any premium payable at such time. The Issuer shall give the Indenture Trustee at least 30 days' prior written notice of the date on which the Issuer intends to exercise such option to purchase. Not later than 12:00 noon, New York City time, on such Payment Date, an amount of the purchase price equal to the Invested Amount of all Investor Notes of such Series on such Payment Date and the amount of accrued and unpaid interest with respect to such Investor Notes and any applicable premium will be deposited into the applicable Series Account for such Series in immediately available funds. The funds deposited into such Series Account or distributed to the Paying Agent will be passed through in full to the Investor Noteholders on such Payment Date.


                                ARTICLE 7.

                      REPRESENTATIONS AND WARRANTIES

                 The Issuer hereby represents and warrants, for the benefit of the Indenture Trustee and the Noteholders, as follows as of each Series Closing Date:

                 Section 7.1.  Existence and Power.

                 The Issuer (a) is a special purpose limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign limited liability company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary, and (c) has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Indenture and the other Transaction Documents.

                 Section 7.2.  Governmental Authorization.

                 The execution, delivery and performance by the Issuer of this Indenture, the related Indenture Supplement and the other Transaction Documents to which it is a party (a) is within the Issuer's power, has been duly authorized by all necessary action, (b) requires no action by or in respect of, or filing with, any governmental body, agency or official which has not been obtained and (c) does not contravene, or constitute a default under, any Requirement of Law or any provision of its certificate of formation or the LLC Agreement or result in the creation or imposition of any Lien on any of the Issuer Assets, except for Liens created by this Indenture or the other Transaction Documents. This Indenture and each of the other Transaction Documents to which the Issuer is a party has been executed and delivered by a duly authorized officer of the Issuer.

                 Section 7.3.  Binding Effect.

                 This Indenture and each other Transaction Document is a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

                 Section 7.4.  Financial Information; Financial
Condition.

                 All balance sheets, all statements of operations, of shareholders' equity and of cash flow, and other financial data (other than projections) which have been or shall hereafter be furnished by the Issuer to the Indenture Trustee and the Rating Agencies pursuant to
Section 4.4 have been and will be prepared in accordance with GAAP (to the extent applicable) and do and will present fairly the financial condition of the Issuer as of the dates thereof and the results of its operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and presentation items.

                 Section 7.5.  Litigation.

                 There is no action, suit or proceeding pending against or, to the knowledge of the Issuer, threatened against or affecting the Issuer before any court or arbitrator or any Governmental Authority that could materially adversely affect the financial position, results of operations, business, properties, performance, prospects or condition (financial or otherwise) of the Issuer or which in any manner draws into question the validity or enforceability of this Indenture, any Indenture Supplement or any other Transaction Document or the ability of the Issuer to perform its obligations hereunder or thereunder.

                 Section 7.6.  No ERISA Plan.

                 The Issuer has not established and does not maintain or contribute to any Pension Plan that is covered by Title IV of ERISA and will not do so, as long as any Investor Notes are Outstanding.

                 Section 7.7.  Tax Filings and Expenses.

                 The Issuer has filed all federal, state and local tax returns and all other tax returns which, to the knowledge of the Issuer, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by the Issuer, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. The Issuer has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign limited liability company authorized to do business in each State in which it is required to so qualify.

                 Section 7.8.  Disclosure.

                 All certificates, reports, statements, documents and other information furnished to the Indenture Trustee by or on behalf of the Issuer pursuant to any provision of this Indenture or any Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Indenture or any Transaction Document, shall, at the time the same are so furnished, be complete and correct to the extent necessary to give the Indenture Trustee true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Indenture Trustee shall constitute a representation and warranty by the Issuer made on the date the same are furnished to the Indenture Trustee to the effect specified herein.

                 Section 7.9.  Investment Company Act.

                 The Issuer is not, and is not controlled by, an "investment company" within the meaning of, and is not required to register as an "investment company" under, the Investment Company Act of 1940.

                 Section 7.10.  Regulations T, U and X.

                 The proceeds of the Investor Notes will not be used to purchase or carry any "margin stock" (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof). The Issuer is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

                 Section 7.11.  No Consent.

                 No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Indenture or any Indenture Supplement or for the performance of any of the Issuer's obligations hereunder or thereunder or under any other Transaction Document other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by the Issuer prior to the Initial Closing Date or as contemplated in Section 7.13.

                 Section 7.12.  Solvency.

                 Both before and after giving effect to the transactions contemplated by this Indenture and the other Transaction Documents, the Issuer is solvent within the meaning of the Bankruptcy Code and the Issuer is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Insolvency Event has occurred with respect to the Issuer.

                 Section 7.13.  Security Interests.

                 (a) Each of the SUBI Certificates has been duly registered in the name of the Indenture Trustee and all other action necessary (including the filing of UCC-1 financing statements) to protect and perfect the Indenture Trustee's security interest in the Collateral now in existence and hereafter acquired or created has been duly and effectively taken.

                 (b) No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing the Issuer as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Issuer in favor of the Indenture Trustee on behalf of the Noteholders in connection with this Indenture.

                 (c) This Indenture constitutes a valid and continuing Lien on the Collateral in favor of the Indenture Trustee on behalf of the Noteholders, which Lien will be prior to all other Liens (other than Permitted Liens), will be enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. All action necessary to perfect such prior security interest has been duly taken.

                 (d) Except for a change made pursuant to Section 8.19, the Issuer's principal place of business and chief executive office shall be at: 900 Old Country Road, Garden City, New York 11530, and the place where its records concerning the Collateral are kept is at: 103 Foulk Road, Suite 205-11, Wilmington, Delaware 19803. The Issuer does not transact, and has not transacted, business under any other name.

                 (e) All authorizations in this Indenture for the Indenture Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements, and other instruments with respect to the Collateral are powers coupled with an interest and are irrevocable.

                 Section 7.14.  Binding Effect of Certain Agreements.

                 Each of the Origination Trust Documents and the Transfer Agreement is in full force and effect and there are no outstanding events of default thereunder nor have events occurred which, with the giving of notice, the passage of time or both, would constitute such an event of default.

                 Section 7.15.  Non-Existence of Other Agreements.

                 (a) Other than as permitted by Section 8.23, (i) the Issuer is not a party to any contract or agreement of any kind or nature and (ii) the Issuer is not subject to any obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.

                 (b) The Issuer has not engaged in any activities since its formation (other than those incidental to its formation and other appropriate actions including the proposed purchase of the SUBI Certificates, the authorization and the issue of the initial Series of Notes, the execution of the Transaction Documents to which it is a party and the performance of the activities referred to in or contemplated by such agreements).

                 Section 7.16.  Compliance with Contractual Obligations
and Laws.

                 The Issuer is not (i) in violation of the LLC Agreement,
(ii) in violation of any Requirement of Law to which it or its property or assets may be subject or (iii) in violation of any Contractual
Obligation with respect to the Issuer.

                 Section 7.17.  Other Representations.

                 All representations and warranties of the Issuer made in each Transaction Document to which it is a party are true and correct and are repeated herein as though fully set forth herein.


                                ARTICLE 8.

                                COVENANTS

                 Section 8.1.  Payment of Investor Notes.

                 The Issuer shall pay the principal of (and premium, if any) and interest on the Investor Notes pursuant to the provisions of this Indenture and any applicable Indenture Supplement. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.

                 Section 8.2.  Maintenance of Office or Agency.

                 The Issuer will maintain in The City of New York, an office or agency where Investor Notes may be surrendered for registration of transfer or exchange. The Issuer hereby initially appoints the Transfer Agent and Registrar to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

                 The Issuer may also from time to time designate one or more other offices or agencies where the Investor Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 The Issuer hereby designates the Corporate Trust Office of the Indenture Trustee as one such office or agency of the Issuer.

                 Section 8.3.  Payment of Obligations.

                 The Issuer will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

                 Section 8.4.  Conduct of Business and Maintenance of
Existence.

                 The Issuer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business and operations of the Issuer or which qualification shall be necessary to protect the validity and enforceability of this Indenture, the Investor Notes and any instrument or agreement included in the Issuer Assets.

                 Section 8.5.  Compliance with Laws.

                 The Issuer will comply in all respects with all Requirements of Law and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where such noncompliance would not materially and adversely affect the condition, financial or otherwise, operations, performance, properties or prospects of the Issuer or its ability to carry out the transactions contemplated in this Indenture and each other Transaction Document; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any Issuer Asset.

                 Section 8.6.  Inspection of Property, Books and Records.

                 The Issuer will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to the Issuer Assets and its business activities in accordance with GAAP; and will permit the Indenture Trustee to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent public accountants, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.

                 Section 8.7. Compliance with Transaction Documents; Issuer Assets.

                 (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any instrument or agreement included in the Issuer Assets or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, any other Transaction Document or such other instrument or agreement.

                 (b) Promptly upon becoming aware of any default under any Transaction Document, the Issuer shall give the Indenture Trustee and the Rating Agencies notice thereof.

                 (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and in the instruments and agreements included in the Issuer Assets, including but not limited to preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Transfer Agreement in accordance with and within the time periods provided for herein and therein.

                 (d) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that, unless such action is specifically permitted hereunder or under the other Transaction Documents, it will not, without the prior written consent of the Indenture Trustee or the Holders of a Majority in Interest of each Series of Outstanding Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Issuer
Assets, including any of the Transaction Documents, or waive timely performance or observance by SPV under the Transfer Agreement or the Origination Trust, VMS or the Servicer under the Origination Trust Documents. Upon the occurrence of a Servicer Termination Event, the Issuer will not, without the prior written consent of the Indenture
Trustee or the Holders of a Majority in Interest of each Series of Outstanding Notes, terminate the Servicer and appoint a successor
Servicer in accordance with the Servicing Agreement and will terminate the Servicer and appoint a successor Servicer in accordance with the Servicing Agreement if so directed by the Indenture Trustee or the Holders of a Majority in Interest of each Series of Outstanding Notes.

                 (e) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

                 Section 8.8.  Notice of Defaults.

                 Promptly upon becoming aware of any Potential Amortization Event, Amortization Event, Potential Termination Event, Termination Event, Servicer Termination Event, Event of Default or Default under any of the Transaction Documents, the Issuer shall give the Indenture Trustee and the Rating Agencies written notice thereof, together with an Officer's Certificate, setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Issuer.

                 Section 8.9.  Notice of Material Proceedings.

                 Promptly upon becoming aware thereof, the Issuer shall give the Indenture Trustee and the Rating Agencies written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting the Issuer which is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or performance of the Issuer or the ability of the Issuer to perform its obligations under this Indenture or under any other Transaction Document to which it is a party.

                 Section 8.10.  Further Requests.

                 The Issuer will promptly furnish to the Indenture Trustee and the Rating Agencies such other information as, and in such form as, the Indenture Trustee or the Rating Agencies may reasonably request in connection with the transactions contemplated hereby.

                 Section 8.11.  Protection of Issuer Assets.

                 The Issuer will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                 (a) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                 (b) perfect, publish notice of or protect the validity of the lien and security interest created by this Indenture;

                 (c) enforce the rights of the Indenture Trustee and the Noteholders in any of the Issuer Assets; or

                 (d) preserve and defend title to the Issuer Assets and the rights of the Indenture Trustee and the Noteholders in such Issuer Assets against the claims of all persons and parties.

                 The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be filed by the Indenture Trustee pursuant to this Section.

                 Section 8.12.  Annual Opinion of Counsel.

                 On or before March 31 of each calendar year, commencing with March 31, 2000, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the perfection of the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Indenture until March 31 in the following calendar year.

                 Section 8.13.  Liens.

                 The Issuer will not create, incur, assume or permit to exist any Lien upon any of the Issuer Assets (including the Collateral), other than Permitted Liens.

                 Section 8.14.  Other Indebtedness.

                 The Issuer will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder and (ii) Indebtedness permitted under any other Transaction Document.

                 Section 8.15.  Mergers.

                 The Issuer will not merge or consolidate with or into any other Person.

                 Section 8.16.  Sales of Issuer Assets.

                 The Issuer will not sell, lease, transfer, liquidate or otherwise dispose of any Issuer Assets, except as contemplated by the Transaction Documents unless directed to do so by the Indenture Trustee.

                 Section 8.17.  Acquisition of Assets.

                 The Issuer will not acquire, by long-term or operating lease or otherwise, any assets except in accordance with the terms of the Transaction Documents.

                 Section 8.18.  Distributions.

                 The Issuer will not declare any dividends on any of the Membership Interests or make any purchase, redemption or other acquisition of, any of the Membership Interests, other than as provided in the Transaction Documents. The Issuer will not redeem any Preferred Membership Interests if any such redemption would result in the occurrence of an Amortization Event with respect to any Series of Investor Notes Outstanding.

                 Section 8.19.  Name; Principal Office.

                 The Issuer will neither (a) change the location of its chief executive office or principal place of business (within the meaning of the applicable UCC) without sixty (60) days' prior written notice to the Indenture Trustee nor (b) change its name without prior written notice to the Indenture Trustee sufficient to allow the Indenture Trustee to execute all filings prepared by the Issuer (including filings of financing statements on form UCC-1) and recordings necessary to maintain the perfection of the interest of the Indenture Trustee on behalf of the Noteholders in the Collateral pursuant to this Indenture. In the event that the Issuer desires to so change its office or change its name, the Issuer will make any required filings and prior to actually changing its office or its name the Issuer will deliver to the Indenture Trustee (i) an Officer's Certificate and (except with respect to a change of the location of the Issuer's chief executive office or principal place of business to a new location in the same county) an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Indenture Trustee on behalf of the Noteholders in the Collateral in respect of the new office or new name of the Issuer and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

                 Section 8.20.  Organizational Documents.

                 The Issuer will not amend the LLC Agreement unless, prior to such amendment, each Rating Agency confirms that after such amendment the Rating Agency Condition will be met.

                 Section 8.21.  Investments.

                 The Issuer will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than in accordance with the Transaction Documents and, in addition, without limiting the generality of the foregoing, the Issuer will not cause the Indenture Trustee to make any Permitted Investments on the Issuer's behalf that would have the effect of causing the Issuer to be an "investment company" within the meaning of the Investment Company Act.

                 Section 8.22.  No Other Agreements.

                 The Issuer will not enter into or be a party to any agreement or instrument other than any Transaction Document or documents and agreements incidental thereto.

                 Section 8.23.  Other Business.

                 The Issuer will not engage in any business or enterprise or enter into any transaction other than acquiring the SUBI Certificates pursuant to the Transfer Agreement, funding such acquisitions through the issuance and sale of the Investor Notes, issuing the Membership Interests pursuant to the LLC Agreement, incurring and paying ordinary course operating expenses and other activities related to or incidental to any of the foregoing.

                 Section 8.24.  Maintenance of Separate Existence.

                 The Issuer will do all things necessary to continue to be readily distinguishable from VMS, ARAC and the Affiliates of each of the foregoing and maintain its existence separate and apart from that of VMS, ARAC and the Affiliates of each of the foregoing including, without limitation:

                 (i) practicing and adhering to organizational formalities, such as maintaining appropriate books and records;

                 (ii) observing all organizational formalities in connection with all dealings between itself and VMS, ARAC and the Affiliates of each of the foregoing or any other unaffiliated entity;

                 (iii) observing all procedures required by its certificate of formation and the LLC Agreement and the laws of the State of Delaware;

                 (iv) acting solely in its name and through its duly authorized officers or agents in the conduct of its businesses;

                 (v) managing its business and affairs by or under the direction of the Managers;

                 (vi) ensuring that its Authorized Officers duly authorize all of its actions;

                 (vii) ensuring the receipt of proper authorization, when necessary, in accordance with the terms of the LLC
         Agreement for its actions;

                 (viii) owning or leasing (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business;

                 (ix) maintaining at least one Manager who is an Independent Manager;

                 (x) not (A) having or incurring any indebtedness to VMS, ARAC or any Affiliates of VMS or ARAC; (B) guaranteeing or otherwise becoming liable for any obligations of VMS, ARAC or any Affiliates of VMS or ARAC; (C) having obligations guaranteed by VMS, ARAC or any Affiliates of VMS or ARAC; (D) holding itself out as responsible for debts of VMS, ARAC or any Affiliates of VMS or ARAC or for decisions or actions with respect to the affairs of VMS, ARAC or any Affiliates of VMS or ARAC; (E) operating or purporting to operate as an integrated, single economic unit with respect to VMS or ARAC or any

         Affiliates of VMS or ARAC or any other unaffiliated entity; (F) seeking to obtain credit or incur any obligation to any third party based upon the assets of VMS or ARAC or any Affiliates of VMS or ARAC or any other unaffiliated entity; (G) induce any such third party to reasonably rely on the creditworthiness of VMS or ARAC or any Affiliates of VMS or ARAC or any other unaffiliated entity; and (H) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of VMS, ARAC or any Affiliates of VMS or ARAC other than as required by the Transaction Documents with respect to insurance on the Leased Vehicles;

                 (xi) other than as provided in the Transaction Documents, maintaining its deposit and other bank accounts and all of its assets separate from those of any other Person;

                 (xii) maintaining its financial records separate and apart from those of any other Person;

                 (xiii) not suggesting in any way, within its financial statements, that its assets are available to pay the claims of creditors of VMS, ARAC, any Affiliates of VMS or ARAC or any other affiliated or unaffiliated entity;

                 (xiv) compensating all its employees, officers, consultants and agents for services provided to it by such Persons out of its own funds or reimbursing any of its Affiliates in respect of amounts paid by such Affiliates for such services;

                 (xv) maintaining office space separate and apart from that of VMS or ARAC or any Affiliates of VMS or ARAC (even if such office space is subleased from or is on or near premises occupied by VMS, ARAC or any Affiliates of VMS or ARAC) and a telephone number separate and apart from that of VMS or ARAC or any Affiliates of VMS or ARAC;

                 (xvi) conducting all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications solely in its own name;

                 (xvii) having separate stationery from VMS, ARAC, any Affiliates of VMS or ARAC or any other unaffiliated entity;

                 (xviii) accounting for and managing all of its liabilities separately from those of VMS, ARAC or any Affiliates of VMS or ARAC;

                 (xix) allocating, on an arm's length basis, all shared corporate operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software; and otherwise maintaining an arm's-length relationship with each of VMS, ARAC, any Affiliates of VMS or ARAC or any other unaffiliated entity;

                 (xx) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving VMS, ARAC or any Affiliate of VMS or ARAC to substantively consolidate VMS, ARAC or any Affiliate of VMS or ARAC with the Issuer;

                 (xxi)    remaining solvent; and

                 (xxii) conducting all of its business (whether written or oral) solely in its own name so as not to mislead others as to the identity of each of the Issuer, SPV, VMS, ARAC and any Affiliates of VMS or ARAC.

                 Section 8.25.  Use of Proceeds of Investor Notes.

                 The Issuer shall use the net proceeds of each Series of Investor Notes in accordance with the provisions of the related Indenture Supplement.

                 Section 8.26.  No ERISA Plan.

                 The Issuer will not establish or maintain or contribute to any Pension Plan that is covered by Title IV of ERISA.


                                ARTICLE 9.

                                 REMEDIES

                 Section 9.1.  Events of Default.

                 "Event of Default", wherever used herein, with respect to any Series of Investor Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) default in the payment of any interest on any Investor Note of any Series when the same becomes due and payable, and such default shall continue for a period of five Business Days;

                 (b) default in the payment of the principal of any Investor Note of any Series on the Series Termination Date with respect to such Series;

                 (c) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture

         (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with) which default materially and adversely affects the rights of the Investor Noteholders of such Series, and which default shall continue or not be cured for a period of 30 days (or for such longer period, not in excess of 60 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 60 days or less and the Issuer delivers an Officer's Certificate to the Indenture Trustee to the effect that the Issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by Investor Noteholders of such Series holding Investor Notes evidencing at least 25% of the Invested Amount of each Class of Investor Notes of such Series, a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                 (d)      the Issuer at any time receives a final
         determination that it will be treated as an association taxable as a corporation for federal income tax purposes;

                 (e) the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that the Issuer is an "investment company" within the meaning of the Investment Company Act; or

                 (f) an Insolvency Event shall have occurred with respect to the Issuer.

                 Section 9.2.  Acceleration of Maturity; Rescission and
Annulment.

                 If an Event of Default referred to in clause (f) of
Section 9.2 has occurred, the unpaid principal amount of all Series of Investor Notes, together with interest accrued but unpaid thereon, and all other amounts due to the Investor Noteholders under this Indenture, shall immediately and without further act become due and payable. If an Event of Default referred to in clause (a), (b), (d) or (e) of Section
9.1 has occurred, then the Indenture Trustee or the Holders of a Majority in Interest of each Series of Outstanding Investor Notes may declare all of the Investor Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by the Investor Noteholders), and upon any such declaration the unpaid principal amount of the Investor Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. If an Event of Default referred to in clause (c) of Section
9.1 shall occur and be continuing with respect to any Series of Investor Notes, then and in every such case the Indenture Trustee or Holders of a Majority in Interest of such Series of Investor Notes may declare all the Investor Notes of such Series to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by the Investor Noteholders), and upon any such declaration the unpaid principal amount of such Investor Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

                 At any time after such declaration of acceleration of maturity has been made with respect to the Investor Notes (or a particular Series of Investor Notes) and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article 9, provided, the Holders of a Majority in Interest of each Series of Outstanding Investor Notes (or, in the case of the acceleration of a particular Series of Investor Notes, the Holders of a Majority in Interest of the Investor Notes of such Series), by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences; provided, that, no such rescission shall affect any subsequent default or impair any right consequent thereto.

                 Section 9.3. Collection of Indebtedness and Suits for Enforcement by the Indenture Trustee.

                 (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Investor Note when the same becomes due and payable, and such default continues for a period of five Business Days or (ii) default is made in the payment of the principal of any Investor Note when the same becomes due and payable, by acceleration or at stated maturity, the Issuer will, upon demand of the Indenture
Trustee, pay to it, for the benefit of the Holders of such Investor
Notes, the whole amount then due and payable on such Investor Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the Note Rate borne by the Investor Notes, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

                 (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Investor Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Investor Notes, wherever situated, the moneys adjudged or decreed to be payable.

                 (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 9.4, in its discretion, proceed to protect and enforce its rights and the rights of the Investor Noteholders, by such appropriate proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

                 (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Investor Notes or any Person having or claiming an ownership interest in the Issuer Assets, proceedings under the Bankruptcy Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in the case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Investor Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Investor Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                 (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Investor Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Investor Noteholders allowed in such proceedings;

                 (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Investor Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

                 (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Investor Noteholders and of the Indenture Trustee on their behalf; and

                 (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of the Investor Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Investor Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Investor Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

                 (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Investor Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Investor Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Investor Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

                 (f) All rights of action and of asserting claims under this Indenture, or under any of the Investor Notes, may be enforced by the Indenture Trustee without the possession of any of the Investor Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Investor Notes.

                 (g) In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Investor Notes, and it shall not be necessary to make any Investor Noteholder a party to any such proceedings.

                 Section 9.4.  Remedies; Priorities.

                 (a) If an Event of Default shall have occurred and be continuing with respect to any Series of Outstanding Investor Notes and such Series of Investor Notes has been accelerated under Section 9.4, the Indenture Trustee may institute proceedings to enforce the obligations of the Issuer hereunder in its own name and as trustee of an express trust for the collection of all amounts then payable on the Investor Notes of such Series or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Investor Notes moneys adjudged due.

                 (b) If an Event of Default shall have occurred and be continuing with respect to all Series of Outstanding Investor Notes and all Series of Outstanding Investor Notes have been accelerated under
Section 9.2, the Indenture Trustee (subject to Section 9.5) may do one or more of the following:

                 (i) institute proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Issuer Assets;

                 (ii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Investor Notes; and

                 (iii) in the case of an Event of Default referred to in clause (a) or (b) of Section 9.1, sell the Issuer Assets or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided that the Indenture Trustee may not sell or otherwise liquidate the Issuer Assets following an Event of Default referred to in clause (a) or (b) of Section 9.1, unless (A) the Holders of Investor Notes representing 100% of the Aggregate Invested Amount consent thereto, (B) the proceeds of such sale or liquidation distributable to the Investor Noteholders are sufficient to discharge in full all amounts then due and unpaid upon the Investor Notes for principal and interest, or (C) (1) the Indenture Trustee determines that the Issuer Assets will not continue to provide sufficient funds for the payment of principal of and interest on the Investor Notes as they would have become due if the Investor Notes had not been declared due and payable and (2) the Indenture Trustee obtains the consent of a Majority in Interest of the Holders of each Series of Outstanding Investor Notes. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Issuer Assets for such purpose.

                 (c) If the Indenture Trustee collects any money or property pursuant to this Article 9, such money or property shall be held by the Indenture Trustee as additional collateral hereunder and the Indenture Trustee shall pay out such money or property in the following order:

                 FIRST:  to the Indenture Trustee for amounts due under
         Section 10.6; and

                 SECOND: to the Collection Account for distribution in accordance with the provisions of Article 5.

                 Section 9.5.  Optional Preservation of the Issuer
Assets.

                 If the Investor Notes of each Series Outstanding have been declared to be due and payable under Section 9.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Issuer Assets. It is the desire of the parties hereto and the Investor Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Investor Notes, and the Indenture Trustee shall take such desire into account when determining whether to maintain possession of the Issuer Assets. In determining whether to maintain possession of the Issuer Assets, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Issuer Assets for such purpose. Nothing contained in this Section 9.5 shall be construed to require the Indenture Trustee to preserve the Issuer Assets securing the Issuer Obligations if prohibited by applicable law or if the Indenture Trustee is authorized, directed or permitted to liquidate the Issuer Assets pursuant to Section 9.4(b).

                 Section 9.6.  Performance and Enforcement of Certain
Obligations.

                 (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by SPV, the Origination Trust and the Servicer, as applicable, of each of their respective obligations to the Issuer under or in connection with the Transfer Agreement and the Origination Trust Documents, respectively, in accordance with their respective terms, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transaction Documents to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of SPV, the Origination Trust or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by SPV, the Origination Trust or the Servicer of each of their respective obligations thereunder.

                 (b) If an Event of Default has occurred and is continuing with respect to any Series of Outstanding Investor Notes, the Indenture Trustee may, and, at the direction (which direction shall be in writing) of the Holders of a Majority in Interest of such Series of Outstanding Investor Notes (or, if an Event of Default with respect to more than one Series of Investor Notes has occurred, a Majority in Interest of each Series of Investor Notes with respect to which an Event of Default shall have occurred) shall exercise all rights, remedies, powers, privileges and claims of the Issuer against SPV, the Origination Trust or the Servicer under or in connection with the Transfer Agreement and the Origination Trust Documents, including the right or power to take any action to compel or secure performance or observance by SPV, the Origination Trust or the Servicer of each of their respective obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transfer Agreement and the Origination Trust Documents, and any right of the Issuer to take such action shall be suspended; provided that, if an Event of Default has occurred and is continuing with respect to less than all Series of Outstanding Investor Notes, the Indenture Trustee may not take any action hereunder that is detrimental to the rights of the Holders of the Investor Notes with respect to which no Event of Default shall have occurred.

                 Section 9.7.  Limitation on Suits.

                 No Holder of any Investor Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                 (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                 (b) Holders of each Series of Outstanding Investor Notes holding Investor Notes evidencing at least 25% of each Class of Investor Notes of such Series have made written request to the Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as the Indenture Trustee hereunder;

                 (c) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

                 (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings; and

                 (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a Majority in Interest of each Series of Outstanding Investor Notes;

it being understood and intended that no one or more Holders of the Investor Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of the Investor Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

                 In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Investor Notes, each representing less than a Majority in Interest of each Series of Outstanding Investor Notes, the Indenture Trustee shall act at the direction of the group of Holders of Investor Notes with the greater amount of Investor Notes, however, should the Indenture Trustee receive conflicting or inconsistent requests on indemnity from two or more groups of Holders with an equal amount of Investor Notes the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

                 Section 9.8.  Unconditional Rights of Investor
Noteholders to Receive Principal and Interest.

                 Notwithstanding any other provisions in this Indenture, the Holder of any Investor Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Investor Note on or after the respective due dates thereof expressed in such Investor Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

                 Section 9.9.  Restoration of Rights and Remedies.

                 If the Indenture Trustee or any Investor Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Investor Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Investor Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Investor Noteholders shall continue as though no such Proceeding had been instituted.

                 Section 9.10.  Rights and Remedies Cumulative.

                 No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Investor Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 Section 9.11.  Delay or Omission Not a Waiver.

                 No delay or omission of the Indenture Trustee or any Holder of any Investor Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article 9 or by law to the Indenture Trustee or to the Investor Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Investor Noteholders, as the case may be.

                 Section 9.12.  Control by Investor Noteholders.

                 The Holders of a Majority in Interest of each Series of Outstanding Investor Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Investor Notes or exercising any trust or power conferred on the Indenture Trustee; provided that

                 (a) such direction shall not be in conflict with any rule of law or with this Indenture;

                 (b) if an Event of Default is with respect to less than all Series of Outstanding Investor Notes, then the Indenture Trustee's rights and remedies shall be limited to the rights and remedies pertaining only to those Series of Investor Notes with respect to which such Event of Default has occurred and the Indenture Trustee shall exercise such rights and remedies at the direction of the Holders of a Majority in Interest of all such Series of Investor Notes;

                 (c) subject to the express terms of Section 9.4, any direction to the Indenture Trustee to sell or liquidate the Issuer Assets shall be by the Holders of Investor Notes representing not less than 100% of the Aggregate Invested
         Amount;

                 (d) if the conditions set forth in Section 9.5 have been satisfied and the Indenture Trustee elects to retain the Issuer Assets pursuant to such Section, then any direction to the Indenture Trustee by Holders of Investor Notes representing less than 100% of the Aggregate Invested Amount to sell or liquidate the Issuer Assets shall be of no force and effect;

                 (e) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; and

                 (f)      such direction shall be in writing;

provided, further, that, subject to Section 10.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Investor
Noteholders not consenting to such action.

                 Section 9.13.  Waiver of Past Defaults.

                 Prior to the declaration of the acceleration of the maturity of the Investor Notes of any Series as provided in Section 9.2, the Holders of the Investor Notes of not less than a Majority in Interest of such Series of Outstanding Investor Notes may, on behalf of all such Holders, waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Investor Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Investor Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Investor Notes of such Outstanding Series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

                 Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. The Issuer shall give prompt written notice of any waiver to the Rating Agencies.

                 Section 9.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Investor Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the Indenture Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Investor Noteholder or group of Investor Noteholders, in each case holding in the aggregate more than 10% of the Invested Amount of any Series of Investor Notes, or (c) any suit instituted by any Investor Noteholder for the enforcement of the payment of principal of or interest on any Investor Note on or after the respective due dates expressed in such Investor Note and in this Indenture.


                 Section 9.15.  Waiver of Stay or Extension Laws.

                 The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                 Section 9.16.  Action on Investor Notes.

                 The Indenture Trustee's right to seek and recover judgment on the Investor Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Investor Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Issuer Assets or upon any of the assets of the Issuer.


                               ARTICLE 10.

                          THE INDENTURE TRUSTEE

                 Section 10.1.  Duties of the Indenture Trustee.

                 (a) If an Amortization Event or Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (b) The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Indenture or any of the other Transaction Documents, shall examine them to determine whether they substantially conform to the requirements of this Indenture or such other Transaction Document, as the case may be; provided, however, that the Indenture Trustee shall not be responsible for the content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Administrator or the Issuer hereunder.

                 (c) Subject to subsection 10.1(a), no provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or wilful misconduct; provided, however, that:

                 (i) the Indenture Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts nor shall the Indenture Trustee be liable with respect to any action it takes or omits to take in good faith in accordance with this Indenture or in accordance with a direction received by it pursuant to Section 9.12;

                 (ii) the Indenture Trustee shall not be charged with knowledge of any Event of Default unless a Responsible Officer of the Indenture Trustee obtains actual knowledge thereof or receives written notice thereof;

                 (iii) the Indenture Trustee shall not be charged with knowledge of any failure by any Person to comply with its obligations under the Transaction Documents unless a Responsible Officer of the Indenture Trustee obtains actual knowledge of such failure or receives written notice thereof;

                 (iv) prior to the occurrence of an Amortization Event or an Event of Default, and after the curing of all such Amortization Events or Events of Default which may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture, the Indenture Trustee shall be obligated to perform only such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee;

                 (v) anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

                 (vi) subject to the other provisions of this Indenture and without limiting the generality of this Section 10.01, the Indenture Trustee shall have no duty (A) to record, file, or deposit this Indenture, the Transaction Documents or any agreement referred to herein or therein or any financing statement or continuation statement evidencing a security interest, or to maintain any such recording or filing or depositing or to rerecord, refile, or redeposit any thereof, (B) to insure the Issuer Assets and (C) to pay or discharge any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to assessed or levied against, any part of the Collateral other than from funds available in the Collection Account.

                 (d) The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of,

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

any of the obligations of any Person under any of the Transaction
Documents.

                 (e) Except for actions expressly authorized by this Indenture, the Indenture Trustee shall take no action reasonably likely to impair the security interests created hereunder in any of the Issuer Assets now existing or hereafter created or to impair the value of any of the Issuer Assets now existing or hereafter created.

                 (f) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Indenture, the Indenture Trustee shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.

                 Section 10.2.  Rights of the Indenture Trustee.

                 Except as otherwise provided by Section 10.1:

                 (a) The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any document believed by it to be genuine and to have been signed by or presented by the proper person.

                 (b) The Indenture Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                 (c) The Indenture Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care.

                 (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture; provided, that the Indenture Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.
 .
                 (e) Prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, the Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto and shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document, unless requested in writing to do so by Holders of the Investor Notes evidencing not less than 25% of the Invested Amount of any Series of Investor Notes; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses, or liabilities likely to be incurred by it in instituting, conducting or defending any litigation hereunder or in relation hereto or in the making of such investigation shall be, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense, or liability or payment of such expenses as a condition precedent to so proceeding. The reasonable expense of every such examination shall be paid by the Issuer or by the Administrator at the direction of the Issuer or, if paid by the Indenture Trustee, shall be reimbursed by the Issuer or by the Administrator at the direction of the Issuer upon demand.

                 (f) The Indenture Trustee shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Indenture Trustee's own willful misconduct, negligence or bad faith.

                 (g) The Indenture Trustee shall not be liable for the acts or omissions of any successor to the Indenture Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of Chase.

                 (h) The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or wilful misconduct in the performance of such act.

                 (i) The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder.

                 Section 10.3.  Indenture Trustee's Disclaimer.

                 The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Investor Notes (other than the certificate of authentication on the Investor Notes). Except as set forth in Section 10.11, the Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Investor Notes (other than the certificate of authentication on the Investor Notes) or of any of the Issuer Assets. The Indenture Trustee shall not be accountable for the use or application by the Issuer of any of the Investor Notes or of the proceeds of such Investor Notes, or for the use or application of any funds paid to the Issuer in respect of the Issuer Assets.

                 Section 10.4.  Indenture Trustee May Own Investor Notes.

                 The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Investor Notes with the same rights as it would have if it were not the Indenture Trustee.

                 Section 10.5.  Notice of Defaults.

                 If a Default or an Event of Default or a Potential Amortization Event or an Amortization Event occurs and is continuing and if it is either actually known or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice thereof within 45 days after such knowledge or notice occurs. Except in the case of a Default in accordance with the provisions of Section 313(c) of the TIA in payment of principal of or interest on any Investor Note (including payments pursuant to the mandatory redemption provisions of such Investor
Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Investor Noteholders.

                 Section 10.6.  Compensation.

                 The Issuer shall cause the Administrator pursuant to the Administration Agreement to pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall cause the Administrator pursuant to the Administration Agreement to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall cause the Administrator pursuant to the Administration Agreement to indemnify the Indenture Trustee against any and all loss, liability or expense (including the reasonable fees of counsel) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity; provided, however, a failure by the Indenture Trustee to promptly notify the Issuer and the Administrator of a claim for which it may seek indemnity shall not relieve the Administrator from its obligation to indemnify the Indenture Trustee.

                 The Administrator's payment obligations to the Indenture Trustee pursuant to this Section 10.06 shall survive the resignation or termination of the Indenture Trustee and the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 8.1(f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

                 Section 10.7.  Eligibility Requirements for Indenture
Trustee.

                 The Indenture Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least "Baa3" by Moody's and "BBB-" by Standard & Poor's having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, and shall satisfy the requirements for a trustee set forth in paragraph (a)(4)(i) of Rule 3a-7 under the Investment Company Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.7, the risk-based capital or the combined capital and surplus of such corporation, as the case may be, shall be deemed to be its risk-based capital or combined capital and surplus as set forth in the most recent report of condition so published.

                 If this Indenture is qualified under the TIA, the Indenture Trustee shall at all times satisfy the requirements of TIA
Section 310(a) and the Indenture Trustee shall comply with TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in the TIA Section 310(b)(1) are met.

                 If at any time the Indenture Trustee ceases to be eligible in accordance with the provisions of this Section 10.7, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 10.8.

                 Section 10.8.  Resignation or Removal of Indenture
Trustee.

                 (a) The Indenture Trustee may give notice of its intent to resign at any time by so notifying the Issuer. The Holders of a Majority in Interest of each Series of Outstanding Investor Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

                   (i)    the Indenture Trustee fails to comply with
                          Section 10.7;

                  (ii) the Indenture Trustee is adjudged bankrupt or insolvent;

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

                 (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

                  (iv)    the Indenture Trustee otherwise becomes
                          incapable of acting.

                 (b) If the Indenture Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

                 (c) A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer and thereupon the resignation or removal of the Indenture Trustee shall become effective, and the successor Indenture Trustee, without any further act, deed or conveyance shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as the Indenture Trustee to the successor Indenture Trustee.

                 (d) If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee gives notice of its intent to resign or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a Majority in Interest of each Series of Outstanding Investor Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

                 (e)      If the Indenture Trustee fails to comply with
Section 10.7, any Investor Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

                 (f) Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to
Section 10.8(c) and payment of all fees and expenses owed to the outgoing Indenture Trustee.

                 (g) Notwithstanding the resignation or removal of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section 10.6 shall continue for the benefit of the retiring Indenture Trustee. The Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee.

                 Section 10.9.  Successor Indenture Trustee by Merger.

                 If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee. The Indenture Trustee shall provide the Issuer and the Rating Agencies written notice of any such transaction.

                 In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Investor Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee, and deliver such Investor Notes so authenticated; and in case at that time any of the Investor Notes shall not have been authenticated, any successor Indenture Trustee may authenticate such Investor Notes either in the name of any predecessor Indenture Trustee hereunder or in the name of the successor Indenture Trustee; and in all such cases such certificate of authentication shall have the same full force as is provided anywhere in the Investor Notes or in this Indenture with respect to the certificate of authentication of the Indenture Trustee.

                 Section 10.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

                 (a) Notwithstanding any other provisions of this Indenture or any Indenture Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-Indenture Trustee or co-Indenture Trustees, or separate Indenture Trustee or separate Indenture Trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-Indenture Trustee or separate Indenture Trustee hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section 10.7 and no notice to Investor Noteholders of the appointment of any co-Indenture Trustee or separate Indenture Trustee shall be required under Section 10.8. No co-Indenture Trustee shall be appointed without the consent of the Issuer unless such appointment is required as a matter of state law or to enable the Indenture Trustee to perform its functions hereunder.

                 (b)      Every separate Indenture Trustee and
co-Indenture Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                          (i)  The Investor Notes of each Series shall
                 be authenticated and delivered solely by the Indenture Trustee or an authenticating agent appointed by the Indenture Trustee;

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

                          (ii)  All rights, powers, duties and
                 obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate Indenture Trustee or co-Indenture Trustee jointly (it being understood that such separate Indenture Trustee or co-Indenture Trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Indenture Trustee or co-Indenture Trustee, but solely at the direction of the Indenture Trustee;

                          (iii) No Indenture Trustee hereunder shall be personally liable by reason of any act or omission of any other Indenture Trustee hereunder;

                          (iv)  The Indenture Trustee may at any time
                 accept the resignation of or remove any separate
                 Indenture Trustee or co-Indenture Trustee; and

                          (v)  The Indenture Trustee shall remain
                 primarily liable for the actions of any co-Indenture
                 Trustee.

                 (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate Indenture Trustees and co-Indenture Trustees, as effectively as if given to each of them. Every instrument appointing any separate Indenture Trustee or co-Indenture Trustee shall refer to this Indenture and the conditions of this Article 9. Each separate Indenture Trustee and co-Indenture Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and any Indenture Supplement, specifically including every provision of this Indenture or any Indenture Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Issuer.

                 (d) Any separate Indenture Trustee or co-Indenture Trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture or any Indenture Supplement on its behalf and in its name. If any separate Indenture Trustee or co-Indenture Trustee shall die, become

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

incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor Indenture Trustee.

                 (e) In connection with the appointment of a co-Indenture Trustee, the Indenture Trustee may, at any time, at the Indenture Trustee's sole cost and expense, without notice to the Investor Noteholders, delegate its duties under this Base Indenture and any Indenture Supplement to any Person who agrees to conduct such duties in accordance with the terms hereof; provided, however, that no such delegation shall relieve the Indenture Trustee of its obligations and responsibilities hereunder with respect to any such delegated duties.

                 Section 10.11. Representations and Warranties of Indenture Trustee.

                 The Indenture Trustee represents and warrants to the Issuer and the Noteholders that:

                          (i)  The Indenture Trustee is a banking
                 corporation organized, existing and in good standing under the laws of the State of New York;

                          (ii)  The Indenture Trustee has full power,
                 authority and right to execute, deliver and perform this Indenture and any Indenture Supplement issued concurrently with this Indenture and to authenticate the Investor Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and any Indenture Supplement issued concurrently with this Indenture and to authenticate the Investor Notes;

                          (iii)  This Indenture has been duly executed
                 and delivered by the Indenture Trustee; and

                          (iv)  The Indenture Trustee meets the
                 requirements of eligibility as an Indenture Trustee hereunder set forth in Section 10.7.

                 Section 10.12. Preferential Collection of Claims Against the Issuer.

                 If this Indenture is qualified under the TIA, the Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b) and an Indenture Trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated therein.

                               ARTICLE 11.

                          DISCHARGE OF INDENTURE

                 Section 11.1.  Termination of the Issuer's Obligations.

                 (a) This Indenture shall cease to be of further effect (except that the Issuer's obligations under Section 10.6 and the Indenture Trustee's and Paying Agent's obligations under Section 11.3 shall survive) when all Outstanding Investor Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Investor Notes which have been replaced or paid) to the Indenture Trustee for cancellation and the Issuer has paid all sums payable hereunder.

                 (b) In addition, except as may be provided to the contrary in any Indenture Supplement, the Issuer may terminate all of its obligations under this Indenture if:

                          (i)  The Issuer irrevocably deposits in
                 trust with the Indenture Trustee or at the option of the Indenture Trustee, with an Indenture Trustee reasonably satisfactory to the Indenture Trustee and the Issuer under the terms of an irrevocable trust agreement in form and substance satisfactory to the Indenture Trustee, money or U.S. Government Obligations in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay, when due, principal and interest on the Investor Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; provided, however, that
                 (1) the Indenture Trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Indenture Trustee and (2) the Indenture Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Investor Notes;

                          (ii)  The Issuer delivers to the Indenture
                 Trustee an Officer's Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect; and

                          (iii)  the Rating Agency Condition is
                 satisfied with respect to each Series of Outstanding Investor Notes.

Then, this Indenture shall cease to be of further effect (except as provided in this Section 11.1), and the Indenture Trustee, on demand of the Issuer, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.

                 (c)      After such irrevocable deposit made pursuant to
Section 11.1(b) and satisfaction of the other conditions set forth herein, the Indenture Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under this Indenture except for those surviving obligations specified above.

                 In order to have money available on a payment date to pay principal or interest on the Investor Notes, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

                 Section 11.2.  Application of Trust Money.

                 The Indenture Trustee or a trustee satisfactory to the Indenture Trustee and the Issuer shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 11.1. The Indenture Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent in accordance with this Indenture to the payment of principal and interest on the Investor Notes.

                 The provisions of this Section 11.2 shall survive the expiration or earlier termination of this Indenture.

                 Section 11.3.  Repayment to the Issuer.

                 The Indenture Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess money or, pursuant to Section 2.4, return any Investor Notes held by them at any time.

                 The provisions of this Section 11.3 shall survive the expiration or earlier termination of this Indenture.


                               ARTICLE 12.

                                AMENDMENTS

                 Section 12.1.  Without Consent of the Investor
Noteholders.

                 Without the consent of any Investor Noteholder, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more Indenture Supplements hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes, provided that the Rating Agency Condition is met:

                 (a)      to create a new Series of Investor Notes;

                 (b) to add to the covenants of the Issuer for the benefit of any Investor Noteholders (and if such covenants are to be for the benefit of less than all Series of Investor Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon the Issuer (provided, however, that the Issuer will not pursuant to this Section 12.1(b) surrender any right or power it has under the Transaction Documents);

                 (c) to mortgage, pledge, convey, assign and transfer to the Indenture Trustee any property or assets as security for the Investor Notes and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Indenture Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by the Issuer and the Indenture Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Indenture Trustee on behalf of the Noteholders;

                 (d) to cure any ambiguity, defect, or inconsistency or to correct or supplement any provision contained herein or in any Indenture Supplement or in any Investor Notes issued hereunder;

                 (e) to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee with respect to the Investor Notes of one or more Series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee;

                 (f)      to correct or Indenture Supplement any
         provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture; or

                 (g) if this Indenture is required to be qualified under the TIA, to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee (at the Issuer's expense), such action shall not adversely affect in any material respect the interests of any Investor Noteholder. Upon the request of the Issuer, the Indenture Trustee shall

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

join with the Issuer in the execution of any Indenture Supplement authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Indenture Trustee shall not be obligated to enter into such Indenture Supplement which affects its own rights, duties or immunities under this Indenture or otherwise.

                 Section 12.2.  With Consent of the Investor Noteholders.

                 Except as provided in Section 12.1, the provisions of this Indenture and any Indenture Supplement (unless otherwise provided in such Indenture Supplement) and each other Transaction Document to which the Issuer is a party may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Issuer, the Indenture Trustee and the Holders of a Majority in Interest of each Series of Outstanding Investor Notes; provided that, if such amendment, modification or waiver of or to this Indenture, the Indenture Supplement with respect to a Series of Investor Notes or any Transaction Document does not affect the Noteholders of a particular Series of Investor Notes (as substantiated by an Opinion of Counsel to such effect), then the consent of the Investor Noteholders of such Series shall not be required to such amendment, modification or waiver; provided further, that no consent of Investor Noteholders shall be required to any amendment, modification or waiver of or to any Transaction Document if such amendment, modification or waiver does not adversely affect in any material respect the Noteholders of any Series of Investor Notes (as substantiated by an Opinion of Counsel to such effect) and provided further that the Rating Agency Condition is satisfied with respect to each affected Series of Investor Notes. Notwithstanding the foregoing:

                          (i)  any modification of this Section 11.2,
                 any requirement hereunder that any particular action be taken by Investor Noteholders holding the relevant percentage in principal amount of the Investor Notes or any change in the definition of the terms "Adjusted Aggregate Unit Balance" or "Asset Deficiency", "Invested Amount", "Invested Percentage" or any defined term used for the purpose of any such definitions shall require the consent of each affected Investor Noteholder; and

                          (ii)  any amendment, waiver or other
                 modification that would (a) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Investor Note (or reduce the principal amount of or rate of interest on any Investor Note) shall require the consent of each affected Investor Noteholder; (b) approve the assignment or transfer by the Issuer of any of its rights or obligations hereunder or under any other Transaction Document to which it is a party except pursuant to the express terms hereof or thereof shall require the consent of each Investor Noteholder;

                 (c) release any obligor under any Transaction Document to which it is a party except pursuant to the express terms of such Transaction Document shall require the consent of each Investor Noteholder; provided, however, that the Liens on Vehicles may be released as provided in Section 3.5; (d) affect adversely the interests, rights or obligations of any Investor Noteholder individually in comparison to any other Investor Noteholder shall require the consent of such Investor Noteholder; or (e) amend or otherwise modify any Amortization Event shall require the consent of each affected Investor
                 Noteholder.

                 Section 12.3.  Indenture Supplements.

                 Each amendment or other modification to this Indenture or the Investor Notes shall be set forth in an Indenture Supplement. The initial effectiveness of each Indenture Supplement shall be subject to the satisfaction of the Rating Agency Condition. In addition to the manner provided in Sections 12.1 and 12.2, each Indenture Supplement may be amended as provided in such Indenture Supplement.

                 Section 12.4.  Revocation and Effect of Consents.

                 Until an amendment or waiver becomes effective, a consent to it by an Investor Noteholder of an Investor Note is a continuing consent by the Investor Noteholder and every subsequent Investor Noteholder of an Investor Note or portion of an Investor Note that evidences the same debt as the consenting Investor Noteholder's Investor Note, even if notation of the consent is not made on any Investor Note. However, any such Investor Noteholder or subsequent Investor Noteholder may revoke the consent as to his Investor Note or portion of an Investor Note if the Indenture Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Investor Noteholder. The Issuer may fix a record date for determining which Investor Noteholders must consent to such amendment or waiver.

                 Section 12.5.  Notation on or Exchange of Investor
Notes.

                 The Indenture Trustee may place an appropriate notation about an amendment or waiver on any Investor Note thereafter authenticated. The Issuer in exchange for all Investor Notes may issue and the Indenture Trustee shall authenticate new Investor Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Investor Note shall not affect the validity and effect of-such amendment or waiver.

                 Section 12.6. The Indenture Trustee to Sign Amendments, etc.

                 The Indenture Trustee shall sign any Indenture Supplement authorized pursuant to this Article 12 if the Indenture Supplement does not adversely affect the rights, duties, liabilities or immunities of the Indenture Trustee. If it does, the Indenture Trustee may, but need not, sign it. In signing such Indenture Supplement, the Indenture Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to
Section 10.1, shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel as conclusive evidence that such Indenture Supplement is authorized or permitted by this Indenture and that it will be valid and binding upon the Issuer in accordance with its terms.

                 Section 12.7.  Conformity with Trust Indenture Act.

                 If this Indenture is qualified under the TIA, every amendment of this Indenture and every supplemental indenture executed pursuant to this Article 12 shall comply in all respects with the TIA.


                               ARTICLE 13.

                              MISCELLANEOUS

                 Section 13.1.  Compliance Certificates and Opinions.

                 (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (iii) if this Indenture is qualified under the TIA and the TIA so requires, an Independent Certificate from a firm of certified public accountants or other experts meeting the applicable requirements of this
Section 13.1, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                          (i)  a statement that each signatory of such
         certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                          (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether such covenant or condition has been complied with; and

                          (iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

                 (b) (i) If this Indenture is qualified under the TIA and the TIA so requires, prior to the deposit of any property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in
Section 13.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the property or securities to be so deposited.

                          (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i), the Issuer shall also deliver to the Indenture
         Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) and this clause
         (ii), is 10% or more of the Aggregate Invested Amount, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Aggregate Invested
         Amount.

                          (iii) If this Indenture is qualified under the TIA and the TIA so requires, whenever any property or securities are to be released from the Lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                          (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii), the Issuer shall also furnish to the Indenture
         Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, or securities released from the Lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) and this clause (iv), equals 10% or more of the Aggregate Invested
         Amount, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Aggregate Invested Amount.

                          (v) Notwithstanding any provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of the Issuer Assets as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Issuer Accounts as and to the extent permitted or required by the Transaction Documents.

                 Section 13.2.  Forms of Documents Delivered to Indenture
Trustee.

                 In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person my certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                 Whenever in this Indenture, in connection with any application, certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document (x) as a condition of the granting of such application, or (y) as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in each case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article 10.

                 Section 13.3.  Actions of Noteholders.

                 (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Investor Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Investor Noteholders in person or by an agent duly ap-pointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, when required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 13.3.

                 (b) The fact and date of the execution by any Investor Noteholder of any such instrument or writing may be proved in any reasonable manner which the Indenture Trustee deems sufficient.

                 (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by an Investor Noteholder shall bind every Holder of every Investor Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Indenture Trustee or the Issuer in reliance thereon, regardless of whether notation of such action is made upon such Investor Note.

                 (d) The Indenture Trustee may require such additional proof of any matter referred to in this Section 13.3 as it shall deem necessary.

                 Section 13.4.  Notices.

                 (a) Any notice or communication by the Issuer or the Indenture Trustee to the other shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                 If to the Issuer:

                 Greyhound Funding LLC
                 c/o Global Securitization Services, LLC
                 25 West 43rd Street, Suite 704
                 New York, NY 10036
                 Attention: President
                 Telecopier No.: (212) 302-8767

                 with a copy to the Administrator:

                 PHH Vehicle Management Services, LLC
                 900 Old Country Road
                 Garden City, New York 11530
                 Telecopier: (516) 222-3751
                 Attention: General Counsel

                 If to the Indenture Trustee:

                 The Chase Manhattan Bank
                 450 W. 33rd Street, 14th Floor
                 New York, New York  10001

                 Attn: Capital Markets Fiduciary Services, VMS Asset
                         Backed Notes
                 Phone:  (212) 946-8600
                 Fax:  (212) 946-3916

                 The Issuer or the Indenture Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however, the Issuer may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

                 Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.

                 Notwithstanding any provisions of this Indenture to the contrary, the Indenture Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Investor Notes.

                 If the Issuer mails a notice or communication to Investor Noteholders, it shall mail a copy to the Indenture Trustee at the same time.

                 Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee shall be in writing, personally delivered or mailed certified mail, return receipt requested to (i) in the case of Moody's, at the following address: Moody's Investors Service, 99 Church Street, New York, New York 10004 and (ii) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Service, 55 Water Street (40th Floor), New York, New York 10041,
Attention:  Asset Backed Surveillance Department.

                 (b) Where the Indenture provides for notice to Investor Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Investor Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to Investor Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Investor Noteholder shall affect the sufficiency of such notice with respect to other Investor Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Investor Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                 In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

                 Section 13.5.  Conflict with TIA.

                 If this Indenture is qualified under the TIA and any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the TIA, such required provision shall control.

                 If this Indenture is qualified under the TIA, the provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                 Section 13.6.  Rules by the Indenture Trustee.

                 The Indenture Trustee may make reasonable rules for action by or at a meeting of Investor Noteholders.

                 Section 13.7.  Duplicate Originals.

                 The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

                 Section 13.8.  Benefits of Indenture.

                 Except as set forth in an Indenture Supplement, nothing in this Indenture or in the Investor Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

                 Section 13.9.  Payment on Business Day.

                 In any case where any Payment Date, redemption date or maturity date of any Investor Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date, redemption date, or maturity date; provided, however. that no interest shall accrue for the period from and after such Payment Date, redemption date, or maturity date, as the case may be.

                 Section 13.10.  Governing Law.

                 THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 Section 13.11.  Severability of Provisions.

                 If any one or more of the covenants, agreements, provisions or terms of this Indenture shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity of enforceability of the other provisions of this Indenture or of the Investor Notes or rights of the Noteholders thereof.

                 Section 13.12.  Counterparts.

                 This Indenture may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 Section 13.13.  Successors.

                 All agreements of the Issuer in this Indenture and the Investor Notes shall bind its successor; provided, however, the Issuer may not assign its obligations or rights under this Indenture or any

Transaction Document. All agreements of the Indenture Trustee in this Indenture shall bind its successor.

                 Section 13.14.  Table of Contents, Headings, etc.

                 The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                 Section 13.15.  Recording of Indenture.

                 If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Investor Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture or to satisfy any provision of the TIA (if this Indenture is qualified thereunder).

                 Section 13.16.  No Petition.

                 The Indenture Trustee, by entering into this Indenture, and each Investor Noteholder, by accepting an Investor Note, hereby covenant and agree that they will not at any time (i) institute against the Issuer or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Notes, this Indenture or any of the other Transaction Documents or (ii) institute against, or join any other Person in instituting against, the Origination Trust, SPV, any other Special Purpose Entity, or any general partner or single member of any Special Purpose Entity that is a partnership or limited liability company, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law.

                 Section 13.17.  SUBIs.

                 The Indenture Trustee, by entering into this Indenture, and each Investor Noteholder, by accepting an Investor Note, represents, warrants and covenants that (a) each of the Lease SUBI and the Fleet Receivable SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. Section 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Lease SUBI, the Lease SUBI Portfolio or the Fleet Receivable SUBI shall be enforceable against the Lease SUBI Portfolio or the Fleet

Receivable SUBI only, as applicable, and not against any other SUBI Portfolio (used in this Section as defined in the Origination Trust Agreement) or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other SUBI (used in this Section as defined in the Origination Trust Agreement), any other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against any other SUBI Assets, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any SUBI (other than the Lease SUBI and the Fleet Receivable SUBI) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Lease SUBI or Fleet Receivable SUBI, respectively, in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Lease SUBI, the Fleet Receivable SUBI or the Lease Receivable SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any other SUBI or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any SUBI other than the Lease SUBI or the Fleet Receivable SUBI or any SUBI Assets other than the Lease SUBI Portfolio or the Fleet Receivables shall be entitled to maintain any action against or recover any assets allocated to the Lease SUBI or the Fleet Receivable SUBI, and
(e) any purchaser, assignee or pledgee of an interest in the Lease SUBI, the Lease SUBI Certificate, the Fleet Receivable SUBI, the Lease SUBI Certificate, the Fleet Receivable SUBI Certificate, any other SUBI, any other SUBI Certificate (used in this Section as defined in the Origination Trust Agreement), the UTI or the UTI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any other SUBI or SUBI Certificate to release all claims to the assets of the Origination Trust allocated to the UTI and each other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each other SUBI Portfolio.

                 IN WITNESS WHEREOF, the Indenture Trustee and the Issuer have caused, this Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

                                      GREYHOUND FUNDING, LLC,
                                        as Issuer

                                      By:  /s/ Kevin P. Burns
                                           -------------------------
                                           Name:   Kevin P. Burns
                                           Title:  Manager


                                      THE CHASE MANHATTAN BANK,
                                        as Indenture Trustee


                                      By:  /s/ Jennifer Cupo
                                           -------------------------
                                           Name:   Jennifer Cupo
                                           Title:  Vice President

                                                               SCHEDULE 1
                                                                   TO THE
                                                           BASE INDENTURE

                             DEFINITIONS LIST


                 "Accrual Period" means the period from and including a Settlement Date (or, in the case of the initial Accrual Period, the Initial Closing Date) to but excluding the succeeding Settlement Date.

                 "Additional Assignment" is defined in Section 2.2 of the Transfer Agreement.

                 "Additional Closing Date" is defined in Section 2.3 of the Transfer Agreement.

                 "Additional Units" means any Unit allocated to the Lease SUBI Portfolio after the Initial Closing Date.

                 "Adjusted Aggregate Unit Balance" means, as of any date of determination, an amount equal to the sum of (a) the excess of (i) the Aggregate Lease Balance over (ii) the Aggregate Lease Adjustment Amount as of such date, (b) 90% of the excess of (i) the Aggregate Residual Value Amount over (ii) the Excess Residual Value Amount as of such date and (c) 90% of the excess of (i) the Aggregate Paid-In Advance Balance over (ii) the Excess Paid-In Advance Amount as of such date.

                 "Administration Agreement" means the Administration Agreement, dated as of the Initial Closing Date, by and among the Administrator, the Issuer, SPV and the Indenture Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

                 "Administrator" means VMS or a successor Administrator under the Administration Agreement.

                 "Administrator  Fee" is defined in the Administration
Agreement.

                 "Affiliate" means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and "controlled" and "controlling" have meanings correlative to the foregoing.

                 "Aggregate Invested Amount" means the sum of the Invested Amounts with respect to all Series of Outstanding Investor Notes.

                 "Aggregate Invested Percentage" means, with respect to Collections for any Monthly Period, the sum of the Invested Percentages for all Series of Outstanding Notes for such Monthly Period.

                 "Aggregate Lease Adjustment Amount" means, as of any date of determination, an amount equal to the sum of (a) the Overconcentration Amount as of such date, (b) the Excess Longer-Term Lease Amount as of such date, (c) the Excess State Obligor Risk Amount as of such date and (d) the Excess Consumer Lease Amount as of such date.

                 "Aggregate Lease Balance" means, as of any date of determination during an Accrual Period, an amount equal to the sum of the Lease Balances of each Eligible Lease allocated to the Lease SUBI
Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period.

                 "Aggregate Net Lease Losses" means, for any Monthly Period, an amount equal to the excess of the aggregate Lease Balances of all Unit Leases that became Charged-Off Leases during such Monthly Period over the aggregate amount of Recoveries received during such Monthly Period.

                 "Aggregate Paid-In Advance Balance" means, as of any date of determination during an Accrual Period, an amount equal to the Cost of each Paid-In Advance Vehicle allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period (or, if any such Paid-In Advance Vehicle was allocated to the Lease SUBI Portfolio after the last day of such Monthly Period, the Cost thereof as of the date such Paid-In Advance Vehicle was allocated to the Lease SUBI Portfolio).

                 "Aggregate Residual Value Amount" means, as of any date of determination during an Accrual Period, an amount equal to the aggregate for each Unit Vehicle subject to a Closed-End Lease allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period of the lesser of (a) the Stated Residual Value of such Unit Vehicle and (b) the Net Book Value of such Unit Vehicle as of such day.

                 "Aggregate Unit Balance" means, as of any date of determination, an amount equal to the sum of (a) the Aggregate Lease Balance, (b) the Aggregate Paid-In Advance Balance and (c) the Aggregate Residual Value Amount as of such date.

                 "ALG Residual Value" means, with respect to a Leased Vehicle subject to a Closed-End Lease, an amount equal to the residual percentage of the manufacturer's suggested retail price of such Leased Vehicle specified in the ALG Residual Percentage Guide published by Automotive Lease Guide for the make and model of such Leased Vehicle and the lease term of such Closed-End Lease.

                 "Amortization Commencement Date" means, with respect to a Series of Investor Notes, the date on which an Amortization Event with respect to such Series is deemed to have occurred pursuant to the related Indenture Supplement.

                 "Amortization Event" with respect to each Series of Investor Notes, is defined in the related Indenture Supplement.

                 "Amortization Period" means, with respect to any Series of Investor Notes or any Class within a Series of Investor Notes, the period following the Revolving Period during which principal is distributed to Investor Noteholders, which shall be the controlled amortization period, the principal amortization period, the rapid amortization period, or other amortization period, in each case as defined with respect to such Series in the related Indenture Supplement.

                 "Annual Investor Noteholders' Tax Statement" is defined in Section 4.4(c) of the Base Indenture.

                 "Annual Servicing Report" is defined in Section 4.1(a) of the Base Indenture.

                 "Applicable Gain on Sale Account Percentage" means, on any date of determination, the highest Series Gain on Sale Account Percentage with respect to any Series of Investor Notes Outstanding.

                 "Applicable Law" means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders, interpretations, licenses and permits of any Governmental Authority from time to time in effect, and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including laws specifically mandating compliance by property owners).

                 "Applicants" is defined in Section 2.8 of the Base
Indenture.

                 "ARAC" means Avis Rent A Car, Inc., a Delaware corporation.

                 "Asset Deficiency" means, as of any date of determination, the amount, if any, by which the Required Aggregate Asset Amount as of such date exceeds the Adjusted Aggregate Unit Balance as of such date.

                 "Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of the Initial Closing Date, among VMS, PHH Consumer Lease and SPV, as amended, modified or supplemented from time to time in accordance with its terms.

                 "Assumed Lease Term" means, with respect to any Yield Shortfall Lease, the number of months over which the Capitalized Cost of the related Leased Vehicle is being depreciated thereunder.

                 "Authorized Officer" means (a) as to the Administrator or the Servicer, any of the President, any Executive Vice President or any Vice President of the Administrator or the Servicer, as the case may be, (b) as to the Issuer, any officer (or agent acting pursuant to a power of attorney) of the Issuer or of any Manager acting on behalf of the Issuer and who is identified on the list of Authorized Officers delivered by the Manager to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter) and (c) as to SPV, any officer (or agent acting pursuant to a power of attorney) of SPV or of any manager of SPV acting on behalf of SPV and who is identified on the list of Authorized Officers delivered by SPV to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter).

                 "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

                 "Base Indenture" means the Base Indenture, dated as of the Initial Closing Date, between the Issuer and the Indenture Trustee, as amended, modified or supplemented from time to time, exclusive of Indenture Supplements creating new Series of Investor Notes.

                 "Bearer Notes" is defined in Section 2.1 of the Base
Indenture.

                 "Bearer Rules" means the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series of Notes, Proposed or Temporary Regulations.

                 "Beneficial Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

                 "Book-Entry Notes" means beneficial interests in the Investor Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section
2.10 of the Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Beneficial Owners, such Definitive Notes shall replace Book-Entry Notes.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York, Maryland or Delaware.

                 "Capitalized Cost" means, with respect to any Leased Vehicle, the amount identified as the "Capitalized Cost" of such Leased

Vehicle, including, to the extent provided therein, delivery charges, taxes and any registration or titling fees.

                 "Cedel" means Cedel Bank, societe anonyme.

                 "Certificated Security" means a "certificated security" within the meaning of the applicable UCC.

                 "Certificate of Title" means, with respect to any Leased Vehicle, the certificate of title or other evidence of ownership of such Leased Vehicle duly issued by the government department or agency in the jurisdiction in which such Leased Vehicle is registered in accordance with the certificate of title act or statute of the jurisdiction applicable to such Leased Vehicle or, to the extent that a certificate of title or other evidence of ownership has not been issued, the application (or copy thereof) for the foregoing.

                 "Charged-Off Lease" means a Master Lease Agreement or Consumer Lease that was or should have been charged off by the Servicer as uncollectible in accordance with the Policies.

                 "Charged-Off Receivable" means a Fleet Receivable that was or should have been charged off by the Servicer as uncollectible in accordance with the Policies.

                 "Charge-Off Ratio" means, for any specified Settlement Date, twelve times the quotient, expressed as a percentage, of (a) Aggregate Net Lease Losses for the preceding Monthly Period, divided by
(b) the Aggregate Lease Balance as of the last day of the second preceding Monthly Period.

                 "Chase" means The Chase Manhattan Bank, a New York banking corporation.

                 "Class" means, with respect to any Series of Notes, any one of the classes of Notes of that Series as specified in the related Indenture Supplement.

                 "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                 "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or a Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or the Foreign Clearing Agency.

                 "Closed-End Lease" means a lease obligation in respect of a single vehicle which may arise pursuant to a master lease agreement providing for the lease of a fleet of vehicles or pursuant to a lease agreement providing for the lease of a single vehicle that, in each case, allows the lessee thereunder to return the vehicle subject thereto to the lessor at or prior to lease termination and obligates the lessee thereunder to pay to the lessor at lease termination only Incidental Lease Termination Charges.

                 "Closing Date" means the Initial Closing Date or any Series Closing Date.

                 "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

                 "Collateral" is defined in Section 3.1 of the Base
Indenture.

                 "Collection Account" is defined in Section 5.1 of the Base Indenture.

                 "Collections" means (a) all payments on the Collateral, including, without limitation, (i) all monthly lease payments and other lease payments on the Unit Leases, (ii) all proceeds from the sale or other disposition of Unit Vehicles, including Recoveries, (iii) all insurance proceeds and warranty payments with respect to Unit Vehicles,
(iv) all termination payments and Incidental Lease Termination Payments received in respect of the Unit Leases, (v) all other payments in respect of the Unit Leases, (vi) all payments in respect of the Fleet Receivables and payments by VMS under the Receivable Purchase Agreement, (vii) all payments by VMS or PHH Consumer Lease under the Asset Sale Agreement and
(viii) all payments in respect of any Hedging Instruments in the Collateral relating to any Series of Investor Notes, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and (b) all amounts earned on Permitted Investments of funds in the Collection Account and, to the extent so specified in an Indenture Supplement, in a Series Account.

                 "Common Member" means SPV, as the holder of the Common Membership Interest.

                 "Common Membership Interest" means the Common Membership Interest issued pursuant to the LLC Agreement.

                 "Consumer Lease" means an Open-End Lease or a Closed-End Lease originated by PHH Consumer Lease, individually or on behalf of the Origination Trust, that is in all material respects in a form attached to the Series 1999-1 SUBI Servicing Supplement.

                 "Contingent Obligation" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person
(a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

                 "Contractual Obligation" means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                 "Control" means (a) with respect to a Security Entitlement, the Indenture Trustee (i) is identified in the records of the Securities Intermediary for such Security Entitlement as the person having such Security Entitlement against such Security Intermediary or
(ii) has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Indenture Trustee regarding the transfer or redemption of such Security Entitlement without further consent of any other person; or
(b) with respect to a United States Security Entitlement, (i) the Indenture Trustee is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as a fiscal agent for the issuer of such United States Security Entitlement and such Federal Reserve Bank has indicated by book entry that such United States Securities Entitlement has been credited to the Indenture Trustee's securities account in such book entry system or (ii) (A) the Indenture Trustee (x) is identified in the records of the Securities Intermediary for such United States Security Entitlement as the person having such Security Entitlement against such Securities Intermediary or (y) has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Indenture Trustee regarding the transfer or redemption of such Security Entitlement without further consent of any other person, (B) the Securities Intermediary for such United States Securities Entitlement is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such United States Securities Entitlement and (C) such Federal Reserve Bank has indicated by book entry that such United States Securities Entitlement has been credited to such Securities Intermediary's securities account in such book entry system.

                 "Contribution Agreement" means the Contribution
Agreement, dated as of the Initial Closing Date, between SPV and the Origination Trust, as amended, modified or supplemented from time to time in accordance with its terms.

                 "Controlled Group" means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and (c), respectively of the Code.

                 "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located at 450 West 33rd Street, 14th Floor, New York, NY 10001-2597, Att: Capital Markets Fiduciary Services - VMS Auto Lease Backed Securitization.

                 "Cost" means, with respect to any Paid-In Advance Vehicle, the price paid for such Vehicle to the dealer, the manufacturer or the vendor selling such Vehicle, plus delivery charges and taxes and any registration or titling fees.

                 "Coupon" is defined in Section 2.1 of the Base Indenture.

                 "CP Rate" means the rate on commercial paper for each day set forth in Statistical Release H.15(519), "Selected Interest Rates" published by the Board Of Governors of the Federal Reserve System.

                 "Credit Enhancement" means, with respect to any Series of Investor Notes, the subordination, cash collateral account, collateral interest, letter of credit, surety bond, insurance policy, spread account, reserve account, cross-support feature, interest rate swap, currency swap or any other contract or agreement for the benefit of the holder of the Investor Notes of such Series as designated in the related Indenture Supplement.

                 "Custodian Agreement" means the Custodian Agreement, dated as of the Initial Closing Date, by and among the Custodian, the Servicer and the Origination Trust, as amended, modified or supplemented from time to time in accordance with its terms, and any other Custodian Agreement entered into in accordance with the terms and conditions of the Origination Trust Servicing Agreement.

                 "Custodian" means the party named as such in the Custodian Agreement until a successor replaces it in accordance with the applicable provisions of the Custodian Agreement and thereafter means the successor serving thereunder.

                 "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                 "Definitions List" means this Definitions List, as amended or modified from time to time.

                 "Definitive Notes" is defined in Section 2.10 of the Base Indenture.

                 "Delinquency Ratio" means, for any specified Settlement Date, the quotient, expressed as a percentage, of (a) the aggregate billings with respect to all Leases and all Fleet Receivables which were unpaid for 60 days or more from the original due date thereof as of the last day of the immediately preceding Monthly Period divided by (b) the sum of (i) the aggregate billings with respect to all Leases and all Fleet Receivables which were unpaid as of the last day of the second preceding Monthly Period and (ii) the aggregate amount billed with respect to all Leases and all Fleet Receivables during the immediately preceding Monthly Period.

                 "Delivery" means (a) with respect to any Physical Property (that is not either a United States Security Entitlement or a Security Entitlement), physical delivery thereof to the Indenture Trustee or its nominee or custodian by an effective endorsement, or registered in the name of, the Indenture Trustee or its nominee or custodian endorsed in blank and (b) with respect to any Uncertificated Security, the issuer thereof registers the Indenture Trustee as the registered owner thereof or the Indenture Trustee otherwise satisfies the requirements of Revised
Article 8.

                 "Depository" is defined in Section 2.10 of the Base
Indenture.

                 "Depository Agreement" means, with respect to a Series having Book-Entry Notes, the agreement among the Issuer, the Indenture Trustee and the Clearing Agency or the Foreign Clearing Agency, or as otherwise provided in the related Indenture Supplement.

                 "Deposit Date" means each Business Day on which Collections are deposited into the Collection Account.

                 "Deposit Report" is defined in Section 4.1 of the Base
Indenture.

                 "Determination Date" means the second Business Day prior to each Settlement Date.

                 "Dividend Rate" means, with respect to each series of Preferred Membership Interests, the rate at which distributions of interest with respect to such Preferred Membership Interests are made.

                 "Dollar" and the symbol "$" mean the lawful currency of the United States.

                 "Eligible Consumer Lease" means a Consumer Lease that as of the date allocated to the Lease SUBI Portfolio satisfied the following eligibility criteria:

                 (i)     it was not a Charged-Off Lease;

                 (ii)    it was not an Ineligible Delinquent Lease;

                 (iii)   it was an obligation of an Eligible Obligor;

                 (iv)    it had an initial term of 60 months or less;

                 (v) it was denominated and payable only in Dollars in the United States;

                 (vi) it was originated and has been administered since origination in accordance with Applicable Law;

                 (vii) it was originated in accordance with the Policies;

                 (viii) it did not contravene in any material respect any Applicable Law and VMS or PHH Consumer Lease is not in violation in any material respect of any Applicable Law in connection with it;

                 (ix) it was not subject to any dispute in whole or in part or to any offset, counterclaim, defense, rescission, recoupment or subordination;

                 (x) it was the legal, valid and binding obligation of the Obligor thereunder, enforceable against such Obligor to pay the full amount thereof in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law);

                 (xi) the Origination Trust has only one "original" counterpart of such Consumer Lease and such original is held by the Custodian;

                 (xii)   it is either an Open-End Lease or a Closed-End
         Lease;

                 (xiii) it is a "hell or high water" net lease under which the Obligor's payment obligations thereunder are absolute, unconditional and noncancellable and not subject to abatement or adjustment;

                 (xiv) the Obligor thereunder is required to maintain casualty insurance with respect to the related Leased Vehicle in accordance with the Policies;

                 (xv) any consents, approvals or authorizations necessary for the assignment and sale thereof by PHH Consumer Lease to SPV and by SPV to the Origination Trust have been obtained;

                 (xvi) if not originated by the Origination Trust, all right, title and interest in it has been validly sold by PHH Consumer Lease to SPV pursuant to the Asset Sale Agreement and validly assigned by SPV to the Origination Trust pursuant to the Contribution Agreement;

                 (xvii) the Obligor of which has accepted the related Leased Vehicle;

                 (xviii) it provides for equal monthly depreciation payments and accrues a finance or other lease charge on the Net Book Value of the related Leased Vehicle at a floating rate at least equal to the CP Rate from time to time or at a fixed rate;

                 (xix) if a Closed-End Lease, the Stated Residual Value of the related Leased Vehicle was no greater than the ALG Residual Value thereof at origination;

                 (xx) if a Fixed Rate Lease, on or before the date on which such Fixed Rate Lease was allocated to the Lease SUBI Portfolio, the Issuer held any Lease Rate Cap with respect to such Fixed Rate Lease required to be held by the Issuer by the terms of any Indenture Supplement;

                 (xxi) if a Floating Rate Lease, the Obligor thereunder has no right to convert the floating rate at which the finance charges accrue thereunder to a fixed rate; and

                 (xxii) the Leased Vehicle leased thereunder (x) is free and clear of all Liens (other than Permitted Liens) and (y) the Certificate of Title for such Leased Vehicle is registered in the name of the Origination Trust and indicates only a Lien in the name of (1) PHH Consumer Lease, in the case of a Consumer Lease originated by PHH Consumer Lease and assigned to the Origination Trust or a Consumer Lease originated by the Origination Trust prior to July 15, 1999 or (2) SPV, in the case of all other Consumer Leases (or, such a Certificate of Title has been applied for).

                 "Eligible Counterparty" means a financial institution having on the date of any acquisition of a Hedging Instrument commercial paper or short-term deposit ratings which are equal to or higher than A-1 by Standard & Poor's and P-1 by Moody's and unsecured debt ratings which are equal to or higher than A by Standard & Poor's and A2 by Moody's and who, in the event that its commercial paper or short-term deposit ratings are reduced below such ratings, agrees to secure its obligations under such Hedging Instrument.

                 "Eligible Deposit Account" means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution.

                 "Eligible Lease" means a Lease that as of the date allocated to the Lease SUBI Portfolio was either an Eligible Consumer Lease or a Lease arising under an Eligible Master Lease that satisfied the following eligibility criteria:

                 (a)   it had an initial term of 120 months or less;

                 (b)   the Obligor of which has accepted the related
         Leased Vehicle;

                 (c) it provides for equal monthly depreciation payments and accrues a finance or other lease charge on the Net Book
         Value of the related Leased Vehicle at a floating rate at least equal to the CP Rate from time to time or at a fixed rate;

                 (d) if a Closed-End Lease, the Stated Residual Value of the related Leased Vehicle was no greater than the ALG Residual Value thereof at origination;

                 (e) if a Fixed Rate Lease, on or before the date on which such Fixed Rate Lease was allocated to the Lease SUBI Portfolio, the Issuer held any Lease Rate Cap with respect to such Fixed Rate Lease required to be held by the terms of any Indenture Supplement;

                 (f) if a Floating Rate Lease and the Obligor thereunder has the right to convert the floating rate at which the finance charges accrue thereunder to a fixed rate, upon conversion the fixed rate will be at least equal to the sum of the PHH Treasury Note Rate on the conversion date and 0.50%; and

                 (g) the Leased Vehicle leased thereunder (x) is free and clear of all Liens (other than Permitted Liens), (y) if such Leased Vehicle is subject to a certificate of title act or statute, the Certificate of Title for such Leased Vehicle is registered in the name of the Origination Trust and indicates only a Lien in the name of (1) VMS, in the case of a Lease originated by VMS and assigned to the Origination Trust or a Lease originated by the Origination Trust prior to July 15, 1999 or (2) SPV, in the case of all other Leases (or, such a Certificate of Title has been applied for) or (z) if such Leased Vehicle is not subject to a certificate of title act or statute, all filings necessary to evidence the security interest of (1)

         VMS, in the case of a Lease originated by VMS and assigned to the Origination Trust or (2) SPV, in the case of all other Leases, in such Leased Vehicle have been made in all appropriate jurisdictions.

                 "Eligible Master Lease" will mean each Master Lease Agreement that as of the date the first Lease thereunder was allocated to the Lease SUBI satisfied the following eligibility criteria:

                 (a)   it was not a Charged-Off Lease;

                 (b)   it was not an Ineligible Delinquent Lease;

                 (c)   it was an obligation of an Eligible Obligor;

                 (d) it was denominated and payable only in Dollars in the United States;

                 (e) it was originated and has been administered since origination in accordance with Applicable Law;

                 (f)   it was originated in accordance with the Policies;

                 (g) it did not contravene in any material respect any Applicable Law and VMS is not in violation in any material respect of any Applicable Law in connection with it;

                 (h) it was not subject to any dispute in whole or in part or to any offset, counterclaim, defense, rescission, recoupment or subordination;

                 (i) it was the legal, valid and binding obligation of the Obligor thereunder, enforceable against such Obligor to pay the full amount thereof in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law);

                 (j) the Origination Trust has only one "original" counterpart of such Master Lease Agreement and such original is held by the Custodian;

                 (k)   it is either an Open-End Lease or a Closed-End
         Lease;

                 (l) it is a "hell or high water" net lease under which the Obligor's payment obligations thereunder are absolute, unconditional and noncancellable and not subject to abatement or adjustment;

                 (m) the Obligor thereunder is required to maintain casualty insurance or to self-insure with respect to the related Leased Vehicles in accordance with the Policies;

                 (n) any consents, approvals or authorizations necessary for the assignment and sale thereof by VMS to the Origination Trust have been obtained; and

                 (o) if not originated by the Origination Trust, all right, title and interest in it has been validly sold to the Origination Trust by VMS pursuant to that certain Assignment and Assumption Agreement dated December 17, 1998 or validly assigned to the Origination Trust by SPV pursuant to the Contribution Agreement and, if assigned by SPV to the Origination Trust, was validly sold by VMS to SPV pursuant to the Asset Sale Agreement.

                 "Eligible Obligor" means each Obligor in respect of a Master Lease Agreement, a Consumer Lease or a Fleet Receivable that satisfies the following eligibility criteria:

                 (a)   its billing address is located in the United
         States;

                 (b) it is not the United States federal government, or any subdivision thereof, or any agency, department or instrumentality thereof;

                 (c)   it is not an Affiliate of ARAC; and

                 (d) it is not the subject of any voluntary or involuntary bankruptcy proceeding, unless, in the case of a Master Lease Agreement, a bankruptcy court shall have entered an order reaffirming such Obligor's obligations under such Master Lease Agreement.

                 "Eligible Receivables" means, as of any date of determination, each Fleet Receivable that satisfies the following eligibility criteria:

                 (a)   it is an obligation of an Eligible Obligor;

                 (b)   it is not a Charged-Off Receivable;

                 (c) it is denominated and payable only in Dollars in the United States;

                 (d) it and the related Fleet Service Contract do not contravene in any material respect any Applicable Law and VMS is not in violation in any material respect of any Applicable Law in connection with it or the related Fleet Service Contract;

                 (e) the related Fleet Service Contract was originated in accordance with the Policies;

                 (f) it has been billed, the goods or services giving rise to it have been provided and it is payable within 45 days of the billing date;

                 (g) it is an "eligible asset" within the meaning of Rule 3a-7 promulgated under the Investment Company Act;

                 (h) it is not subject to the laws of any jurisdiction whose laws would prohibit the assignment and sale thereof by VMS to SPV pursuant to the Receivable Purchase Agreement and the contribution thereof by SPV to the Origination Trust pursuant to the Contribution Agreement;

                 (i) any consents, approvals or authorizations necessary for the assignment and sale thereof by VMS to SPV pursuant to the Receivable Purchase Agreement and the contribution thereof by SPV to the Origination Trust pursuant to the Contribution Agreement have been obtained with respect to such Fleet Receivable;

                 (j) all right, title and interest in it has been validly sold by VMS to SPV pursuant to the Receivable Purchase Agreement and validly assigned by SPV to the Origination Trust pursuant to the Contribution Agreement;

                 (k) the Origination Trust has legal and beneficial ownership therein free and clear of all Liens other than Permitted Liens;

                 (l) it is not subject to any dispute in whole or in part or to any offset, counterclaim, defense, rescission, recoupment or subordination;

                 (m) it is at all times the legal, valid and binding obligation of the Obligor thereon, enforceable against such Obligor to pay the full amount thereof in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law); and

                 (n) it constitutes an "account" or a "general intangible" under the applicable UCC.

                 "Enhancement Provider" means, with respect to any Series, the Person, if any, designated as such in the related Indenture Supplement.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

                 "Euroclear" means Euroclear System.

                 "Event of Default" is defined in Section 9.1 of the Base Indenture.

                 "Excess Consumer Lease Amount" means, as of any date of determination during an Accrual Period, an amount equal to the excess, if any, of (a) the aggregate Lease Balance of all Eligible Leases that are Consumer Leases allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (b) an amount equal to 1.0% of the Aggregate Lease Balance as of such date.

                 "Excess Damage Charges" means the charges under a Lease due to damage to the related Leased Vehicle over a prescribed limit.

                 "Excess Longer-Term Lease Amount" means, as of any date of determination during an Accrual Period, an amount equal to the greater of (a) the excess, if any, of (i) the aggregate Lease Balance of all Eligible Leases having remaining terms of longer than five years allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over
(ii) an amount equal to 15% of the Aggregate Lease Balance as of such date and (b) the excess, if any, of (i) the aggregate Lease Balance of all Eligible Leases having remaining terms of longer than seven years allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over
(ii) an amount equal to 5% of the Aggregate Lease Balance as of such date.

                 "Excess Mileage Charges" means the charges under a Lease due to mileage on the related Leased Vehicle over a prescribed limit.

                 "Excess Paid-In-Advance Amount" means, as of any date of determination during an Accrual Period, an amount equal to the greatest of (a) the excess, if any, of (i) the aggregate Cost of each Paid-In Advance Vehicle allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period (or, if any such Paid-In Advance Vehicle was allocated to the Lease SUBI after the last day of such Monthly Period, the Cost thereof as of the date such Paid-In Advance Vehicle was allocated to the Lease SUBI Portfolio) over (ii) an amount equal to 10% of the Aggregate Unit Balance as of such date, (b) the excess, if any, of (i) the aggregate Cost of each Paid-In Advance Vehicle allocated to the Lease SUBI Portfolio for more than 60 days as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (ii) an amount equal to 2.5% of the Aggregate Unit Balance as of such date and (c) the aggregate Cost of each Paid-In Advance Vehicle allocated to the Lease SUBI Portfolio for more than 120 days as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period.

                 "Excess Residual Value Amount" means, as of any date of determination during an Accrual Period, an amount equal to the excess, if any, of (i) the Aggregate Residual Value Amount as of such date over (ii) an amount equal to 10% of the Aggregate Unit Balance as of such date.

                 "Excess State Obligor Risk Amount" means, as of any date of determination during an Accrual Period, an amount equal to the excess, if any, of (a) the aggregate Lease Balance of all Eligible Leases the Obligor of which is a state or local government or any subdivision thereof, or any agency, department or instrumentality thereof allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (b) an amount equal to 3.0% of the Aggregate Lease Balance as of such date.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Existing Liens" means a claim for $914,160,108.23 owing to The Chase Manhattan Bank.

                 "Expected Final Distribution Date" means, with respect to any applicable Series of Investor Notes, the date stated in the related Indenture Supplement as the date on which such Series of Investor Notes is expected to be paid in full.

                 "FDIC" means the Federal Deposit Insurance Corporation.

                  "Fixed Rate Lease" means a Lease accruing finance charges at a fixed rate per annum.

                 "Fleet Receivables" means all amounts payable under the Fleet Service Contracts, a beneficial interest in a portion of which is represented by the Fleet Receivable SUBI Certificate.

                 "Fleet Receivable SUBI" means that special unit of beneficial interest in the Origination Trust created by the Fleet Receivable SUBI Supplement in a pool of Fleet Receivables acquired by SPV from VMS pursuant to the Receivable Purchase Agreement and contributed by SPV to the Origination Trust pursuant to the Contribution Agreement and all Origination Trust Assets associated with the Fleet Receivables, including all right, title and interest of SPV under the Receivables Purchase Agreement.

                 "Fleet Receivable SUBI Certificate" means the Class X 1999-1B Sold SUBI Certificate, a certificate of beneficial ownership, representing a portion of the Fleet Receivable SUBI issued pursuant to the Fleet Receivable SUBI Supplement.

                 "Fleet Receivable SUBI Supplement" means the Sold SUBI Supplement 1999-1B to the Origination Trust Agreement, dated as of the Initial Closing Date, among SPV, as settlor and initial beneficiary, VMS, as UTI Trustee and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee.

                 "Fleet Service Contract" means a fleet maintenance contract, fleet management contract, fuel card contract or any other service contract the fees for which are billed or would be billed by VMS, together with the Leases.

                 "Floating Rate Lease" means a Lease accruing finance charges at a floating rate per annum.

                 "Foreign Clearing Agency" means Cedel and Euroclear.

                 "GAAP" means the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

                 "Gain on Sale Account" is defined in Section 5.2 of the Base Indenture.

                 "Global Note" is defined in Section 2.12 of the Base
Indenture.

                 "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Hedging Instrument" means one or more interest rate swap contracts, interest rate cap agreements or similar contracts entered into by, or assigned to, the Issuer in connection with the issuance of a Series of Investor Notes, as specified in the related Indenture Supplement, providing limited protection against interest rate risks.

                 "Hypothetical Yield Shortfall Amount" means, for any Settlement Date, an amount equal to the product of (x) the excess, if any, of the Minimum Yield Rate for such Settlement Date over the CP Rate as of the last day of the immediately preceding Monthly Period, (y) the aggregate Lease Balance of all Floating Rate Leases as of the last day of the immediately preceding Monthly Period and (z) 2.75.

                 "Incidental Lease Termination Charges" means all Excess Damage Charges, Excess Mileage Charges and any charges imposed upon the early termination of a Lease.

                 "Indebtedness", as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any

Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) without duplicating any of the foregoing, all Contingent Obligations of such Person in respect of any of the foregoing.

                 "Indenture" means the Base Indenture and all amendments thereof and supplements thereto, including any Indenture Supplement.

                 "Indenture Supplement" means, with respect to any Series of Investor Notes, a supplement to the Base Indenture complying with the terms of Section 2.2 of the Base Indenture, executed in conjunction with any issuance of any Series of Investor Notes (or, in the case of the issuance of Investor Notes on the Initial Closing Date, the supplement executed in connection with the issuance of such Notes).

                 "Indenture Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

                 "Independent" means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Investor Notes, VMS and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, VMS or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, VMS or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                 "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 13.1, of the Base Indenture made by an Independent engineer, appraiser or other expert appointed by the Issuer and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" herein and that the signer is Independent within the meaning thereof.
the Base Indenture.

                 "Independent Manager" is defined in the LLC Agreement.

                 "Ineligible Delinquent Lease" means (a) a Master Lease Agreement as to which 50% or greater of the billings to the Obligor thereof remain unpaid for more than 60 days from the original due date or which has been declared in default under the Policies or (b) a Consumer Lease as to which any amounts remain unpaid for more than 60 days from the original due date or which has been declared in default under the Policies.

                 "Initial Aggregate Lease Balance" means $2,504,471,579.

                 "Initial Assignment" is defined in Section 2.1 of the Transfer Agreement.

                 "Initial Closing Date" means June 30, 1999.

                 "Initial Cut-off Date" means June 18, 1999.

                 "Initial Invested Amount" means, with respect to any Series of Investor Notes, the aggregate initial principal amount specified in the related Indenture Supplement.

                 "Initial Units" means, as of the Initial Closing Date, all Units allocated to the Lease SUBI Portfolio as of the Initial Closing Date.

                 "Insolvency Event" means, as to any Person:

                 (a) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law, (ii) an involuntary case is commenced against such Person under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect which remains undismissed, undischarged or unbonded for a period of 60 days or
         (iii) such Person shall have a decree or an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

                 (b) such Person shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Person; or such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

                 "Interest Period" means, with respect to any Series of Investor Notes, the period specified in the related Indenture Supplement.

                 "Invested Amount" means, with respect to each Series of Investor Notes, the amount specified in the related Indenture Supplement.

                 "Invested Percentage" means, with respect to any Series of Investor Notes, the percentage specified in the related Indenture Supplement.

                 "Investment Company Act" means the Investment Company Act of 1940, as amended.

                 "Investor Noteholder" and "Holder" means the Person in whose name an Investor Note is registered in the Note Register.

                 "Investor Notes" means any one of the promissory notes (including, without limitation, the Bearer Notes, the Registered Notes or the Global Notes) issued by the Issuer, executed by the Issuer and authenticated by the Indenture Trustee substantially in the form (or forms in the case of a Series of Notes with multiple Classes) of the investor note attached to the related Indenture Supplement.

                 "Issuer" means Greyhound Funding LLC, a Delaware limited liability company.

                 "Issuer Accounts" means the Collection Account and each Series Account.

                 "Issuer Assets" means all assets of the Issuer, including, among other things, the SUBIs, the SUBI Certificates
(including all rights of the holder thereof under the Origination Trust Documents), the Units, any Hedging Instruments, the Transfer Agreement, the Administration Agreement, the Management Agreement and all proceeds of the foregoing.

                 "Issuer General Account" is defined in the LLC
Agreement.

                 "Issuer Obligations" means all principal and interest, at any time and from time to time, owing by the Issuer on the Investor Notes and all costs, fees and expenses payable by, or obligations of, the Issuer under the Indenture.

                 "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                 "Lease Balance" means, as of any date of determination, with respect to (a) any Open-End Lease, an amount equal to the Net Book Value of the Leased Vehicle subject to such Lease and (b) any Closed-End Lease, an amount equal to the sum of all remaining monthly lease payments (other than payments of finance charges and other incidental fees) due in respect of such Leased Vehicle on or after such date; provided, however that the Lease Balance of a Charged-Off Lease shall be zero.

                 "Lease Balance Decline" means, for any Lease for any Settlement Date, an amount equal to the sum of (a) the Lease Balance of such Lease as of the last day of the Monthly Period preceding the Monthly Period immediately preceding such Settlement Date less the Lease Balance of such Lease as of the last day of the Monthly Period immediately preceding such Settlement Date plus (b), in the case of a Closed-End Lease, the Net Book Value of the related Unit Vehicle if such Unit Vehicle shall have become a Residual Value Vehicle during the Monthly Period immediately preceding such Settlement Date.

                 "Lease" means an Open-End Lease or a Closed-End Lease originated by or on behalf of VMS or the Origination Trust pursuant to a Master Lease Agreement or a Consumer Lease originated by or on behalf of VMS or the Origination Trust.

                 "Leased Vehicle" means the Vehicle subject to a Lease.

                 "Lease Rate Cap" means, with respect to any Series of Investor Notes, the interest rate caps that are required to be maintained by the Issuer pursuant to the related Indenture Supplement.

                 "Lease SUBI" means that special unit of beneficial interest in the Origination Trust created by the Lease SUBI Supplement.

                 "Lease SUBI Certificate" means the certificate of beneficial ownership, representing beneficial ownership in the Sold Units allocated to the Lease SUBI Portfolio issued pursuant to the Lease SUBI Supplement.

                 "Lease SUBI Portfolio" or "1999-1A Sold SUBI Portfolio" means the Origination Trust Assets that are from time to time allocated to the Lease SUBI in accordance with the terms of the Origination Trust Documents.

                 "Lease SUBI Supplement" means the Sold SUBI Supplement 1999-1A to the Origination Trust Agreement, dated as of the Initial Closing Date, among SPV, as settlor and initial beneficiary, VMS, as UTI Trustee and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee.

                 "Lien" means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

                 "LLC Agreement" means the Limited Liability Agreement of the Issuer, dated as of the Initial Closing Date, as amended, modified or supplemented from time to time in accordance with its terms.

                 "Luxembourg Agent" is defined in Section 2.3(c) of the Base Indenture.

                 "Majority in Interest" of each Series of Investor Notes means Noteholders of such Series holding Investor Notes evidencing more than 50% by outstanding principal amount of each Class of Investor Notes of such Series.

                 "Management Agreement" means the Management Agreement, dated as of the Initial Closing Date, by and among the Managing Agent, the Issuer and the Administrator, as amended, modified or supplemented from time to time in accordance with its terms.

                 "Manager" is defined in the LLC Agreement.

                 "Managing Agent" means Global Securitization Services LLC or a successor Managing Agent under the Management Agreement.

                 "Master Lease Agreement" means each master lease agreement between an Obligor and VMS and assigned by VMS to the Origination Trust or assigned by VMS to SPV and by SPV to the Origination Trust or between an Obligor and the Origination Trust, in each case, in all material respects in a form attached to the Series 1999-1 SUBI Servicing Supplement.

                 "Material Adverse Effect" means, with respect to any occurrence, event or condition:

                 (i) a material adverse effect on the Issuer's title to the SUBI Certificates or the beneficial interest in the Sold Units or Fleet Receivables represented thereby;

                 (ii) a material adverse effect on the validity, status, perfection or priority of the Lien of the Indenture Trustee in the Collateral;

                 (iii) a material adverse effect on the business, properties, financial condition or results of operations of the Issuer or the ability of the Issuer to perform its obligations under the Indenture;

                 (iv) a material adverse effect on the business, properties, financial condition or results of operations of ARAC and its subsidiaries as a whole; or

                 (v) a material adverse effect on the validity or enforceability of the Indenture or any of the other Transaction Documents.

                 "Maximum Invested Amount" means, with respect to each Series of Investor Notes, the amount, if any, specified in the related Indenture Supplement.

                 "Member" means a Preferred Member or the Common Member.

                 "Membership Interest" means a Preferred Membership Interest or the Common Membership Interest.

                 "Minimum Adjusted Aggregate Unit Balance" means the sum of the numerators used on such date to calculate the Invested Percentage with respect to Collections for all Series of Outstanding Investor Notes on such date.

                 "Minimum Yield Rate" means, for any Settlement Date, a rate per annum equal to the sum of (i) the Weighted Average Cost of Funds for such Settlement Date, (ii) the Weighted Average Servicing Fee
Percentage for such Settlement Date and (iii) 0.25%.

                 "Monthly Period" means, unless otherwise defined in any Indenture Supplement, the period from and including a Period End Date (or, in the case of the initial Monthly Period, from the Initial Cutoff
Date) to but excluding the succeeding Period End Date.

                 "Monthly Residual Value Gain" means, for any Monthly Period, an amount equal to the excess, if any, of (a) all Termination Proceeds received by the Servicer during such Monthly Period for all Unit Vehicles that became Residual Value Vehicles during such Monthly Period and all prior Monthly Periods over (b) the aggregate Net Book Values of all Unit Vehicles that became Residual Value Vehicles during such Monthly Period.

                 "Monthly Residual Value Loss" means, for any Monthly Period, an amount equal to the excess, if any, of (a) the aggregate Net Book Values of all Unit Vehicles that became Residual Value Vehicles during such Monthly Period over (b) all Termination Proceeds received by the Servicer during such Monthly Period for all Unit Vehicles that became Residual Value Vehicles during such Monthly Period and all prior Monthly Periods.

                 "Monthly Servicer Advance" means the aggregate amount of funds advanced by the Servicer to the Issuer on any Settlement Date for deposit in the Collection Account in respect of monthly lease payments due but not received during the immediately preceding Monthly Period on the Sold Units and in respect of Fleet Receivables due but not received during the immediately preceding Monthly Period in accordance with the Series 1999-1 SUBI Servicing Supplement.

                 "Monthly Servicer Advance Reimbursement Amount" means, on any Settlement Date, the aggregate amount payable to the Servicer in reimbursement of amounts previously advanced by the Servicer in respect of delinquent monthly lease payments and delinquent Fleet Receivables pursuant to Section 7.4 of the Series 1999-1 SUBI Servicing Supplement on such Settlement Date.

                 "Monthly Settlement Statement" means, with respect to each Series of Outstanding Investor Notes, the settlement statement in the form attached to the related Indenture Supplement delivered by the Issuer to the Indenture Trustee pursuant to Section 4.4(a) of the Base Indenture.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Net Book Value" means, as of any date of determination during an Accrual Period with respect to each Leased Vehicle, such Leased Vehicle's Capitalized Cost minus the sum of all monthly lease payments billed thereunder (other than payments of finance charges and other incidental fees) in respect of such Leased Vehicle through such date.

                 "1999-1B Invested Amount" is defined in the Fleet Receivable SUBI Supplement.

                 "1999-1B Sold SUBI Portfolio" means the Origination Trust Assets that are from time to time allocated to the Fleet Receivable SUBI in accordance with the terms of the Origination Trust Documents.

                 "Note Rate" means, with respect to any Series of Investor Notes, the annual rate at which interest accrues on the Investor Notes of such Series of Investor Notes (or formula on the basis of which such rate shall be determined) as stated in the related Indenture
Supplement.

                 "Note Register" means the register maintained pursuant to Section 2.4(a) of the Base Indenture, providing for the registration of the Investor Notes and transfers and exchanges thereof.

                 "Obligor" means, with respect to any Lease or Fleet Receivable, the Person or Persons obligated to make payment with respect to such Lease or Fleet Receivable, including any guarantor thereof.

                 "Officer's Certificate" means a certificate signed by an Authorized Officer of the Issuer, SPV, the Origination Trust, the
Servicer or the Administrator, as the case may be.

                 "Open-End Lease" means a lease obligation in respect of a single vehicle which may arise pursuant to a master lease agreement providing for the lease of a fleet of vehicles or pursuant to a lease agreement providing for the lease of a single vehicle that, in each case, obligates the lessee thereunder to pay the lessor at lease termination any deficit between the sales proceeds from the sale of the vehicle subject thereto and the book value thereof (other than the portion of any deficit resulting from the sales proceeds being less than 16% of the fair market value thereof determined in accordance with such lease).

                 "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Indenture Trustee. The counsel may be an employee of or counsel to the Issuer, SPV, VMS, the Origination Trust, the Administrator or the Servicer, as the case may be.

                 "Origination Trust" means D.L. Peterson Trust, a statutory business trust organized under the laws of the State of Delaware.

                 "Origination Trust Agreement" means the Amended and Restated Origination Trust Agreement, dated as of the Initial Closing Date, among SPV, as settlor and initial beneficiary, VMS, as UTI Trustee, and Wilmington Trust Company, as Delaware Trustee, as amended, supplemented and modified by the Lease SUBI Supplement and the Fleet Receivable SUBI Supplement and as the same may be further amended, supplemented or modified from time to time.

                 "Origination Trust Assets" means all assets, at any time, owned by the Origination Trust at such time.

                 "Origination Trust Documents" means the Origination Trust Agreement, including the Lease SUBI Supplement and the Fleet Receivable SUBI Supplement, the Origination Trust Servicing Agreement, including the Series 1999-1 SUBI Servicing Supplement, the Custodian Agreement, the SUBI Certificates, the Receivable Purchase Agreement, the Asset Sale Agreement and the Contribution Agreement.

                 "Origination Trust Servicing Agreement" means the Origination Trust Servicing Agreement, dated as of the Initial Closing Date, between the Origination Trust and the Servicer as amended, supplemented and modified by the Series 1999-1 SUBI Servicing Supplement and as the same may be further amended, supplemented or modified from time to time.

                 "Outstanding" has the meaning, with respect to any Series of Investor Notes, set forth in the related Indenture Supplement.

                 "Overconcentration Amount" means, as of any date of determination during an Accrual Period, an amount equal to the greatest of (a) the aggregate Lease Balance of the Eligible Leases to which the Obligors having the five largest aggregate Lease Balances of Eligible Leases allocated to the Lease SUBI Portfolio are a party as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (ii) an amount equal to 15% of the Aggregate Lease Balance as of such date, (b) the aggregate Lease Balance of the Eligible Leases to which the Obligors having the ten largest aggregate Lease Balances of Eligible Leases allocated to the Lease SUBI Portfolio are a party as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (ii) an amount equal to 25% of the Aggregate Lease Balance as of such date and (c) the excess, if any, of
(i) the aggregate Lease Balance of the Eligible Leases to which the Obligor having the largest aggregate Lease Balance of Eligible Leases allocated to the Lease SUBI Portfolio is a party as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (ii) an amount equal to 4% of the Aggregate Lease Balance as of such date; provided, however that if the long-term debt obligations of such Obligor are not rated at least Baa3 by Moody's as of such date, the amount in this clause (ii) shall equal 3% of the Aggregate Lease Balance as of such date.

                 "Paid-In Advance Loss Ratio" means, for any specified Settlement Date, the quotient, expressed as a percentage, of (a) the excess, if any, of (i) the aggregate Cost of all Unit Paid-In Advance Vehicles that became Rejected Paid-In Advance Vehicles during the immediately preceding Monthly Period over (ii) all Paid-In Advance Proceeds received by the Servicer during the preceding Monthly Period for all Unit Paid-In Advance Vehicles that became Rejected Paid-In Advance Vehicles during such Monthly Period and all prior Monthly Periods divided by (b) the aggregate Cost of all Unit Paid-In Advance Vehicles that became Rejected Paid-In Advance Vehicles during the immediately preceding Monthly Period.

                 "Paid-In Advance Proceeds" means for any Rejected Paid-In Advance Vehicle the sum of all amounts received by the Servicer upon, after or in connection with the sale or other disposition of such Rejected Paid-In Advance Vehicle, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, and any and all amounts received from the related Obligor in connection with such Rejected Paid-In Advance Vehicle.

                 "Paid-In Advance Vehicle" means a Vehicle acquired at the request of an Obligor who is either a party to a Master Lease
Agreement or who has agreed to be bound by a Master Lease Agreement but not yet accepted by such Obligor.

                 "Paying Agent" means any paying agent appointed pursuant to Section 2.6 of the Base Indenture.

                 "Payment Date" means, with respect to each Series of Investor Notes, the dates set forth in the related Indenture Supplement.

                 "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                 "Pension Plan" means any "employee pension benefit plan", as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a "multiemployer plan", as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

                 "Period End Date" means each date set forth in Schedule X to the Series 1999-1 SUBI Servicing Supplement, as such schedule is amended and supplemented from time to time in accordance with the terms of the Series 1999-1 SUBI Servicing Supplement.

                 "Permitted Investments" means negotiable instruments or securities, payable in Dollars, issued by an entity organized under the laws of the United States of America and represented by instruments in bearer or registered or in book-entry form which evidence (excluding any security with the "r" symbol attached to its rating):

                 (i) obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;

                 (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated P-1 or higher by Moody's and "A-1+" or higher by Standard & Poor's and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of "A-1+", in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's not lower than "AA", in the case of long-term unsecured debt obligations;

                 (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from Standard & Poor's of "A-1+";

                 (iv) bankers' acceptances issued by any depositary institution or trust company described in clause (ii) above;

                 (v) investments in money market funds rated "AAAm" by Standard & Poor's or otherwise approved in writing by Standard & Poor's;

                 (vi) Eurodollar time deposits having a credit rating from Standard & Poor's of "A-1+";

                 (vii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of "A-1+" by Standard & Poor's and P-1 by Moody's or which otherwise is approved as to collateralization by the Rating Agencies; and

                 (viii) any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Investor Notes.

                 "Permitted Liens" means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics', materialmen's, landlords', warehousemen's and carrier's Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) on the Initial Closing Date only, the Existing Liens, (iv) Liens in favor of the Origination Trust in the Leased Vehicles, (v) Liens in favor of the Issuer pursuant to the Transfer Agreement, (vi) Liens in favor of the Indenture Trustee pursuant to the Indenture, and (vii) Liens in favor of an Enhancement Provider, provided, however, that such Liens are subordinate to the Liens in favor of the Indenture Trustee and have been consented to by the Indenture Trustee.

                 "Person" means any natural person, corporation, business trust, joint venture, association, limited liability company, partnership, joint stock company, corporation, trust, unincorporated organization or Government Authority.

                 "PHH Consumer Lease" means PHH Personal Lease
Corporation, a Maryland corporation.

                 "PHH Treasury Note Rate" means, on any day between the 16th day of the month through the 15th day of the following month, the interest rate that is quoted in the Federal Reserve Statistical Release (H.15 Report) for two year treasury constant maturities on the fifteenth day of that month, or the first business day thereafter if the fifteenth day of the month falls on a non-business day.

                 "Physical Property" means banker's acceptances, commercial paper, negotiable certificates of deposits and other obligations that constitute "instruments" within the meaning of Section 9-105(l)(i) of the applicable UCC and are susceptible to physical delivery and Certificated Securities.

                 "Policies" means the standards, policies and procedures, including but not limited to the credit and residual accrual policies applied by the Servicer in originating Leases and those applied by the Servicer in its collection and repossession activities.

                 "Pool Factor" means, except with respect to any Series of Notes issued in more than one Class, a number carried out to seven decimals representing the ratio of the applicable Invested Amount as of such Record Date (determined after taking into account any reduction in the Invested Amount which will occur on the following Payment Date) to the applicable Initial Invested Amount, and with respect to a Series of Notes having more than one Class, as specified in the Indenture Supplement relating to such Series.

                 "Potential Amortization Event" means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Amortization Event.

                 "Potential Termination Event" means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Termination Event.

                 "Preferred Member" means a Person in whose name a Preferred Membership Interest is registered in the Register.

                 "Preferred Membership Interests" means the Preferred Membership Interests issued pursuant to the LLC Agreement.

                 "Principal Payment Amount" means, for any Settlement Date, the sum of (a) the Lease Balance Declines for each Unit Lease for such Settlement Date and (b) the aggregate Cost of all Paid-In Advance Vehicles that became Rejected Paid-In Advance Vehicles during the immediately preceding Monthly Period.

                 "Principal Terms" is defined in Section 2.2 of the Base Indenture.

                 "Proceeding" means any suit in equity, action or law or other judicial or administrative proceeding.

                 "Qualified Institution" means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

                 "Qualified Trust Institution" means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has not less than one billion dollars in assets under fiduciary management, and

(iii) has a long term deposits rating of not less than "BBB-" by Standard & Poor's and Baa3 by Moody's.

                 "Quarterly Compliance Certificate" is defined in Section 4.1(a) of the Base Indenture.

                 "Rating Agency" means, with respect to each Series of Notes, the rating agency or agencies, if any, specified in the related Indenture Supplement.

                 "Rating Agency Condition" means, the notification in writing by the Rating Agencies that a proposed action will not result in a reduction or withdrawal by each such Rating Agency of the rating of any Class of any Series of Outstanding Investor Notes rated by such Rating Agency.

                 "Receivable Purchase Agreement" means the Receivable Purchase Agreement, dated as of the Initial Closing Date, by and between SPV and VMS, as amended, modified or supplemented from time to time in accordance with its terms.

                 "Receivable Purchase Termination Event" is defined in the Receivable Purchase Agreement.

                 "Record Date" means, with respect to each Series of Notes, the dates specified in the related Indenture Supplement.

                 "Recoveries" means any amounts received by the Servicer with respect to Charged-Off Leases, including Collections received from Obligors and liquidation proceeds of the related Leased Vehicles, net of
(i) any applicable rental receipts tax, sales and use tax, personal property tax, ad valorem tax or any other tax or any governmental fees or charges, (ii) any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such recovery and (iii) any amounts remitted to the related Obligor as required by applicable law or the related Lease.

 .                "Register" means the register mentioned in Section 11.3
of the LLC Agreement.

                 "Registered Notes" is defined in Section 2.1 of the Base Indenture.

                 "Rejected Paid-In Advance Vehicles" means, for any Monthly Period, all Unit Paid-In Advance Vehicles which were sold or otherwise disposed of after rejection thereof by the related Obligor during such Monthly Period.

                 "Related Rights" means, with respect to any Unit, all Origination Trust Assets to the extent such assets are associated with such Unit.

                 "Repurchase Amount" means, with respect to any Series of Investor Notes, the amount specified in the related Indenture Supplement.

                 "Required Aggregate Asset Amount" means the sum of the Required Asset Amounts with respect to all Series of Outstanding Investor Notes.

                 "Required Asset Amount" means, with respect to any Series of Investor Notes, the amount specified in the related Indenture Supplement.

                 "Required Overcollateralization Amount" means, with respect to any Series of Investor Notes, the amount specified in the related Indenture Supplement.

                 "Required Rating" means a short-term certificate of deposit rating from Moody's of P-1 and from Standard & Poor's of "A-1" and a long-term unsecured debt rating of not less than Aa3 by Moody's and "AA-" by Standard & Poor's.

                 "Requirements of Law" means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

                 "Residual Value Loss" means, for any Unit Vehicle which became a Residual Value Vehicle during a Monthly Period, an amount equal to (a) the Stated Residual Value of such Unit Vehicle minus (b) all Termination Proceeds with respect to such Unit Vehicle during such Monthly Period.

                 "Residual Value Loss Ratio" means, for any specified Settlement Date, the quotient, expressed as a percentage, of (a) the sum of the Residual Value Losses for all Unit Vehicles that became Residual Value Vehicles during the preceding Monthly Period minus all Termination Proceeds included in clauses (i) and (ii) of the definition thereof received by the Servicer during the preceding Monthly Period for all Unit Vehicles that became Residual Value Vehicles during prior Monthly Periods divided by (b) the sum of the Stated Residual Values for all Unit Vehicles that became Residual Value Vehicles during the preceding Monthly Period.

                 "Residual Value Vehicles" means, for any Monthly Period, all Unit Vehicles subject to Closed-End Leases (other than Unit Vehicles subject to Charged-off Leases) which were sold or otherwise disposed of after termination or expiration of the related Closed-End Lease during such Monthly Period.

                 "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office, including any Assistant Vice President, Vice President, any Secretary or Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any Person who at the time shall be an above-designated officer and having direct responsibility for administration of the Indenture and the applicable Series Supplement and also any particular officer to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                 "Revised Article 8" means Revised Article 8 (1994 Version) (and corresponding amendments to Article 9) as promulgated by the National Conference of Commissioners on Uniform State Laws.

                 "Revolving Period" means, with respect to any Series of Investor Notes, the period specified in the related Indenture Supplement.

                 "S&P" or "Standard & Poor's" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Securities Intermediary" means a "securities intermediary" within the meaning of Section 8-102(a)(14) of Revised
Article 8.

                 "Securitization" is defined in the Origination Trust
Agreement.

                 "Security Entitlement" means a "security entitlement" within the meaning of Section 8-102(a)(17) of Revised Article 8.

                 "Series" means any Series of Investor Notes, which may include within any such Series a Class or Classes of Investor Notes subordinate to another such Class or Classes of Investor Notes.

                 "Series Gain on Sale Account Percentage" means, with respect to any Series of Investor Notes, the percentage specified in the related Indenture Supplement.

                 "Series Account" means any account or accounts established pursuant to an Indenture Supplement for the benefit of a Series of Notes.

                 "Series Administrator Fee," with respect to any Series of Notes, that portion of the Administrator Fee payable from Collections allocable to such Series pursuant to the related Indenture Supplement.

                 "Series Closing Date" means, with respect to any Series of Investor Notes, the date of issuance of such Series of Investor Notes, as specified in the related Indenture Supplement.

                 "Series 1999-1 SUBI Servicing Supplement" means the Series 1999-1 Servicing Supplement to the Origination Trust Servicing Agreement, dated as of the Initial Closing Date, between the Origination Trust and the Servicer.

                 "Series Note Termination Date" means, with respect to any Series of Investor Notes, the date stated in the related Indenture Supplement.

                 "Series Servicing Fee," with respect to any Series of Notes, that portion of the Servicing Fee payable from Collections allocable to such Series pursuant to the related Indenture Supplement.

                 "Series Servicing Fee Percentage" means, with respect to any Series of Notes, the amount specified in the related Indenture Supplement.

                 "Series Termination Date" means, with respect to any Series of Investor Notes, the date stated in the related Indenture Supplement as the termination date.

                 "Servicer" means VMS in its capacity as servicer under the Origination Trust Servicing Agreement.

                 "Servicer Termination Event" is defined in the Origination Trust Servicing Agreement.

                 "Servicing Fee" is defined in the Origination Trust Servicing Agreement.

                 "Settlement Date" means the 7th day of each month, or if such date is not a Business Day, the next succeeding Business Day, commencing August 9, 1999.

                 "Settlement Statement" is defined in Section 4.1 of the Base Indenture.

                 "Sold Units" means, collectively, the Initial Units and the Additional Units.

                 "Special Purpose Entity" is defined in the Origination Trust Agreement.

                 "SPV" means Raven Funding LLC, a Delaware limited liability company.

                 "Stated Residual Value" means, for any Unit Vehicle subject to a Closed-End Lease, the stated residual value of such Unit Vehicle established at the time of origination of such Closed-End Lease in accordance with the Policies.

                 "SUBI Assets" is defined in the Origination Trust
Agreement.

                 "SUBI Certificates" means the Fleet Receivable SUBI Certificate and the Lease SUBI Certificate.

                 "SUBI Portfolio" is defined in the Origination Trust
Agreement.

                 "SUBIs" means the Fleet Receivable SUBI and the Lease
SUBI.

                 "Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                 "Tax Opinion" means an opinion of counsel to be delivered in connection with the issuance of a new Series of Investor Notes to the effect that, for United States federal income tax purposes,
(i) the issuance of such new Series of Notes will not affect adversely the United States federal income tax characterization of any Series of Outstanding Notes or Class thereof that was (based upon an opinion of counsel) characterized as debt at the time of their issuance and (ii) the Issuer will not be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

                 "Termination Event" means any of a Receivable Purchase Termination Event or a Transfer Termination Event.

                 "Termination Proceeds" means for any Residual Value Vehicle all amounts received by the Servicer upon, after or in connection with the termination of the related Lease including, without limitation,
(i) sales proceeds with respect to such Residual Value Vehicle, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition and any amounts remitted to the related Obligor as required by applicable law or the related Lease, (ii) any and all insurance proceeds received in connection with the occurrence of a casualty event in respect of such Residual Value Vehicle and (iii) any and all amounts billed the related Obligor in connection with the termination of such Lease, including any Incidental Lease Termination Payments.

                 "Three Month Average Charge-Off Ratio" means, with respect to any Settlement Date, the average of the Charge-Off Ratios for such Settlement Date and the two immediately preceding Settlement Dates.

                 "Three Month Average Delinquency Ratio" means, with respect to any Settlement Date, the average of the Delinquency Ratios for such Settlement Date and the two immediately preceding Settlement Dates.

                 "Three Month Average Paid-In Advance Loss Ratio" means, with respect to any Settlement Date, the average of the Paid-In Advance Loss Ratios for such Settlement Date and the two immediately preceding Settlement Dates.

                 "Three Month Average Residual Value Loss Ratio" means, with respect to any Settlement Date, the average of the Residual Value Loss Ratios for such Settlement Date and the two immediately preceding Settlement Dates.

                 "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

                 "Transaction Documents" means, collectively, the Indenture, the Investor Notes, any agreements relating to the issuance or the purchase of any of the Investor Notes, any agreements relating to any Credit Enhancement for any Investor Notes, the LLC Agreement, the
Transfer Agreement, the Administration Agreement, the Management
Agreement and the Origination Trust Documents.

                 "Transfer Agent and Registrar" is defined in Section 2.4 of the Base Indenture.

                 "Transfer Agreement" means the Transfer Agreement, dated as of the Initial Closing Date, between SPV and the Issuer, as amended, modified or supplemented from time to time in accordance with its terms.

                 "Transfer Date" means, unless otherwise specified in the related Indenture Supplement, with respect to any Series of Notes, the Business Day immediately prior to each Payment Date.

                 "Transferred Asset Payment" is defined in Section 2.3 of the Transfer Agreement.

                 "Transferred Assets" is defined in the Transfer
Agreement.

                 "Transfer Termination Event" is defined in the Transfer Agreement.

                 "Twelve Month Average Charge-Off Ratio" means, with respect to any Settlement Date, the average of the Charge-Off Ratios for such Settlement Date and the eleven immediately preceding Settlement Dates.

                 "Twelve Month Average Paid-In Advance Loss Ratio" means, with respect to any Settlement Date, the average of the Paid-In Advance Loss Ratios for such Settlement Date and the eleven immediately preceding Settlement Dates.

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

                 "Twelve Month Average Residual Value Loss Ratio" means, with respect to any Settlement Date, the average of the Residual Value Loss Ratios for such Settlement Date and the eleven immediately preceding Settlement Dates.

                 "UCC" means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

                 "Uncertificated Security" means an "uncertificated security" within the meaning of the applicable UCC.

                 "Unit" means a Vehicle, the related Lease and the Related Rights associated therewith or a Paid-In Advance Vehicle and the Related Rights associated therewith.

                 "Unit Leases" means the Leases allocated to the Lease SUBI Portfolio.

                 "Unit Paid-In Advance Vehicles" means the Paid-In Advance Vehicles allocated to the Lease SUBI Portfolio.

                 "Unit Repurchase Payments" means, for any Settlement Date, the aggregate amount payable by the Servicer pursuant to Section
7.15 of the Series 1999-1 SUBI Servicing Supplement on such Settlement
Date.

                 "Unit Vehicle" means the Leased Vehicles and Paid-In Advance Vehicles allocated to the Lease SUBI Portfolio.

                 "United States Security Entitlement" means a "Security Entitlement" as defined in 31 C.F.R. Section 357.2, 24 C.F.R.
Section 1.2, 12 C.F.R. Section 912.1, 12 C.F.R. Section 1511.1, 12 C.F.R.
Section 615.5450 or 31 C.F.R. Section 354.1.

                 "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

                 "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.

                 "UTI" is defined in the Origination Trust Agreement.

                 "UTI Assets" is defined in the Origination Trust
Agreement.

                 "Vehicle" means an automobile, a truck, a truck chassis, a truck body, a truck tractor, a truck trailer or another type of motorized vehicle or equipment, together with any and all accessories, additions and parts from time to time in or to any of the foregoing and all accessions thereto

                 "VMS" means PHH Vehicle Management Services LLC or any predecessor in interest thereto (including, without limitation, PHH Fleet America Corporation and Peterson, Howell & Heather, Inc.).

                 "Weighted Average Cost of Funds" means, for any Settlement Date, the quotient of the sum of (i) the aggregate amount of interest payable on all Series of Outstanding Investor Notes on such Settlement Date and (ii) the aggregate amount of dividends payable on all series of Preferred Membership Interests on such Settlement Date divided by the sum of (i) the weighted average aggregate Invested Amount of all Series of Outstanding Investor Notes during the immediately preceding Accrual Period and (ii) the aggregate stated liquidation preference of all series of Preferred Membership Interests as of such Settlement Date (before giving effect to any redemptions on such Settlement Date).

                 "Weighted Average Servicing Fee Percentage" means, for any Settlement Date, the sum of (i) .01% and the quotient of the sum of the product of the Required Asset Amount with respect to each Series of Outstanding Notes and the Series Servicing Fee Percentage with respect to such Series of Outstanding Notes as of the last day of the immediately preceding Monthly Period divided by the Required Aggregate Asset Amount as of such last day.

                 "Weighted Average Yield Shortfall" means, for any Settlement Date, the excess, if any, of (a) the Minimum Yield Rate for such Settlement Date over (b) the Weighted Average Yield Shortfall Lease Yield for such Settlement Date.

                 "Weighted Average Yield Shortfall Life" means, for any Settlement Date, 50% of the weighted (on the basis of Net Book Value of the related Leased Vehicle) average Assumed Lease Term of the Yield Shortfall Leases, assuming that all scheduled lease payments are made thereon when scheduled and that the Obligors thereunder do not elect to convert such Yield Shortfall Leases to Fixed Rate Leases, as of the last day of the immediately preceding Monthly Period.

                 "Weighted Average Yield Shortfall Lease Yield" means, for any Settlement Date, the quotient of the sum of the product with respect to each Yield Shortfall Lease of (a) the actual or implicit finance charge rate applicable to such Yield Shortfall Lease and (b) the Net Book Value of the Leased Vehicle subject to such Yield Shortfall Lease as of the last day of the immediately preceding Monthly Period divided by the aggregate Net Book Value of the Leased Vehicles subject to all of the Yield Shortfall Leases as of the last day of the immediately preceding Monthly Period.

                 "written" or "in writing" means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.

                 "Yield Shortfall Amount" means, for any Settlement Date,
(i) if the Hypothetical Yield Shortfall Amount for such Settlement Date is less than 70% of the 1999-1B Invested Amount as of such Settlement

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

Date (after giving effect to any increase thereof on such Settlement
Date), an amount equal to the Hypothetical Yield Shortfall Amount and
(ii) otherwise, an amount equal to the product of (x) the Weighted Average Yield Shortfall for such Settlement Date, (y) the aggregate Lease Balance of all Yield Shortfall Leases as of the last day of the immediately preceding Monthly Period and (z) the Weighted Average Yield Shortfall Life for such Settlement Date.

                 "Yield Shortfall Lease" means, as of any Settlement Date, each Unit Lease that is a Floating Rate Lease with an actual or implicit finance charge rate of less than the Minimum Yield Rate as of the last day of the immediately preceding Monthly Period.

                 "Yield Supplement Amount" means, as of any Settlement Date, the excess, if any, of the Yield Shortfall Amount over 70% of the 1999-1B Invested Amount as of such Settlement Date (after giving effect to any increase thereof on such Settlement Date); provided, however that upon the occurrence of a Receivable Purchase Termination Event, the Yield Supplement Amount will equal the Yield Shortfall Amount.



































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